FS Energy and Power Fund 8-K

Exhibit 10.1

EXECUTION VERSION

 AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 2, 2019

among

GLADWYNE FUNDING LLC,

as Borrower,

VARIOUS LENDERS,

GOLDMAN SACHS BANK USA,

as Sole Lead Arranger

and Syndication Agent

GOLDMAN SACHS BANK USA,

as Administrative Agent

and Calculation Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Administrator

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

4.20.	Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	69

SECTION 5. COVENANTS		69
5.1.	Compliance with Laws, Etc.	69
5.2.	Maintenance of Books and Records	69
5.3.	Existence of Borrower	70
5.4.	Protection of Collateral	70
5.5.	Opinions as to Collateral	71
5.6.	Performance of Obligations	72
5.7.	Negative Covenants	72
5.8.	No Consolidation	75
5.9.	No Other Business; Etc.	75
5.10.	Compliance with Investment Management Agreement	75
5.11.	Certain Tax Matters	76
5.12.	Certain Regulations	76
5.13.	Financial and other Information	76
5.14.	Transaction Data Room	77
5.15.	Inspections, Etc.	77
5.16.	Existing Accounts	78

SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES		78
6.1.	Collection of Money	78
6.2.	Interest Collection Account; Collateral Account	79
6.4.	Reports by Collateral Agent	84
6.5.	Accountings	85
6.6.	Custodianship and Release of Collateral	90
6.7.	Additional Reports	91
6.8.	Procedures Relating to the Establishment of Borrower Accounts Controlled
	by the Collateral Agent	91

SECTION 7. APPLICATION OF MONIES		92

SECTION 8. SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION		95
8.1.	Sales of Collateral Obligations	95
8.2.	Trading Restrictions	96
8.3.	Affiliate Transactions	98
8.4.	Purchase and Delivery of Collateral Obligations	98

SECTION 9. EVENTS OF DEFAULT		99

SECTION 10. THE AGENTS		102
10.1.	Appointment of Agents	102
10.2.	Powers and Duties	102
10.3.	General Immunity	103
10.4.	Agents Entitled to Act as Lender	108
10.5.	Lenders' Representations, Warranties and Acknowledgment	108
10.6.	Right to Indemnity	108
10.7.	Successor Administrative Agent, Calculation Agent and Collateral Agent	109
10.8.	Collateral Documents	110
10.9.	Withholding Taxes	111
10.10.	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	111

SECTION 11. MISCELLANEOUS		112
11.1.	Notices	112
11.2.	Expenses	114
11.3.	Indemnity	114

iii

11.4.	Set-Off	115
11.5.	Amendments and Waivers	115
11.6.	Successors and Assigns; Participations	117
11.7.	Independence of Covenants	120
11.8.	Survival of Representations, Warranties and Agreements	120
11.9.	No Waiver; Remedies Cumulative	120
11.10.	Marshalling; Payments Set Aside	121
11.11.	Severability	121
11.12.	Obligations Several; Independent Nature of Lenders' Rights	121
11.13.	Headings	121
11.14.	APPLICABLE LAW	121
11.15.	CONSENT TO JURISDICTION	121
11.16.	WAIVER OF JURY TRIAL	122
11.17.	Usury Savings Clause	122
11.18.	Effectiveness; Counterparts	123
11.19.	PATRIOT Act.	123
11.20.	Electronic Execution of Assignments	123
11.21.	No Fiduciary Duty	123
11.22.	Confidentiality	124
11.23.	Effect of Amendment and Restatement	125
11.24.	Contractual Recognition of Bail-In	125

SECTION 12. SUBORDINATION		126

SECTION 13. ASSIGNMENT OF INVESTMENT MANAGEMENT AGREEMENT		126

APPENDICES:	A	Commitments
	B	Notice Addresses
	C-1	Borrower Subsidiaries
	C-2	Effective Date Collateral Obligations

SCHEDULES:	A	Financial and Other Information
	B	Existing Accounts Schedule

EXHIBITS:	A	Form of Funding Notice
	B	Form of U.S. Tax Compliance Certificates
	C	Form of Assignment Agreement
	D-1	Form of Request for Consent
	D-2	Form of Consent
	E	Forms of Cooperation Agreements
	F	Form of Lender Information Request
	G	Form of Margining Agreement
	H	Form of Borrower Power of Attorney
	I	Form of Financial Covenant Compliance Certificate

iv

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 2, 2019 is entered into by and among:

(a)       GLADWYNE FUNDING LLC, a Delaware limited liability company (the "Borrower");

(b)       the Lenders party hereto from time to time;

(c)       GOLDMAN SACHS BANK USA ("Goldman Sachs"), as Sole Lead Arranger (in such capacity, the "Arranger") and as syndication agent (in such capacity, the "Syndication Agent");

(d)       GOLDMAN SACHS, in its capacity as Administrative Agent (in such capacity, the "Administrative Agent") and in its capacity as Calculation Agent (in such capacity, the "Calculation Agent");

(e)       WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as Collateral Administrator (in such capacity, the "Collateral Administrator"); and

(f)       Wells Fargo, in its capacity as Collateral Agent (in such capacity, the "Collateral Agent").

RECITALS

Capitalized terms used in these recitals and in the preamble shall have the respective meanings given to such terms in Section 1.1 hereof.

The Borrower, the Lenders party thereto, the Arranger, the Administrative Agent, Virtus Group, LP, as collateral administrator (the "Assigning Collateral Administrator") and Citibank, N.A., as the collateral agent (the "Assigning Collateral Agent") are parties to a Credit Agreement dated as of April 19, 2017 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement"). Pursuant to an Appointment, Assignment and Assumption Agreement, dated as of December 2, 2019 (the "Assignment and Assumption Agreement"), the Assigning Collateral Administrator and the Assigning Collateral Agent have resigned from their various capacities under the Transaction Documents, and the Borrower, the Lenders and the Administrative Agent have appointed the Collateral Administrator and the Collateral Agent to replace the Assigning Collateral Administrator and the Assigning Collateral Agent in their various capacities. In connection with the execution of the Assignment and Assumption Agreement, the parties to the Existing Credit Agreement desire to amend the Existing Credit Agreement in certain respects and to restate in its entirety the Existing Credit Agreement, as so amended, and accordingly, the parties hereto hereby agree to amend the Existing Credit Agreement and restate the Existing Credit Agreement, as so amended, in its entirety, effective as of the Effective Date (as hereinafter defined).

The Borrower has agreed to secure all of the Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on all of its assets, all on the terms and subject to the conditions set forth herein and in the other Transaction Documents.

Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1.         Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

"Acquire" means to purchase, enter into, receive by contribution, originate or otherwise acquire. The terms "Acquired" and "Acquisition" shall have correlative meanings.

"Additional Transaction Documents" means the Collateral Administration Agreement, the Sale and Contribution Agreement, the Transfer Supplements, the Cooperation Agreements and the Limited Liability Company Agreement.

"Adjusted USD Facility Amount" means, at any time, the Maximum USD Facility Amount at such time minus the aggregate amount of Voluntary Commitment Reductions effected prior to such time.

"Adjusted Eurodollar Rate" means, for any Interest Period, the rate per annum obtained by dividing:

(a)      (1) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate Determination Date; or (2) in the event the rate referenced in the preceding clause (1) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by a leading bank in the London interbank market (selected by the Borrower in consultation with the Administrative Agent) for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by

(b)       an amount equal to (1) one minus (2) the Applicable Reserve Requirement;

provided that, notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 0.0% per annum.

"Administrative Agent" is defined in the preamble.

"Administrative Agent Fee Letter" means the Amended and Restated Fee Letter dated on or around the Effective Date among Goldman Sachs, as Administrative Agent, and the Borrower with respect to certain fees to be paid from time to time to the Administrative Agent.1

"Administrative Expenses" means amounts due or accrued with respect to any Payment Date and payable in the following order to:

(a)       the Collateral Agent and the other Bank Parties pursuant to this Agreement and the other Transaction Documents;

1 NTD: To be 30 bps on the Maximum USD Facility Amount.

(b)       the Administrative Agent under the Administrative Agent Fee Letter, this Agreement and the other Transaction Documents;

(c)       the Calculation Agent under this Agreement and the other Transaction Documents;

(d)       the Investment Manager (other than the Investment Management Fees) under the Investment Management Agreement, including legal fees and expenses of counsel to the Investment Manager;

(e)       the Independent Managers pursuant to the Independent Manager Agreement in respect of certain services provided to the Borrower;

(f)       the agents and counsel of the Borrower for fees, including retainers, and expenses;

(g)       the Existing Account Bank under the Existing Account Control Agreement for fees and expenses due thereunder; and

(h)       without duplication, any Person in respect of any other reasonable fees or expenses of the Borrower (including in respect of any indemnity obligations, if applicable) not prohibited under this Agreement and any reports and documents delivered pursuant to or in connection with this Agreement.

"Advance Rate" means, for each Collateral Obligation included in the Borrowing Base, the percentage specified by the Administrative Agent in its sole and absolute discretion for such Collateral Obligation at the time the Acquisition of such Collateral Obligation is approved hereunder; provided that the Advance Rate of any Collateral Obligation that is in the form of a Participation will be reduced by 5% of par so long as such Participation remains outstanding; provided, further, that the Advance Rate of any Collateral Obligation that is in the form of a Participation (x) that remains outstanding for 20 or more calendar days (but less than 40 calendar days) after its Acquisition will be further reduced by an additional 10% of par and (y) that remains outstanding for 40 or more calendar days will be reduced to 0%.

"Adverse Proceeding" means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any property of any Credit Party.

"Affected Lender" and "Affected Loans" are defined in Section 2.13(b).

"Affiliate" or "Affiliated" means, with respect to a Person, (1) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (2) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (1) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Borrower, this definition shall exclude the Independent Managers, their Affiliates and any other special purpose vehicle to which the Independent Managers are or will be providing administrative services, as a result solely of the Independent Managers acting in such capacity or capacities.

"Agent" means each of (a) the Administrative Agent, (b) the Calculation Agent, (c) the Syndication Agent, (d) the Collateral Agent, (e) the Collateral Administrator, (f) the Borrower Accounts Securities Intermediary, (g) the other Bank Parties and (h) any other Person appointed under the Transaction Documents to serve in an agent or similar capacity (including, in each of the foregoing cases (a) through (h), any of their respective receivers or delegates permitted under the Transaction Documents). For the purposes hereof and the other Transaction Documents, the Investment Manager shall not constitute an "Agent".

"Agent Affiliates" is defined in Section 11.1(b).

"Agent Fee Letter" means each of (a) the Administrative Agent Fee Letter and (b) the Collateral Agent/Collateral Administrator Fee Letter.

"Agent Fees" is defined in Section 2.7(b).

"Aggregate Amounts Due" is defined in Section 2.12.

"Aggregate Principal Amount" means, when used with respect to any or all of the Collateral Obligations, Eligible Investments or Cash, the aggregate of the Principal Balances of such Collateral Obligations, Eligible Investments or Cash on the date of determination.

"Agreement" means this Amended and Restated Credit Agreement.

"Amendment" has the meaning set forth in Section 5.9.

"Ancillary Amounts" means all Undrawn Fees and Make-Whole Amounts payable hereunder.

"Anti-Corruption Laws" is defined in Section 4.20.

"Applicable Reserve Requirement" means, at any time, for any Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include Loans. A Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

"Approved Electronic Communications" means any notice, demand, communication, information, document or other material that is distributed by means of electronic communications pursuant to Section 11.1(b).

"Asset Amortized Amount" means, in respect of a Collateral Obligation on any day, an amount equal to the principal amount outstanding in the Specified Currency under such Collateral Obligation on such day (after giving effect on a pro-rata basis to any repurchase, repayment or tender offer in respect of that Collateral Obligation).

"Asset Current Price" means (a) in respect of a Collateral Obligation (other than an Unsettled Sale Asset) on any date, the bid side market value of that Collateral Obligation (expressed as a percentage of par of the Asset Amortized Amount thereof but excluding any accrued interest) and (b) in respect of an Unsettled Sale Asset on any date, the Settlement Value of such Sale Asset, in each case as determined by the Calculation Agent and notified to the parties by the Calculation Agent on each Business Day.

"Assignable Loan" shall mean a Loan Obligation that is capable of being assigned or novated to, at a minimum, commercial banks or financial institutions (irrespective of their jurisdiction of organization) that are not then a lender or a member of the relevant lending syndicate, without the consent of the borrower or the guarantor, if any, of such Loan Obligation or any agent.

"Assigned Price" means, in respect of a Collateral Obligation on any date, (a) for each Collateral Obligation other than an Eligible Equity Interest, the lesser of (x) the Asset Current Price of such Collateral Obligation at the time such Collateral Obligation is Acquired by the Borrower and (y) 100% and (b) for each Collateral Obligation that is an Eligible Equity Interest, the Asset Current Price of such Collateral Obligation at the time such Collateral Obligation is Acquired by the Borrower.

"Assignment Agreement" means:

(a)       with respect to the Loans and the Commitments, an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by the Administrative Agent; and

(b)      with respect to any Underlying Asset, an assignment and assumption agreement in the form required, pursuant to the related Reference Instruments, for the transfer by the Borrower of all or a portion of the legal and beneficial interest in such Underlying Asset. If no form of assignment and assumption agreement is required, pursuant to the related Reference Instruments, for the transfer by the Borrower of all or a portion of the legal and beneficial interest in such Underlying Asset, then the "Assignment Agreement" for such Underlying Asset shall be a reference to the form of assignment and assumption agreement, and any related documents, that are customary in the relevant market for the transfer of the legal and beneficial interest in such Underlying Asset.

"Assignment Effective Date" is defined in Section 11.6(b).

"Authorized Officer" means, with respect to the Borrower, any Officer or any other Person who is authorized to act for the Borrower in matters relating to, and binding upon, the Borrower. With respect to the Investment Manager, any officer, employee or agent of the Investment Manager who is authorized to act for the Investment Manager in matters relating to, and binding upon, the Investment Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Bank Parties, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Bank Parties customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement. With respect to the Administrative Agent, any officer thereof who has responsibility with respect to the administration of this Agreement. With respect to the Calculation Agent, any officer thereof who has responsibility with respect to the calculations or determinations of the Calculation Agent under this Agreement and the other Transaction Documents. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the last day of the Reinvestment Period and (b) the Maturity Date.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means, (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time and (b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Balance" means on any date, with respect to Cash or Eligible Investments in any account, the aggregate of (a) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (b) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (c) the purchase price or the accreted value, as applicable, (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank" means Wells Fargo, in its individual capacity and not as Collateral Agent, and any successor thereto.

"Bank Parties" means, collectively, the Bank in its capacities as Collateral Agent, Collateral Administrator and in its other capacities hereunder and under the other Transaction Documents.

"Bankruptcy" is defined in the definition of "Zero Value Event".

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

"Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of (1) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate "floor") that would be payable on such day for a Loan bearing interest based on the Adjusted Eurodollar Rate with a three-month interest period plus (2) 1.0%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Basel III" means, collectively, those certain agreements on capital and liquidity standards contained in "Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems", "Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring", and "Guidance for National Authorities Operating the Countercyclical Capital Buffer", each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and "Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools", as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by such Lender's primary U.S. bank regulatory authority.

"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Libor for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

"Benchmark Replacement Adjustment" means, with respect to any replacement of Libor with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Libor with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Libor with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to Libor:

(1)        in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of Libor permanently or indefinitely ceases to provide Libor; or

(2)        in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to Libor:

(1)        a public statement or publication of information by or on behalf of the administrator of Libor announcing that such administrator has ceased or will cease to provide Libor, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Libor;

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of Libor, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for Libor, a resolution authority with jurisdiction over the administrator for Libor or a court or an entity with similar insolvency or resolution authority over the administrator for Libor, which states that the administrator of Libor has ceased or will cease to provide Libor permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Libor; or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of Libor announcing that Libor is no longer representative.

"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Libor and solely to the extent that Libor has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Libor for all purposes hereunder in accordance with the Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced Libor for all purposes hereunder pursuant to the Section 2.19.

"Board of Governors" means the Board of Governors of the United States Federal Reserve System.

"Board of Managers" means the Board of Managers specified in the Limited Liability Company Agreement.

"Bonds" means Collateral Obligations (other than Defaulted Obligations) that, at the time of determination, bear interest at a fixed rate.

"Borrower" is defined in the preamble.

"Borrower Accounts" means the Interest Collection Accounts, the Payment Account, the Collateral Accounts, the Principal Collection Accounts and the Margin Account.

"Borrower Accounts Securities Intermediary" means the Bank or such other person acting as Securities Intermediary under the Securities Account Control Agreement.

"Borrower Order" and "Borrower Request" means a written order or request dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Investment Manager, as the context may require or permit.

"Borrower Power of Attorney" means the power of attorney dated on or around the Effective Date by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties, in substantially the form of Exhibit H hereto.

"Borrowing Base" means, on any date, an amount in USD equal to the sum of:

(a)       the aggregate Borrowing Base Values of the Collateral Obligations (other than Buffer Assets) on such date; and

(b)       the Cash Value at such time,

all as determined by the Calculation Agent.

"Borrowing Base Collateral Account" means the segregated trust account or accounts maintained pursuant to Section 6.2(c)(1).

"Borrowing Base Deficiency" means, at any time, the amount (if any) by which the aggregate principal amount of the Loans outstanding at such time exceeds the Borrowing Base at such time.

"Borrowing Base Interest Collection Account" means the trust account or accounts established pursuant to Section 6.2(a)(1).

"Borrowing Base Principal Collection Account" means the trust account or accounts maintained pursuant to Section 6.3(a)(1).

"Borrowing Base Value" means, for each Collateral Obligation (excluding any Excess Concentration Amounts thereof) on any date, an amount equal to:

(a)           in respect of an Underlying Asset in the Underlying Portfolio as of such date or an Unsettled Purchase Asset as of such date (but excluding all Zero Value Assets), the product of:

(1)       Collateral Portfolio Calculation Amount therefor; and

(2)       the Advance Rate therefor; and

(b)           in respect of a Zero Value Asset in the Underlying Portfolio as of such date, zero;

provided that, for the avoidance of doubt, the Borrowing Base shall include any interest that is deferred or capitalized before the acquisition of such Collateral Obligation, but shall not include any interest that is deferred or capitalized after the acquisition of such Collateral Obligation in calculating the Asset Amortized Amount for such Collateral Obligation; provided, further, that, for the avoidance of doubt, the Borrowing Base Value of each Buffer Asset shall be zero.

"BRL" means the lawful currency of the Federative Republic of Brazil.

"Buffer Asset" is defined in the Margining Agreement.

"Buffer Asset Cap" is defined in the Margining Agreement.

"Buffer Asset Cap Test" is defined in the Margining Agreement.

"Buffer Asset Collateral Account" means the segregated trust account or accounts maintained pursuant to Section 6.2(c)(2).

"Buffer Asset Interest Collection Account" means the trust account or accounts established pursuant to Section 6.2(a)(2).

"Buffer Asset Principal Collection Account" means the trust account or accounts established pursuant to Section 6.3(a)(2).

"Buffer Asset Portfolio Requirement" is defined in the Margining Agreement.

"Business Day" means any day on which commercial banks are open for general business in (a) New York, New York and London, England and (b) solely with respect to the calculation of LIBOR, London, England.

"Calculation Agent" is defined in the preamble. Unless otherwise expressly stated herein, all determinations by the Calculation Agent hereunder and under the other Transaction Documents shall be made in its sole and absolute discretion exercised in good faith and in a manner generally consistent with its then current practices and policies.

"Canadian Dollar", "CAD" and "CAD$" mean the lawful currency of Canada.

"Cash" means (a) such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts and (b) funds denominated in any other Specified Currencies.

"Cash Value" means, as of any date, an amount, determined by the Calculation Agent, equal to the Dollar Equivalent of (a) the aggregate amount of cash standing to the credit of the Borrowing Base Principal Collection Account (excluding any accrued and unpaid interest) at such time minus (b) the sum of the Settlement Values of all Unsettled Purchase Assets at such time.

"Cause" has the meaning specified in the Investment Management Agreement.

"Certificated Security" has the meaning specified in Section 8-102(a)(4) of the UCC.

"Change in Law" means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation" has the meaning specified in Section 8 102(a)(5) of the UCC.

"Clearing Corporation Security" means an obligation that is a Financial Asset that is registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is held in the custody of such Clearing Corporation.

"Closing Date" means April 19, 2017.

"Collateral" means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted to the Collateral Agent pursuant to the Transaction Documents as security for the Obligations.

"Collateral Accounts" means the segregated trust accounts maintained pursuant to Section 6.2(c).

"Collateral Administration Agreement" means a collateral administration agreement dated on or around the Effective Date, among the Borrower, the Investment Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

"Collateral Agent" is defined in the preamble.

"Collateral Agent Exchange Rate" means, with respect to any date of determination and with respect to any Specified Currency, the spot exchange rate for such Specified Currency determined approximately as of such date based upon quotations obtained by the Investment Manager (or the Collateral Agent acting at the direction of the Investment Manager) from the FS Energy and Power Fund desk, or such other party as directed by the Investment Manager, which may include Wells Fargo Bank, National Association (or any of its Affiliates) or such other party at the direction of the Administrative Agent. The determination of the Collateral Agent Exchange Rate shall be conclusive absent manifest error.

"Collateral Agent/Collateral Administrator Fee Letter" means the Fee Letter dated December 2, 2019 among the Bank Parties and the Borrower with respect to certain fees to be paid from time to time to the Bank Parties and their respective Affiliates in connection with the transactions contemplated by the Transaction Documents.

"Collateral Deficit" and "Collateral Excess" are defined in the Margining Agreement.

"Collateral Documents" means the Pledge and Security Agreement, the Margining Agreement, the Securities Account Control Agreement, the Existing Account Control Agreement, the Borrower Power of Attorney and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Transaction Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

"Collateral Obligation" means any Loan Obligation, Bond or Eligible Equity Interest, that, at the time it is Acquired (or a commitment is made to Acquire such obligation) by the Borrower, satisfies the applicable Collateral Obligation Criteria (except in each case to the extent any one or more of such criteria are expressly waived in writing by the Specified Lender Parties in a valid Portfolio Waiver in the manner and to the extent expressly set forth in this Agreement), all as determined from time to time by the Administrative Agent.

"Collateral Obligation Criteria" means, with respect to any asset, each of the following:

(a)           Asset Type. Such asset is a Loan Obligation (or a Participation therein), a Bond or an Eligible Equity Interest.

(b)           General Criteria. In the case of each asset:

(1)       such obligation is an Effective Date Collateral Obligation or has been approved by the Administrative Agent in accordance with the procedures set forth Section 8;

(2)       it is denominated in a Specified Currency and is neither convertible by the Obligor thereof into, nor payable in, any other currency;

(3)       such asset is not a Defaulted Obligation or a Credit Risk Obligation;

(4)       such asset is not a lease (including a finance lease);

(5)       such asset is not an Interest Only Security;

(6)       such asset does not constitute Margin Stock;

(7)       such asset is one with respect to which the Borrower will receive payments due under the terms thereof and proceeds from disposing of such asset free and clear of withholding tax, other than (A) withholding tax as to which the Obligor must make additional payments so that the net amount received by the Borrower after satisfaction of such tax is the amount due to the Borrower before the imposition of any withholding tax and (B) withholding tax on (x) late payment fees, prepayment fees or other similar fees and (y) amendment, waiver, consent and extension fees;

(8)       such asset is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Investment Manager;

(9)       such asset is not one pursuant to which any future advances or payments to the Obligor thereof may be required to be made by the Borrower (other than to indemnify an agent or representative for lenders pursuant to the Reference Instruments);

(10)       such asset is not a Structured Finance Obligation;

(11)       the purchase of such obligation will not require the Borrower or the pool of Collateral to be registered as an investment company under the Investment Company Act;

(12)       such asset is not a Synthetic Security;

(13)       such asset does not include or support a letter of credit;

(14)       such asset is not an interest in a grantor trust;

(15)       such asset is issued by an Obligor that is Domiciled in the United States, the United Kingdom, Canada or Brazil;

(16)       such asset is governed by the law of the United States or of any state thereof, or by English law;

(17)       such asset is not issued by an Obligor located in a country, which country on the date on which the obligation is acquired by the Borrower imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars (or any other relevant Specified Currency) to make when due the scheduled payments of principal thereof and interest thereon;

(18)       its Acquisition will not result in the imposition of stamp duty or stamp duty reserve tax payable by the Borrower, unless such stamp duty or stamp duty reserve tax has been included in the purchase price of such obligation;

(19)       upon Acquisition, such asset is capable of being, and will be, the subject of a first fixed charge, a first priority security interest or other arrangement having a similar commercial effect in favor of the Collateral Agent for the benefit of the Secured Parties;

(20)       (A) it is capable of being sold or assigned to or held by the Borrower, together with any associated security, without any breach of applicable selling restrictions or of any contractual provisions and (B) it must permit assignments without the consent of any Obligor, or any other restriction, following an event of default thereunder;

(21)       neither Goldman Sachs & Co. nor any of its Affiliates is an Obligor thereon; and

(22)       neither the Borrower, Franklin Square Holdings, L.P., EIG Asset Management, LLC nor any of their respective Affiliates is an Obligor thereon.

(c)           Loan Obligations and Bonds. In the case of each asset that is a Loan Obligation (including a Participation therein) or a Bond:

(1)       such obligation does not mature more than eight years after the date on which it was Acquired;

(2)       such obligation provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(3)       such obligation is not, by its terms, convertible into or exchangeable for an Equity Security at any time over its life;

(4)       it must require the consent of at least 66 ⅔ percent of the lenders to the Obligor thereunder for any change that extends the time for, or reduces, waives or forgives the amount of, any payment of principal or interest on such obligation (for the avoidance of doubt, excluding any changes originally envisaged in the loan documentation);

(5)       such asset is Registered;

(6)       if such asset is in the form of a Participation, such Participation (x) is a Qualified Participation and (y) has not been outstanding for more than 40 days after its Acquisition; and

(7)       such asset is a Transferable Bond, an Assignable Loan or a Consent Required Loan and, in each case, no rights of first refusal, rights of first offer, last looks, drag along rights or tag along rights (in each case however designated or defined, and whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) exist in favor of any other holder of such obligation or any other Person.

(d)           Eligible Equity Interests. In the case of each asset that is an Eligible Equity Interest:

(1)       such asset is Freely Transferable and Pledgeable; and

(2)       the Obligor that issued such asset has not issued any other shares, interests, participations or other equivalents (however designated) of capital stock that are senior or pari passu (unless issued on identical terms and conditions to such asset) in any respect to such Eligible Equity Interest, or incurred any indebtedness or other material liabilities.

(e)           Brazilian Assets. In the case of each asset for which the Obligor thereon is Domiciled in Brazil, such asset is fully secured by offshore collateral, as determined by the Administrative Agent.

"Collateral Portfolio" means on any date of determination, all Pledged Obligations and all Cash held in any Borrower Account (excluding Eligible Investments and Cash constituting, in each case, Interest Proceeds).

"Collateral Portfolio Calculation Amount" means, for any Collateral Obligation (excluding any Excess Concentration Amounts thereof) included in the Borrowing Base at any time, an amount equal to the product of:

(a)       the Asset Amortized Amount therefor as of such date;

(b)       the Assigned Price (expressed as a percentage) therefor; and

(c)       the Initial FX Rate therefor,

all as determined by the Calculation Agent.

"Collateral Portfolio Calculation Base" means, on any date, an amount equal to the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base at such time.

"Collateral Portfolio Requirements" means, at any time, requirements that are in compliance at such time if and only if (except in each case to the extent any one or more of such criteria are expressly waived in writing by the Specified Lender Parties in a valid Portfolio Waiver in the manner and to the extent expressly set forth in Section 8 of this Agreement), all as calculated by the Calculation Agent:

(a)       the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base issued by any single Obligor and its affiliates does not exceed 8% of the Collateral Portfolio Calculation Base at such time; provided that (x) the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base issued by one Obligor and its affiliates may exceed 8% of the Collateral Portfolio Calculation Base at such time so long such amount does not exceed 12% at such time and (y) the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base of any three Obligors and their respective Affiliates does not exceed, collectively, 30% of the Collateral Portfolio Calculation Base at such time;

(b)       the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are Second Lien Loan Obligations, Second Lien Bonds and Eligible Equity Interests does not exceed, collectively, 40% of the Collateral Portfolio Calculation Base at such time; provided that the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are Eligible Equity Interests does not exceed 30% of the Collateral Portfolio Calculation Base at such time;

(c)       the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are not denominated in USD does not exceed 25% of the Collateral Portfolio Calculation Base at such time; provided that the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are denominated in BRL does not exceed 5% of the Collateral Portfolio Calculation Base at such time;

(d)       the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are Participations does not exceed, collectively, 15% of the Collateral Portfolio Calculation Base at such time; and

(e) the sum of the Collateral Portfolio Calculation Amounts of all Collateral Obligations included in the Borrowing Base that are Midstream Collateral Obligations plus the Cash Value at such time must be at least equal to 20% of the Collateral Portfolio Calculation Base at such time; provided that when calculating compliance with this clause (e), the Cash Value shall be added to the Collateral Portfolio Calculation Amount of such Midstream Collateral Obligations and be counted towards such 20% threshold.

"Commitment" means:

(a)       With respect to the lending facility under this Agreement, the commitment of a Lender to make or otherwise fund a Loan, and "Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof (including increases pursuant to Section 2.1(d)). For the avoidance of doubt, Commitments of the Lenders hereunder include New Commitments.

(b)       With respect to Collateral Obligations, a binding commitment pursuant to FSEP's and/or the Investment Manager's then current policies and procedures to purchase or sell a loan or bond between the buyer and seller of such loan or bond entered into pursuant to customary documents in the relevant market. The terms "Commit" and "Committed" have correlative meanings. With respect to Underlying Assets contributed to the Borrower, the Borrower will be deemed to have Committed to Acquire such Underlying Asset on the date on which such contribution occurs. With respect to Underlying Assets originated by the Borrower, the Borrower will be deemed to have Committed to Acquire such Underlying Asset on the date on which the Borrower becomes obligated to, or if earlier in fact does, make or fund such Underlying Asset.

"Confidential Information" is defined in Section 11.22.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consent Condition" means, for any Underlying Asset proposed to be acquired by the Borrower or any Collateral Obligation subject to a Restructuring or Material Modification after it was acquired by the Borrower, a condition satisfied if the Requisite Lenders consent to such acquisition, Restructuring or Material Modification, as applicable (which, as to any Lender, such Lender may withhold in its sole and absolute discretion).

"Consent Required Loan" means a Loan Obligation that is capable of being assigned or novated solely with the consent of the borrower and/or the guarantor, if any, of such Loan Obligation and/or any agent. For the avoidance of doubt, if the assignment or novation of a Loan Obligation requires the consent of any lender or any other party to such Loan Obligation other than the borrower, guarantor or agent of such loan, it shall not satisfy the definition of Consent Required Loan.

"Cooperation Agreement" means, with respect to any Collateral Obligation for which the provisions of the Reference Instruments require the consent of any Specified Person for the transfer of all or any portion of such Underlying Asset by the Borrower, an agreement in form and substance reasonably acceptable to the Requisite Lenders pursuant to which each such Specified Person agrees to provide such consent when and as required under the terms of such agreement; it being understood and agreed that the Cooperation Agreements in respect of the Underlying Assets issued by Altus Power America, Inc., Horn Intermediate Holdings, Inc., Sunnova Asset Portfolio 5 Holdings, LLC, Swift Worldwide Resources US Holdings Corp. and Vantage Energy II, LLC and attached as Exhibit E hereto are acceptable to the Lenders in all respects.

"Corporate Trust Office" means respect to the Collateral Agent and each other Bank Party, the principal corporate trust office of such Bank Party at:

Wells Fargo Bank, National Association

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, MD 21045

Attention: CDO Trust Services – Gladwyne Funding LLC

Facsimile No.: (410) 715 3748

or such other address as such Bank Party may designate from time to time by notice to the Lenders, the other Agents, the Borrower and the Investment Manager, or the principal corporate trust office of any successor Collateral Agent.

"Credit Date" means the date of a Credit Extension.

"Credit Definitions" means the 2003 ISDA Credit Derivatives Definitions as published by the International Swap and Derivatives Association, Inc.

"Credit Extension" means the making of a Loan.

"Credit Party" means the Borrower.

"Credit Risk Obligation" means any Collateral Obligation that, in the Investment Manager's judgment exercised in accordance with the Investment Management Agreement, has a significant risk of declining in credit quality or price.

"Currency Shortfall" is defined in Section 7(d)(4).

"Current FX Rate" means:

(a)            with respect to a Specified Currency as of any date, the prevailing spot rate of exchange between the Specified Currency and USD as of such date, determined in good faith by the Calculation Agent in a commercially reasonable manner; provided that:

(1)       if the Specified Currency is USD, the Current FX Rate will be equal to 1; and

(2)       if the Specified Currency is BRL, the Current FX Rate will be the spot rate for standard-size wholesale financial transactions involving the exchange of BRL for U.S. Dollars delivered outside of Brazil, determined in good faith by the Calculation Agent in a commercially reasonable manner (and, for the avoidance of doubt, will not be the official exchange rate or closing offered rate reported by Banco Central do Brasil (Central Bank of Brazil)); and

(b)            with respect to a Collateral Obligation at any time, the Current FX Rate for the Specified Currency in which such Collateral Obligation is denominated and payable.

"Daily Report" means the daily report provided to the Collateral Agent pursuant to Section 6.5(a).

"Daily Undrawn Fee Calculation Amount" is defined in Section 2.7(c).

"Debt Asset Rejection-Related Prepayment Right" is an event that shall arise if three unique and consecutive Rejected Acquisitions occur with respect to Proposed Underlying Assets that are Bonds and/or Loan Obligations issued by obligors unaffiliated with one another.

"Debtor Relief Laws" means, collectively:

(a)          the Bankruptcy Code; and

(b)         all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or any other applicable jurisdictions from time to time in effect.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

"Defaulted Asset Sale Failure" means the Borrower's failure to Commit to sell any Defaulted Obligation within 90 days of such Collateral Obligation becoming a Defaulted Obligation, provided that (i) the failure to Commit to sell any Defaulted Obligation within such 90 day period shall not result in a Defaulted Asset Sale Failure for so long as the Borrower continues to use commercially reasonable efforts to continue to sell such Defaulted Obligation after such 90 day period and (ii) the failure to Commit to sell any Defaulted Obligation within such 90 day period shall not result in a Defaulted Asset Sale Failure if a sale of such Defaulted Obligation is blocked by operation of law, injunction or stay.

"Defaulted Obligation" means a Collateral Obligation if, with respect to such Collateral Obligation, there has occurred any one or more of the following:

(a)       a Bankruptcy (as defined in the 2003 ISDA Credit Derivatives Definitions as published by the International Swap and Derivatives Association, Inc.) with respect to the related Obligor; or

(b)       after the expiration of any applicable grace period (however defined in such Collateral Obligation's Reference Instrument), the occurrence of a non-payment of a payment of interest that would accrue during the related calculation period for such Collateral Obligation or principal on the Collateral Obligation when due, in accordance with the terms of the Reference Instrument at the time of such failure.

"Defaulting Lender" means, subject to Section 2.17(b), any Lender that:

(a)       during the Availability Period, has failed to (1) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (2) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; or

(b)       the Administrative Agent has received notification during the Availability Period that such Lender is (1) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (2) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

"Delaware LLC" means a limited liability company formed under the Limited Liability Company Act of the State of Delaware.

"Deliver" or "Delivery" means the taking of the following steps:

(1)       in the case of each Certificated Security (other than a Clearing Corporation Security) or instrument, (A) causing the delivery to the Borrower Accounts Securities Intermediary of the original executed certificate or other writing that constitutes or evidences such Certificated Security or instrument, registered in the name of the Borrower Accounts Securities Intermediary or endorsed to the Borrower Accounts Securities Intermediary or in blank by an effective endorsement (unless such Certificated Security or instrument is in bearer form in which case delivery alone shall suffice), (B) causing the Borrower Accounts Securities Intermediary to maintain continuous possession of such Certificated Security or instrument and (C) causing the Borrower Accounts Securities Intermediary to continuously identify on its books and records that such Certificated Security or instrument is credited to the relevant Borrower Account;

(2)       in the case of each Uncertificated Security (other than a Clearing Corporation Security), (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Borrower Accounts Securities Intermediary and (B) causing the Borrower Accounts Securities Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Borrower Account;

(3)       in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Borrower Accounts Securities Intermediary at such Clearing Corporation and (B) the Borrower Accounts Securities Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Borrower Account;

(4)       in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank, causing (A) the continuous crediting of such Financial Asset to a securities account of the Borrower Accounts Securities Intermediary at any Federal Reserve Bank and (B) the Borrower Accounts Securities Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Borrower Account;

(5)       in the case of Cash or money, (A) causing the delivery of such Cash or money to the Borrower Accounts Securities Intermediary, (B) causing the Borrower Accounts Securities Intermediary to treat such Cash or money as a Financial Asset maintained by the Borrower Accounts Securities Intermediary for credit to the relevant Borrower Account in accordance with the provisions of Article 8 of the UCC, and (C) causing the Borrower Accounts Securities Intermediary to continuously indicate by book-entry that such Cash or money is credited to the relevant Borrower Account;

(6)       in the case of each Financial Asset not covered by the foregoing subclauses (1) through (5), (A) causing the transfer of such Financial Asset to the Borrower Accounts Securities Intermediary in accordance with applicable law and regulation and (B) causing the Borrower Accounts Securities Intermediary to continuously credit such Financial Asset to the relevant Borrower Account;

(7)       in the case of any general intangible (including any participation interest not evidenced by an instrument or Certificated Security), by:

(A)       causing the Borrower to become and remain the owner thereof and causing a UCC-1 financing statement describing the Collateral and naming the Borrower as debtor and the Collateral Agent as secured party to be filed (and remain effective) by the Borrower with the Secretary of State of Delaware within ten (10) days after the Closing Date, or

(B)       (1) causing the Borrower Accounts Securities Intermediary to become and remain the owner thereof, (2) causing the Borrower Accounts Securities Intermediary to credit and continuously identify such general intangible to the relevant Borrower Account, (3) causing the Borrower Accounts Securities Intermediary to agree to treat such general intangible as a Financial Asset and (4) causing the Borrower Accounts Securities Intermediary to agree pursuant to the Securities Account Control Agreement to comply with Entitlement Orders related thereto originated by the Collateral Agent without further consent by the Borrower.

In addition, with respect to clause (7), the Investment Manager on behalf of the Borrower will use commercially reasonable efforts to obtain any and all consents required by the underlying agreements relating to any such general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 or 9-408 of the UCC); and

(8)       in the case of each Collateral Obligation, no later than thirty (30) days after the later of (i) the Effective Date or (ii) the date of Acquisition, deliver copies of (x) with respect to a Collateral Obligation Acquired by assignment, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower and showing the Borrower as the lender of record on the Collateral Obligation, (y) with respect to an originated Collateral Obligation, a copy of the executed principal Reference Instruments governing such Collateral Obligation showing the Borrower as the lender of record on the Collateral Obligation and (z) with respect to a Collateral Obligation Acquired by Participation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Selling Institution or a copy of the executed principal Reference Instruments governing such Collateral Obligation, as applicable, in each case showing the relevant Selling Institution as the lender of record on such Collateral Obligation.

Notwithstanding the foregoing, any property or asset will also be "delivered" for purpose of this definition if it is delivered in a method specified in an Opinion of Counsel as sufficient to result in a first priority perfected security interest in favor of the Collateral Agent.

"deposit accounts" has the meaning specified in the UCC.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Determination Date" means, with respect to a Payment Date, the last Business Day of the immediately preceding Due Period.

"Diligence Information" is defined in Section 8.2(a)(4).

"Disposition" means the sale, transfer, assignment or other disposition of an asset. "Dispose" has a corresponding meaning.

"Dispute" and "Dispute-Related Repayment Right" are defined in the Margining Agreement.

"Distribution" means any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a security or obligation.

"Disqualified Institution" means (a) Goldman Sachs BDC, Inc. or any Person that is primarily engaged in the business of private direct lending as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct competition with the Borrower (provided that in no event shall any commercial bank, investment bank or insurance company be deemed a Disqualified Institution hereunder) and (b) any Person that is not organized under the laws of the United States of America, any state thereof or the District of Columbia. For the avoidance of doubt, the term "Disqualified Institution" shall not include any affiliate of any Disqualified Institution unless such affiliate independently meets the criteria set forth above.

"Dollar Equivalent" means, as to any amount in any Specified Currency at any time, such amount converted to USD at the Current FX Rate for such Specified Currency at such time, as determined by the Calculation Agent.

"Dollars", "USD" and the sign "$" mean the lawful money of the United States of America.

"Domicile" means, with respect to any issuer of, or obligor with respect to, a Collateral Obligation, its country of organization.

"Draft Amendment Package" has the meaning set forth in Section 5.9.

"Due Date" means each date on which a Distribution is due on a Pledged Obligation.

"Due Period" means, with respect to any Payment Date, the period commencing on the day immediately following the eighth Business Day prior to the preceding Payment Date (or in the case of the Due Period relating to the First Payment Date, beginning on the Effective Date) and ending on (and including) the eighth Business Day prior to such Payment Date (or, (a) in the case of the Due Period relating to the First Payment Date, ending on the seventh Business Day prior to such First Payment Date and (b) in the case of a Due Period that is applicable to the Payment Date relating to the Maturity Date ending on (and including) the Business Day immediately preceding such Payment Date).

"Early Opt-in Election" means the occurrence of:

(1)        (i) a determination by the Administrative Agent or (ii) a notification by the Requisite Lenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.19 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Libor, and

(2)        (i) the election by the Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to the Administrative Agent.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Effective Date" means December 2, 2019.

"Effective Date Collateral Obligation" means each Collateral Obligation identified on Appendix C-2.

"Eligible Assignee" means any Person other than a Natural Person or a Disqualified Institution that is (a) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that no Defaulting Lender, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee.

"Eligible Equity Interest" means a preferred Equity Interest backed by corporate cash flows and/or asset value, as determined by the Administrative Agent.

"Eligible Investment" means any (a) Cash or (b) Dollar denominated investment that, at the time it, or evidence of it, is Delivered to the Collateral Agent (directly or through an intermediary or bailee), is one or more of the following obligations or securities (in each case denominated in a Specified Currency):

(a)       direct Registered debt obligations of, and Registered debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(b)       demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (x) incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, or (y) organized under the laws of a jurisdiction the legal currency of which is a Specified Currency (other than USD) or any province or state thereof and subject to supervision and examination by banking authorities of such jurisdiction or such province or state, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(c)       unleveraged repurchase obligations with respect to (x) any security described in clause (a) above or (y) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has, the Eligible Investment Required Ratings;

(d)       Registered debt securities bearing interest or sold at a discount with maturities up to 365 days (but in any event such securities will mature by the next succeeding Payment Date) issued by any entity formed under the laws of the United States of America or any State thereof that have a S&P rating of "AA" or better at the time of such investment or contractual commitment providing for such investment;

(e)       commercial paper or other short-term debt obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (e) will not include extendible commercial paper or asset backed commercial paper; and

(f)       money market funds which have, at the time of such reinvestment, a credit rating of "AAA" by S&P;

subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof; provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Investment Manager, (2) any security whose rating assigned by S&P includes the subscript "f", "p", "q", "pi", "r", "sf" or "t" (3) any security that is subject to an Offer, (4) any other security that is an asset the payments on which are subject to withholding tax if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make "gross-up" payments that cover the full amount of any such withholding taxes, or (5) any security secured by real property. Eligible Investments may include those investments with respect to which the Bank or an Affiliate of the Bank is an obligor or provides services and receives compensation. The Collateral Agent will not be responsible for determining or overseeing compliance with the foregoing.

"Eligible Investment Required Ratings" means a long-term senior unsecured debt rating of at least "A" and a short-term credit rating of at least "A-1" by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least "A+" by S&P).

"Employee Benefit Plan" means any "employee benefit plan" is defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Credit Party or any of their respective ERISA Affiliates.

"Enforcement Priority of Payments" is defined in Section 7(c).

"Entitlement Order" has the meaning specified in Section 8-102(a)(8) of the UCC.

"Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"Equity Owner" means FS Energy and Power Fund, as the owner of the entire membership interest of the Borrower.

"Equity Security" means (a) any equity security or any other security that is not eligible for purchase by the Borrower hereunder and is received with respect to a Collateral Obligation or (b) any security purchased as part of a "unit" with a Collateral Obligation and that itself is not eligible for purchase by the Borrower hereunder.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

"Escrowed Assignment Agreement Documents" means, with respect to each Underlying Asset, three Assignment Agreements, each executed in blank by (a) the Borrower, as assignor, and (b) if the signature of any affiliate of the Borrower (whether as administrative agent, servicer, registrar or in any other capacity) is or could be required on such Assignment Agreement for the transfer of all or any portion of such Underlying Asset by the Borrower, each such affiliate.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" has the meaning specified in Section 9.

"Excess Concentration Amount" means, with respect to any Collateral Obligation included in the Borrowing Base on any date (the "calculation date" for purposes hereof), the amount by which such Collateral Obligation causes any Collateral Portfolio Requirement to be out of compliance, all as determined by the Calculation Agent; provided that, solely in the case of non-compliance with clause (e) of the definition of Collateral Portfolio Requirement exclusively, such non-compliance shall only be counted towards any Excess Concentration Amount from the date that is three (3) Business Days after the date upon which the Administrative Agent has notified the Borrower in writing of such non-compliance.

"Excess Cure Collateral Refund Amount" is defined in the Margining Agreement.

"Exchange Act" means the Securities Exchange Act of 1934.

"Excluded Tax" means any of the following Taxes imposed on or with respect to Administrative Agent and any Lender (each a "Recipient") or required to be withheld or deducted from a payment under a Transaction Document to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15(b), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.15(c) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Existing Account" means an account identified on the Existing Account Schedule.

"Existing Account Bank" means Citibank, N.A., a national banking association, and any successor thereto.

"Existing Account Schedule" means Schedule B hereto.

"Existing Account Control Agreement" means the securities account control agreement dated on or around the Effective Date among the Borrower, the Collateral Agent, as secured party, and the Existing Account Bank, with respect to the Existing Accounts.

"Existing Credit Agreement" is defined in the recitals.

"Existing Loans" means the Loans (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement and outstanding as of the Effective Date.

"Failure to Pay" is defined in the definition of "Zero Value Event".

"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (including any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

"Federal Funds Effective Rate" means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

"Fee Letter" means each of (a) the Agent Fee Letters and (b) the GS Fee Letter.

"Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

"Financial Covenant Compliance Certificate" means a certificate duly executed by the Borrower and the Equity Holder in the form of Exhibit I.

"First Lien Bond" means a senior secured Bond, as determined by the Administrative Agent.

"First Lien Loan Obligation" means a first lien Loan Obligation, as determined by the Administrative Agent.

"First Payment Date" means January 15, 2020.

"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Transaction Document, that such Collateral is subject to no equal or prior Lien (and is not subject to any other Liens).

"Freely Transferable" means, with respect to each Underlying Asset, that:

(a)       such Underlying Asset may be transferred by the owner thereof (or by the Collateral Agent upon foreclosure) under the related underlying instruments and applicable law, in each case without the consent of any Obligor thereon or obtaining any third party or governmental consents or authorizations (other than any customary agent consents with respect to such asset); it being agreed that a requirement that the transferee for any Underlying Asset be a bank or other financial institution shall not preclude such Asset from being Freely Transferable for purposes of this clause (a); and

(b)       Escrowed Assignment Agreement Documents with respect to such Underlying Asset are held by the Collateral Agent.

"FSEP" is defined in Schedule A.

"Funding Notice" means a notice substantially in the form of Exhibit A.

"GAAP" means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

"GBP", "Pounds Sterling" or "£" mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

"general intangibles" has the meaning specified in the UCC.

"Goldman Sachs" is defined in the preamble.

"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or any other foreign entity or government.

"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

"Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over or confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Grantor" is defined in the Pledge and Security Agreement.

"GS Fee Letter" means the Fee Letter dated on or around the Initial Funding Date between Goldman Sachs and the Borrower with respect to certain fees to be paid from time to time to the Lenders.

"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Increased Amount Date" is defined in Section 2.1(d)(1).

"Increased-Cost Lenders" is defined in Section 2.18.

"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of external counsel for Indemnitees, including in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any suit, action or other legal proceeding or investigation relating to (a) acceptance or administration or the performance of its duties under this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof), any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Transaction Documents, any exercise of its powers or duties under or enforcement of any of the Transaction Documents (including any sale of, collection from, or other realization upon any of the Collateral) and any reasonable attorneys' fees and expenses and court costs and any losses incurred directly as a result of a successful defense, in whole or in part, of any claim that an Agent breached its standard of care or any successful action, claim or suit brought to enforce an Indemnitee's right to indemnification; or (b) any Fee Letter or any other fee letter delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement or any other Transaction Document. Without limiting the foregoing, the Borrower shall be liable to each Lender for damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default hereunder.

"Indemnitee" is defined in Section 11.3(a).

"Independent" means as to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (b) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (c) is not Affiliated with a firm that fails to satisfy the criteria set forth in clauses (a) and (b).

"Independent" when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

"Independent Manager Agreement" means that certain agreement relating to the designation of Independent Managers, among the Borrower and/or Member and Lord Securities Corporation, as such agreement may be amended from time to time.

"Independent Managers" means the Independent Managers appointed in the Limited Liability Company Agreement of the Borrower.

"Initial Buffer Asset Value" is defined in the Margining Agreement.

"Initial Funding Date" means April 19, 2017.

"Initial FX Rate" means, with respect to any Collateral Obligation, the Current FX Rate for such Collateral Obligation as at the date on which the Acquisition of such Collateral Obligation has been approved pursuant to the provisions set forth in the Transaction Documents.

If the Borrower has Committed to Acquire a Collateral Obligation in more than one lot and/or a Collateral Obligation has been added to the Underlying Portfolio in more than one lot (for example, by Commitments or Acquisitions on separate days), then each lot of such a Collateral Obligation shall be treated as separate Collateral Obligations for purposes of determining the Initial FX Rates therefor.

"instruments" has the meaning specified in the UCC.

"Interest Collection Accounts" means the trust accounts established pursuant to Section 6.2(a).

"Interest Only Security" means any obligation or security that does not provide in the related Reference Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

"Interest Period" means, with respect to each Credit Extension:

(a)       the period from (and including) the related Credit Date to but excluding the immediately following Payment Date, and

(b)       each successive period from and including each Payment Date to but excluding the immediately following Payment Date until the Obligations are repaid in full.

"Interest Priority of Payments" is defined in Section 7(a).

"Interest Proceeds" means, with respect to any Payment Date, without duplication:

(a)       all payments of interest and dividends, commitment fees, facility fees and fees payable with respect to the approval of amendments, waivers and similar actions received during the related Due Period on the Pledged Obligations (including Reinvestment Income, if any), other than (x) any payment of interest received on any Defaulted Obligation if the outstanding principal amount thereof then due and payable has not been received by the Borrower after giving effect to the receipt of such payments of interest and (y) the amounts as specified in clause (f) of the definition of Principal Proceeds;

(b)       to the extent not included in the definition of "Sale Proceeds", if so designated by the Investment Manager and notice thereof is conveyed in writing to the Collateral Agent, the Collateral Administrator and the Administrative Agent, any portion of the accrued interest received during the related Due Period in connection with the sale of any Pledged Obligations (excluding accrued interest received in connection with the sale of (x) Defaulted Obligations if the outstanding principal amount thereof has not been received by the Borrower after giving effect to such sale, (y) Pledged Obligations in connection with a Voluntary Prepayment or (z) an asset that was acquired with Principal Proceeds);

(c)       unless otherwise designated by the Investment Manager as Principal Proceeds and notice thereof is conveyed in writing to the Collateral Agent, the Collateral Administrator and the Administrative Agent, all amendment and waiver fees, all late payment fees and all other fees received during such Due Period in connection with the Pledged Obligations, excluding (A) fees received in connection with Defaulted Obligations (but only to the extent that the outstanding principal amount thereof has not been received by the Borrower); (B) premiums (including prepayment premiums) constituting Principal Proceeds in accordance with subclause (c) of the definition thereof); and (C) fees received in connection with the lengthening of the maturity of the related Collateral Obligation or the reduction of the par of the related Collateral Obligation, in each case, as determined by the Investment Manager with notice to the Collateral Agent, the Collateral Administrator and the Administrative Agent;

(d)       any recoveries on Defaulted Obligations in excess of the outstanding principal amount thereof;

(e)       (x) any amounts remaining on deposit in the Interest Collection Accounts from the immediately preceding Payment Date and (y) any Principal Proceeds and unused proceeds transferred to the Borrowing Base Interest Collection Account for application as Interest Proceeds as expressly provided for herein;

(f)       the aggregate amount of the Investment Management Fees, if any, that the Investment Manager has elected to waive in the manner described under Section 6 of the Investment Management Agreement (to the extent not included in Principal Proceeds); and

(g)       all payments of principal and interest on Eligible Investments purchased with the proceeds of any of subclauses (a) through (f) of this definition (without duplication);

provided that, in connection with the final Payment Date, Interest Proceeds shall include any amount referred to in subclauses (a) through (f) above that is received from the sale of Collateral Obligations on or prior to the day immediately preceding the final Payment Date.

"Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

"Internal Revenue Code" means the Internal Revenue Code of 1986.

"Investment Company Act" means the United States Investment Company Act of 1940, as amended.

"Investment Management Agreement" means the Third Amended and Restated Investment Management Agreement dated on or around the Effective Date by and among the Investment Manager and the Borrower, as amended from time to time in accordance with the terms thereof.

"Investment Management Fee" means the Management Fee as defined in the Investment Management Agreement.

"Investment Manager" means FS Energy and Power Fund, a Delaware statutory trust, until a successor Person shall have become the investment manager pursuant to the provisions of the Investment Management Agreement, and thereafter "Investment Manager" shall mean such successor Person. Each reference herein to the Investment Manager shall be deemed to constitute a reference as well to any agent of the Investment Manager and to any other Person to whom the Investment Manager has delegated any of its duties hereunder in accordance with the terms of the Investment Management Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties.

"investment property" has the meaning specified in the UCC.

"investments" has the meaning specified in the UCC.

"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

"Libor" means the London interbank offered rate.

"Lien" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

"Limited Guarantor" means the Equity Owner.

"Limited Guaranty" means the Non-Recourse Carveout Guaranty Agreement dated on or around the Effective Date between the Limited Guarantor, the Collateral Agent and Goldman Sachs.

"Limited Liability Company Agreement" means the governing organizational document of the Borrower.

"Loan" is defined in Section 2.1(a).

"Loan Obligations" means, collectively, commercial loans and Participations.

"Make-Whole Amount" means, in connection with a Make-Whole Event, an amount equal to the aggregate amount of Spread that would otherwise have been payable to the Lenders hereunder (in each case on an aggregate principal amount of Loans equal to the related Make-Whole Calculation Amount) during the period from and including the date on which such Make-Whole Event occurs to but excluding the scheduled Maturity Date, discounted to present value, all as calculated by the Calculation Agent.

"Make-Whole Calculation Amount" means, in connection with:

(a)       a Voluntary Commitment Reduction, the amount of the relevant Voluntary Commitment Reduction; and

(b)       the acceleration of the Loans under Section 9, the Adjusted USD Facility Amount.

"Make-Whole Event" means, during the Non-Call Period, each of:

(a)       the occurrence of a Voluntary Commitment Reduction during the Availability Period, other than during the continuance of (i) a Rejection-Related Prepayment Right (in each case to the extent of the related Rejection-Related Prepayment Amount) or (b) a Dispute-Related Repayment Right; or

(b)       the acceleration of the Loans under Section 9.

For the avoidance of doubt, more than one Make-Whole Event may occur but only one, if any, Make-Whole Amount shall be due with respect to any single Make-Whole Event.

"Margin Account" means the trust account maintained pursuant to Section 6.3(d).

"Margin Funding Notice" is defined in the Margining Agreement.

"Margining Agreement" means the Amended and Restated Margining Agreement dated on or around the Effective Date, between the Borrower and the Calculation Agent, as amended from time to time in accordance with the terms thereof, in substantially the form of Exhibit G.

"Margin Notice Deadline" is defined in the Margining Agreement.

"Margin Stock" means margin stock as defined under Regulation U, including any debt security which is by its terms convertible into "Margin Stock".

"Market Value" means, with respect to any Collateral Obligation, the Asset Current Price thereof. With respect to any Eligible Investment, "Market Value" means (a) the average of at least three firm bids obtained by the Investment Manager from nationally recognized dealers (that are Independent of the Investment Manager and Independent of each other) that the Investment Manager determines (in its sole discretion) to be reasonably representative of the Eligible Investment's current market value and reasonably reflective of current market conditions; (b) if only two such bids can be obtained, the lower of such two bids shall be the Market Value of the Eligible Investment; (c) if only one such bid can be obtained, such bid shall be the Market Value of the Eligible Investment; and (d) if no such bids can be obtained, then, the Market Value of such the Eligible Investment shall be zero.

"Material Action" means to: (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Borrower as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Borrower, or otherwise seek, with respect to the Borrower, relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of its properties; (c) make or consent to any assignment for the benefit of the Borrower's creditors generally; (d) admit in writing the inability of the Borrower to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of the Borrower with any other person; (f) amend or alter or otherwise modify or remove all or any part of Section 9(j) of the Borrower's Limited Liability Company Agreement; or (g) amend, alter or otherwise modify or remove all or any part of the definition of "Independent Manager" or the definition of "Material Action" in the Borrower's Limited Liability Company Agreement.

"Material Adverse Effect" means a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) the ability of any Credit Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Transaction Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Transaction Document.

"Material Amendment" means an Amendment that the Administrative Agent determines reasonably and in good faith (after receipt of the related Draft Amendment Package and an opportunity for the Borrower to consult with the Administrative Agent) that could reasonably be expect to (a) have a material adverse effect on (1) the business, operations, properties, assets or financial condition of the related obligors; (2) the ability of the related obligors to fully and timely perform their obligations; (3) the legality, validity, binding effect or enforceability against the related Reference Instruments; (4) the rights, remedies and benefits available to, or conferred upon, any agent, any lender or any other secured party under any Reference Instrument; or (5) the value or liquidity of the related Collateral Obligation; (b) waive, reduce or otherwise materially modify terms and conditions under the Reference Instruments relating to the financial performance of the related obligor or material operational covenants of the related obligor in any manner that would reasonably be expected to be materially adverse to the Lenders; or (c) result in the related Collateral Obligation failing to satisfy any of the elements in the definition of "Collateral Obligation".

"Material Amendment Information" means, with respect to each Collateral Obligation:

(a)       each Draft Amendment Package and all other all written information related to amendments, waivers, modifications or supplements to any Reference Instrument governing such Collateral Obligation, including any written requests or written communications related thereto; provided that requests or communications relating thereto will not constitute "Material Amendment Information" to the extent that such request or communication consists solely of informal discussions relating to amendments, waivers, modifications or supplements or of administrative matters in connection therewith; and

(b)       copies of each executed amendment, waiver, modification and supplement to such Reference Instruments.

"Material Contract" means any contract or other arrangement to which any Credit Party is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"Material Modification" means a Specified Change.

"maturity" means, with respect to any Collateral Obligation, the date on which such obligation shall be deemed to mature (or its maturity date) shall be the earlier of (a) the Stated Maturity of such obligation and (b) if the Borrower has a right to require the issuer or obligor of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at par) on any one or more dates prior to its Stated Maturity (a "put right") and the Investment Manager determines that it shall exercise such put right on any such date, the maturity date shall be the date specified in a certification provided to the Collateral Agent, the Collateral Administrator and the Administrative Agent.

"Maturity Date" means, the earlier of (a) December 2, 2022 and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Maximum USD Facility Amount" means, at any date, (a) $475,000,000 plus (b) the aggregate principal amount of New Loans that have been made on or prior to such date.

"Member" means FS Energy and Power Fund, as the initial member of the Borrower, and any Person admitted as an additional member of the Borrower or a substitute member of the Borrower pursuant to the provisions of Limited Liability Company Agreement, each in its capacity as a member of the Company; provided that the term "Member" shall not include the Independent Managers.

"Midstream Collateral Obligation" means a Collateral Obligation deemed a "Midstream Collateral Obligation" by the Administrative Agent in its reasonable discretion at the time the Acquisition of such Collateral Obligation is approved by the Administrative Agent in accordance with Section 8.2.

"Midstream Collateral Obligation Rejection-Related Prepayment Right" is an event that shall arise if three unique and consecutive Rejected Acquisitions occur with respect to Midstream Collateral Obligations; provided that no Midstream Collateral Obligation Rejection-Related Prepayment Right shall exist if the Administrative Agent has irrevocably waived clause (e) of the definition of Collateral Portfolio Requirement.

"Monetary Default" means a default by a party in the payment of money when due under a contractual arrangement (determined without regard to any grace period otherwise specified), or a default by such party in the performance or observance of any other obligation hereunder (determined without regard to any grace period otherwise specified) that by its terms can be cured solely by the payment of money.

"money" has the meaning specified in the UCC.

"Monthly Report" is defined in Section 6.5(b).

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" is defined in Section 3(37) of ERISA.

"Natural Person" means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

"Non-Call Period" means the period from the Effective Date to and including June 2, 2022.

"Net Cash Amount" is defined in the Margining Agreement.

"Net Purchased Loan Balance" means, as of any date of determination, an amount equal to the Dollar Equivalent of (a) the Aggregate Principal Amount of all Collateral Obligations included in the Borrowing Base Acquired by the Borrower prior to such date minus (b) the Aggregate Principal Amount of all Warranty Transferred Assets (other than any Warranty Transferred Assets that are Buffer Assets) repurchased by the Equity Owner prior to such date.

"New Commitments" is defined in Section 2.1(d)(1).

"New Loan" is defined in Section 2.1(d)(3).

"Non-Consenting Lender" is defined in Section 2.18.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Non-Private Collateral Obligation" means a Collateral Obligation designated as such on Appendix C-2 and each other Collateral Obligation designated as such pursuant to Section 8.2(a)(2).

"Non-US Lender" is defined in Section 2.15(c).

"Note" means a promissory note in form and substance satisfactory to the Borrower, the Administrative Agent and the Requisite Lenders.

"Obligations" means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several or independent) of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Bank Parties, the Lenders or any of them, under any Transaction Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), Ancillary Amounts, other fees, expenses, indemnification or otherwise.

"Obligor" means, with respect to each Collateral Obligation, any Person that is a borrower, guarantor or other obligor on, or issuer of, such Collateral Obligation.

"Offer" means, (a) with respect to any Collateral Obligation or Eligible Investment, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of any related Reference Instrument or for the purpose of registering the security or debt obligation) or (b) with respect to any Collateral Obligation or Eligible Investment that constitutes a bond, any solicitation by the issuer of such security or borrower with respect to such debt obligation or any other Person to amend, modify or waive any provision of such security or debt obligation.

"Officer" means, with respect to the Borrower or any other limited liability company, any manager, officer or other person authorized pursuant to, or by resolutions approved in accordance with, the operating agreement of such limited liability company to act on behalf of such limited liability company; with respect to any corporation, any director, the Chairman of the Board, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or such person's attorney-in-fact; with respect to any partnership, any general partner thereof or such person's attorney-in-fact.

"Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

"Opinion of Counsel" means, a written opinion addressed to the Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent, of a nationally or internationally recognized law firm or an attorney at law admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Agreement, be counsel for the Borrower or the Investment Manager and which attorney or firm shall be reasonably satisfactory to the Administrative Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Administrative Agent or shall state that the Administrative Agent shall be entitled to rely thereon.

"Organizational Documents" means (a) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association and its by-laws; (b) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement; (c) with respect to any general partnership, its partnership agreement and (d) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

"Other Material Default" means a default (other than a Monetary Default) by a party in the performance or observance of any material obligation of that party under a contractual arrangement that, with the giving of notice or lapse of time or both, would become an Event of Default with respect to such party.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

"Other Taxes" means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or other transfer (other than an assignment made pursuant to Section 2.16 or Section 2.18).

"Participant Register" is defined in Section 11.6(g)(1).

"Participation" means an interest in a commercial loan acquired indirectly by way of participation from a Selling Institution.

"PATRIOT Act" is defined in Section 3.1(j).

"Payment Account" means the trust account maintained pursuant to Section 6.3(c).

"Payment Date" means each of the following, as applicable: (a) the First Payment Date, (b) thereafter, each three-month anniversary of the First Payment Date to, but excluding, the Maturity Date and (c) the Maturity Date. If any such date is not a Business Day, then the Payment Date shall be the next following Business Day.

"Payment Default" means any Event of Default specified in subclause (a) of Section 9.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

"Permitted Repurchases" is defined in Section 8.3.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"Platform" means Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform.

"Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement dated on or around the Effective Date between the Borrower and the Collateral Agent, as amended from time to time in accordance with the terms thereof.

"Pledgeable" means, with respect to each Underlying Asset, that such Underlying Asset may be pledged as collateral security by the owner thereof under the related underlying instruments and applicable law, in each case without the consent of any Obligor thereon, obtaining any third party or governmental consents or authorizations, delivery of legal opinions or any other conditions (in each case other than any such consent that has been obtained and remains in full force and effect).

"Pledged Obligations" means, on any date of determination, the Collateral Obligations and the Eligible Investments owned by the Borrower that have been Granted to the Collateral Agent.

"Portfolio Collateral Value" is defined in the Margining Agreement.

"Portfolio Waiver" is defined in Section 8.2.

"Preferred Equity Rejection-Related Prepayment Right" is an event that shall arise if four of the previous ten Proposed Underlying Assets that are Eligible Equity Interests issued by obligors unaffiliated with one another resulted in Rejected Acquisitions.

"Prime Rate" means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Principal Balance" means, as of any date of determination, with respect to (a) any Collateral Obligation, the outstanding principal amount (excluding any deferred or capitalized interest thereon) of such Collateral Obligation on such date; and (b) any Eligible Investment or Cash, the outstanding principal amount of such Eligible Investment or Cash; provided that:

(1)       the Principal Balance of each Defaulted Obligation shall be deemed to be zero; provided that (1) for the purpose of calculating the amounts payable to the Collateral Agent pursuant to this Agreement and the Collateral Administrator pursuant to the Collateral Administration Agreement, the Principal Balance of a Defaulted Obligation shall be the outstanding principal amount of such Defaulted Obligation and (2) for the purpose of calculating the Investment Management Fee, the Principal Balance of a Defaulted Obligation shall be the outstanding principal amount of such Defaulted Obligation;

(2)       the Principal Balance of each Equity Security (other than an Eligible Equity Interest Acquired by the Borrower in compliance with the terms set forth herein and in the other Transaction Documents) shall be deemed to be zero; and

(3)       the Principal Balance of any Collateral Obligations and any Eligible Investments in which the Collateral Agent does not have a first priority perfected security interest shall be deemed to be zero; provided that for the purpose of calculating the Management Fees and the amounts payable to the Collateral Agent pursuant to this Agreement and the Collateral Administrator pursuant to the Collateral Administration Agreement, the Principal Balance of such Collateral Obligation or Eligible Investment shall be the outstanding principal amount thereof.

"Principal Collection Accounts" means the trust accounts maintained pursuant to Section 6.3(a).

"Principal Office" means, (i) for each Agent other than the Collateral Agent and the Collateral Administrator, such Person's "Principal Office" as set forth on Appendix B, (ii) for the Collateral Agent and the Collateral Administrator, the Corporate Trust Office, or (iii) such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent, the Collateral Agent and each Lender.

"Principal Payments" means, with respect to any Payment Date, an amount equal to the sum of any payments of principal (including optional or mandatory redemptions or prepayments) received on the Pledged Obligations during the related Due Period, including payments of principal received in respect of exchange offers and tender offers and recoveries on Defaulted Obligations up to the outstanding principal amount thereof, but not including Sale Proceeds received during the Reinvestment Period.

"Principal Proceeds" means, with respect to any Payment Date and the Stated Maturity, without duplication:

(a)       all Principal Payments received during the related Due Period on the Pledged Obligations;

(b)       any amounts, distributions or proceeds (including resulting from any sale) received on any Defaulted Obligations (other than proceeds that constitute Interest Proceeds under subclause (b) or (e) of the definition thereof) during the related Due Period to the extent the outstanding principal amount thereof then due and payable has not been received by the Borrower after giving effect to the receipt of such amounts, distributions or proceeds, as the case may be;

(c)       all premiums (including prepayment premiums) received during the related Due Period on the Collateral Obligations;

(d)       (A) any amounts constituting unused proceeds remaining in the Principal Collection Accounts from the Loans at the end of the Reinvestment Period and (B) any Principal Proceeds and unused proceeds designated for application as Principal Proceeds expressly provided for herein;

(e)       Sale Proceeds received during the related Due Period;

(f)       any accrued interest purchased with Principal Proceeds;

(g)       the aggregate amount of the Investment Management Fees, if any, that the Investment Manager has elected to waive in the manner described under Section 6 of the Investment Management Agreement (to the extent not included in Interest Proceeds); and

(h)       all other payments received during the related Due Period on the Collateral not included in Interest Proceeds;

provided that any of the amounts referred to in subclauses (a) through (h) above shall be excluded from Principal Proceeds to the extent such amounts were previously reinvested in Collateral Obligations or are designated by the Investment Manager (with notice to the Collateral Agent, the Collateral Administrator and the Administrative Agent) as retained for investment or funding in accordance with certain restrictions set forth herein; provided that, with respect to the final Payment Date, "Principal Proceeds" shall include any amounts referred to in subclauses (a) through (h) above that are received from the sale of Collateral Obligations on or prior to the day immediately preceding the final Payment Date.

"Principal Priority of Payments" is defined in Section 7(b).

"Priority of Payments" is defined in Section 7.

"Private Collateral Obligation" means a Collateral Obligation designated as such on Appendix C-2 and each other Collateral Obligation designated as such pursuant to Section 8.2(a)(2).

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Proceeds" means (a) any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (b) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof and (c) all proceeds (as such term is defined in the UCC) of the Collateral or any portion thereof.

"Proposed Underlying Asset" means a loan or bond that the Investment Manager has proposed to be acquired by the Borrower that satisfies the Reinvestment Criteria at the time of such proposal.

"Pro Rata Share" means, with respect to all payments, computations and other matters relating to the Loans of any Lender at any time, the percentage obtained by dividing (a) the outstanding principal amount of the Loans plus the aggregate unused Commitments of that Lender at such time by (b) the aggregate outstanding principal amount of the Loans plus the aggregate unused Commitments of all Lenders at such time.

"Prospective Make-Whole Event" is defined in the Margining Agreement.

"Protected Purchaser" has the meaning specified in Section 8-303 of the UCC.

"Qualified Participation" means a Participation in a Loan that meets each of the following criteria:

(1)       the Selling Institution is a lender of record on such Loan;

(2)       the Selling Institution is a creditworthy third party, as determined by the Administrative Agent (in its commercially reasonable judgment) prior to the Commitment of the Borrower to acquire such Participation; provided, that, for purposes of this clause (2), FS Energy and Power Fund shall be deemed a creditworthy third party;

(3)       the aggregate participation in the Loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such Loan;

(4)       such Participation does not grant, in the aggregate, to the participant in such Participation a greater interest than the Selling Institution holds in the Loan that is the subject of the participation;

(5)       the entire purchase price for such Participation is paid in full (without the benefit of financing from the Selling Institution) at the time of the Borrower's acquisition thereof;

(6)       the Participation provides the participant all of the economic benefit and risk of the whole or part of the Loan that is the subject of the Participation;

(7)       such participation is documented under a Loan Syndications and Trading Association or similar agreement standard for loan participation transactions among institutional market participants; and

(8)       such Participation is not a sub-participation interest.

"Recipient" is defined in the definition of "Excluded Taxes".

"Reference Instrument" means the indenture, credit agreement or other agreement pursuant to which a Collateral Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries (including, in the case of Collateral Obligations that are Participations, the related participation agreement).

"Refund Request Notice" is defined in the Margining Agreement.

"Register" is defined in Section 2.4(b).

"Registered" means debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Internal Revenue Code and the United States Treasury regulations promulgated thereunder; provided that an interest in a grantor trust will be considered to be Registered if such interest is in registered form and each of the obligations or securities held by such trust was issued after July 18, 1984.

"Regulation A", "Regulation D", "Regulation T", "Regulation U" and "Regulation X" mean Regulations A, D, T, U and X, respectively, of the Board of Governors and all official rulings and interpretations thereunder or thereof.

"Reinvestment Criteria" means the criteria set forth in the Transaction Documents (including, without limitation, the definitions of "Collateral Obligation" and "Collateral Obligation Criteria" set forth herein or the definitions of "Buffer Asset" and "Buffer Asset Portfolio Requirement" set forth in the Margining Agreement) that, pursuant to the terms set forth in the Transaction Documents are required to be satisfied as a condition to the Acquisition by the Borrower of an Underlying Asset.

"Reinvestment Income" means any interest or other earnings on unused proceeds deposited in the Principal Collection Accounts.

"Reinvestment Period" means the period from the Effective Date to but excluding the earlier to occur of (a) June 2, 2022 and (b) the occurrence of an Event of Default that results in an acceleration of the Loans in accordance with Section 9.

"Rejected Acquisition" is defined in Section 8.2(a).

"Rejection-Related Prepayment Amount" means, as of any date of determination, (a) with respect to any Debt Asset Rejection-Related Prepayment Right, an amount equal to the Dollar Equivalent of the product of (x) the proposed purchase price of such rejected Collateral Obligation (determined, for the avoidance of doubt, taking into account the portion of each such rejected Collateral Obligation that is or would have been acquired by the Borrower) and (y) the Advance Rate for such rejected Collateral Obligation (b) with respect to any Preferred Equity Rejection-Related Prepayment Right, an amount equal to the Dollar Equivalent of the product of (x) the proposed purchase price of such rejected Eligible Equity Interest (determined, for the avoidance of doubt, taking into account the portion of each such rejected Eligible Equity Interest that is or would have been acquired by the Borrower) and (y) the Advance Rate for such rejected Eligible Equity Interest; provided that the Rejection-Related Prepayment Amount in relation to any Rejection-Related Prepayment Right which the Borrower has not exercised within one year of the date on which such Rejection-Related Prepayment Right arose shall be reduced to zero and (c) with respect to any Midstream Collateral Obligation Rejection-Related Prepayment Right, an amount equal to the Borrowing Base Deficiency.

"Rejection-Related Prepayment Right" means a Debt Asset Rejection-Related Prepayment Right, Midstream Collateral Obligation Rejection-Related Prepayment Right or a Preferred Equity Rejection-Related Prepayment Right, as applicable. For the avoidance of doubt, multiple Rejection-Related Prepayment Rights may arise during the term of this Agreement.

"Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Replacement Lender" is defined in Section 2.18.

"Required Amount" is defined in the Margining Agreement.

"Requisite Lenders" means, at any time, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate unused Commitments at such time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restructuring" means, with respect to an Underlying Asset:

(a)       if such Underlying Asset is a Non-Private Collateral Obligation, a "Restructuring" (as defined in Section 4.7 of the Credit Definitions) has occurred in respect of the Underlying Asset; and

(b)       if such Underlying Asset is a Private Collateral Obligation, a "Restructuring" (as defined in Section 4.7 of the Credit Definitions) has occurred in respect of the Underlying Asset (except that, for such purposes, Section 4.7(a)(iv) of the Credit Definitions shall be amended to include the following at the end thereof "; or a release of liens or other credit support for the Obligation; or any other change that materially reduces the level of subordination enhancing the Obligation").

For purposes of this Agreement, "Multiple Holder Obligation" will not be applicable in determining whether any such Restructuring occurs.

"Sale and Contribution Agreement" means the third amended and restated Sale and Contribution Agreement dated on or around the Initial Funding Date, between FS Energy and Power Fund, as Seller, and the Borrower, as Purchaser, as amended from time to time in accordance with the terms thereof.

"Sale Proceeds" means all amounts representing:

(a)       proceeds from the sale or other disposition of any Collateral Obligation or an Equity Security;

(b)       at the Investment Manager's sole discretion (with notice to the Collateral Agent, the Collateral Administrator and the Administrative Agent), any accrued interest received in connection with any Eligible Investment purchased with any proceeds described in subclause (a) above; and

(c)       any proceeds of the foregoing, including from the sale of Eligible Investments purchased with any proceeds described in subclause (a) above (including any accrued interest thereon, but only to the extent so provided in subclause (b) above).

In the case of each of subclauses (a) through (c), Sale Proceeds (1) shall only include proceeds received on or prior to the last day of the relevant Due Period (or with respect to the final Payment Date, the day immediately preceding the final Payment Date) and (2) shall be net of any reasonable fees, expenses or indemnities incurred by the Investment Manager, the Collateral Administrator or the Collateral Agent in connection with such sale or other disposition.

"Sanctions" and "Sanctions Laws" are defined in Section 4.20.

"S&P" means Standard & Poor's Financial Services LLC.

"Scheduled to be Due" is defined in the definition of "Zero Value Event".

"Schedule of Collateral Obligations" means the schedule of Collateral Obligations, which shall list each Collateral Obligation Acquired by the Borrower delivered pursuant to Section 3 of the Existing Credit Agreement or any other schedule substantially in the form, and supplemented, in either case, by additional information regarding Collateral Obligations acquired by the Borrower and in which a security interest is Granted to the Collateral Agent on or before the Effective Date and as amended from time to time to reflect the release of Collateral Obligations and the inclusion of Substitute Collateral Obligations pursuant to the terms and conditions hereof.

"Second Lien Bond" means a second lien Bond, as determined by the Administrative Agent.

"Second Lien Buffer Excess Amount" is defined in the Margining Agreement.

"Second Lien Loan Obligation" means a second lien Loan Obligation, as determined by the Administrative Agent.

"Secured Parties" means the Agents and the Lenders and each other Person (if any) identified as a "Secured Party" in any of the Transaction Documents.

"securities" has the meaning specified in the UCC.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Account Control Agreement" means the Securities Account Control Agreement dated on or around the Effective Date between the Borrower and the Bank, as Collateral Agent and Securities Intermediary, as amended from time to time in accordance with the terms thereof.

"Securities Act" means the Securities Act of 1933.

"Securities Intermediary" has the meaning specified in Section 8-102(a)(14) of the UCC.

"Security Entitlement" has the meaning specified in Section 8-102(a)(17) of the UCC.

"Selling Institution" means an institution from which a Participation is acquired.

"Settlement Value" means, as of any date:

(a)       in respect of any Unsettled Purchase Asset, the aggregate consideration to be paid by the Borrower to acquire such Unsettled Purchase Asset; and

(b)       in respect of any Unsettled Sale Asset, the contractual sale price for such Unsettled Sale Asset (expressed in the relevant Specified Currency) to be received by the Borrower from the purchaser of such Underlying Asset; provided that:

(1)        if the sale of such Unsettled Sale Asset remains unsettled for more than 30 calendar days, then:

(x)       from time to time upon request from a Lender the Borrower shall provide to the Lenders and the Administrative Agent all information known to the Borrower concerning the facts and circumstances causing such delay in settlement and cooperate with the Lenders in discussing with the Borrower and the Investment Manager strategies for accelerating settlement of such sale; and

(y)       if the purchaser of such Unsettled Sale Asset is an affiliate of the Borrower and such delay in settlement is not solely a result of operational or logistical issues, the Borrower and the Lenders shall work together in good faith to determine the Settlement Value for such Unsettled Purchase Asset; and

(2)        if the sale of such Unsettled Sale Asset continues to remain unsettled for more than 90 calendar days (or in the case of an Unsettled Sale Asset where the purchaser is a reputable, creditworthy broker-dealer in good standing (as determined by the Calculation Agent), for more than 120 calendar days), then the Settlement Value for such Unsettled Sale Asset will be determined by the Calculation Agent.

"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

"Specified Agent" is defined in Section 10.7(c).

"Specified Change" means any amendment or waiver of, or supplement to, a Reference Instrument or to the terms of the related Collateral Obligation that:

(a)        modifies the amortization schedule with respect to such Collateral Obligation in a manner that:

(1)       reduces the Dollar amount of any scheduled distribution by more than the greater of (x) 20% and (y) $250,000;

(2)       postpones any scheduled distribution by more than two payment periods or eliminates a scheduled distribution; or

(3)       causes the weighted average life of the applicable Collateral Obligation to increase by more than 10%;

(b)        reduces or increases the Cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(c)        extends the stated maturity date of such Collateral Obligation by more than 24 months (but only if such extension would cause the weighted average life of such Collateral Obligation to increase by more than 25%);

(d)        releases any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(e)        reduces the principal amount thereof; or

(f)        in the reasonable business judgment of the Investment Manager, has a material adverse impact on the value of such Collateral Obligation.

"Specified Currency" means (1) each of CAD, GBP and USD, (2) BRL; and (3) such other currencies as the Borrower, the Requisite Lenders and the Borrower Accounts Securities Intermediary may agree in writing with written notice to the Collateral Agent and the Borrower Accounts Securities Intermediary. The "Specified Currency" applicable to any obligation, payment or Collateral Obligation means:

(a)       in respect of any obligation or payment to be made hereunder or under any of the other Transaction Documents or in connection herewith or therewith, the currency in which such obligation or payment is denominated; and

(b)       in respect of any Collateral Obligation, the currency (if any) in which such Collateral Obligation is denominated and payable.

"Specified Information" is defined in Section 5.13(a).

"Specified Lender Parties" means, at any time:

(a)       if the Calculation Amount at such time is less than or equal to 25% of the aggregate Commitments of the Lenders hereunder at such time, the Requisite Lenders; and

(b)       otherwise, all of the Lenders.

As used herein, "Calculation Amount" means, at any time, the sum of the Borrowing Base Values of all Collateral Obligations that are, as of such time, Pledged Obligations and for which a Portfolio Waiver was granted by the Requisite Lenders (but excluding Portfolio Waivers granted by all of the Lenders).

"Specified Person" shall mean any Person:

(a)       that is an affiliate of the Borrower;

(b)       whose investment advisor or investment sub-advisor is, or is an affiliate of, the investment advisor or investment sub-advisor of FS Energy and Power Fund (including, for the avoidance of doubt, any Person that is a fund sponsored by Franklin Square Holdings, L.P.); or

(c)       that is a subsidiary of any Person described in clause (a) or (b) above.

"Specified Transfer Asset" is defined in the definition of "Zero Value Asset".

"Sponsor" means FS Energy and Power Fund.

"Sponsor Affiliate" means each Credit Party and each other Affiliate of the Sponsor.

"Spread" means 3.20% per annum.

"Standby Directed Investment" means Wells Fargo Government MM Fund #3802 (WFFXX) (CUSIP VP7001218).

"Stated Maturity" means, with respect to any security or debt obligation, the date specified in such security or debt obligation as the fixed date on which the final payment of principal of such security or debt obligation is due and payable or, if such date is not a Business Day, the next following Business Day.

"Structured Finance Obligation" means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.

"Subordinate Interests" means the rights of the Borrower and the Equity Owner in and to the Collateral.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"Substitute Collateral Obligation" means a Collateral Obligation that Acquired by the Borrower in connection with the sale or other disposal of another Collateral Obligation.

"Syndication Agent" is defined in the preamble.

"Synthetic Security" means a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Target Amount" means, for each day, the product of the Adjusted USD Facility Amount in effect on such day and the applicable percentage set forth in the table below for such day:

Period		Applicable Percentage
From and Including	To but Excluding
Effective Date	March 2, 2020	75.00%
March 2, 2020	Maturity Date	100.00%

"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) in the nature of a tax and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.

"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Terminated Lender" is defined in Section 2.18.

"Transaction Account" means a Borrower Account.

"Transaction Data Room" means a password-protected electronic data room established by the Borrower, access to which shall be available and provided at all times to the Collateral Agent, on behalf of the Secured Parties; the Administrative Agent; and the Lenders.

"Transaction Document" means any of this Agreement, the Notes (if any), the Fee Letters, the Collateral Documents, the Investment Management Agreement, the Additional Transaction Documents, the Limited Guaranty and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date.

"Transferable" means an obligation that is transferable to institutional investors without any contractual, statutory or regulatory restriction, provided that none of the following shall be considered contractual, statutory or regulatory restrictions:

(a)       contractual, statutory or regulatory restrictions that provide for eligibility for resale pursuant to Rule 144A or Regulation S promulgated under the United States Securities Act of 1933, as amended (and any contractual, statutory or regulatory restrictions promulgated under the laws of any jurisdiction having a similar effect in relation to the eligibility for resale of an obligation);

(b)       restrictions on permitted investments such as statutory or regulatory investment restrictions on insurance companies and pension funds; or

(c)       restrictions in respect of blocked periods on or around payment dates or voting periods.

"Transfer Date" means has the meaning specified in the Sale and Contribution Agreement.

"Transfer Supplement" means the supplement to the Schedule of Collateral Obligations, as defined in accordance with the Sale and Contribution Agreement, delivered on each Transfer Date.

"Trust Officer" means, when used with respect to the Collateral Agent, any officer within the Corporate Trust Services Division (or any successor group of the Collateral Agent) including any director, managing director, vice president, assistant vice president, associate or officer of the Collateral Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

"Uncertificated Securities" has the meaning specified in Section 8-102(a)(18) of the UCC.

"Underlying Asset" means each loan, bond, participation interest or Equity Interest that is owned by the Borrower from time to time and is identified in the Schedule of Collateral Obligations.

"Underlying Portfolio" means the portfolio Underlying Assets or Unsettled Purchase Assets, as applicable, owned by the Borrower or Committed to be owned by the Borrower from time to time.

"Undrawn Fees" is defined in Section 2.7(c).

"Unregistered Securities" means Securities or debt obligations issued without registration under the Securities Act.

"Unsettled Purchase Asset" means, as of any date, an asset that the Borrower has Committed to acquire and in respect of which the purchase by the Borrower has not yet settled.

"Unsettled Sale Asset" means, as of any date, an Underlying Asset that the Borrower has Committed to sell and in respect of which the sale by the Borrower has not yet settled.

"U.S. Lender" is defined in Section 2.15(c).

"U.S. Tax Compliance Certificate" means a certificate substantially in the form of one of Exhibits B-1, B-2, B-3 or B-4, as applicable.

"Valuation Report" is defined in Section 6.5(c).

"Voluntary Commitment Reduction" is defined in Section 2.8(b)(1).

"Voluntary Prepayment" is defined in Section 2.8(a)(1).

"Warranty Transferred Assets" has the meaning set forth in Article VI of the Sale and Contribution Agreement.

"Wells Fargo" is defined in the preamble.

"Withholding Tax Security" means a Collateral Obligation if (a) any payments thereon to the Borrower are subject to deduction or withholding for or on account of any withholding or similar tax imposed by any jurisdiction or taxing authority thereof or therein and (b) under the Reference Instrument with respect to such Collateral Obligation, the issuer of or counterparty with respect to such Collateral Obligation is not required to make payments to the Borrower that would result in the net amount actually received by the Borrower (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Borrower) being equal to the full amount that the Borrower would have received had no such deduction or withholding been required.

"Write-down and Conversion Powers" means:

(a)        in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)        in relation to any other applicable Bail-In Legislation:

(1)       any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(2)       any similar or analogous powers under that Bail-In Legislation.

"Zero Value Asset" means a Collateral Obligation at any time:

(a)        in respect of which there has occurred a Zero Value Event;

(b)        that did not satisfy the Reinvestment Criteria at the time the Borrower Committed to acquire such Underlying Asset (unless such Underlying Asset, after such date, subsequently satisfies the Reinvestment Criteria);

(c)        that has been the subject of a Restructuring or a Material Modification if, in either case:

(1)       immediately following such Restructuring or Material Modification, such Underlying Asset fails to satisfy the Reinvestment Criteria (unless such Underlying Asset, after such date, subsequently satisfies the Reinvestment Criteria); or

(2)       the Consent Condition is not satisfied with respect to such Restructuring or Material Modification;

(d)        with respect to which Escrowed Assignment Agreement Documents have not been delivered to the Collateral Agent hereunder to be held by the Collateral Agent hereunder, all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;

(e)        that is not a Transferable bond, an Assignable Loan or a Consent Required Loan (or as to which any rights of first refusal, rights of first offer, last looks or other material restrictions or conditions to the transfer or assignment of such obligation (whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) exist in favor of any other holder of such obligation or any other Person), all as determined by the Administrative Agent in its sole and absolute discretion; or

(f)        that, if such Collateral Obligation is in the form of a Participation, such Participation has been outstanding for more than 40 days after its Acquisition; or

(g)        if such Collateral Obligation is an Eligible Equity Interest, the Obligor thereof has issued any other shares, interests, participations or other equivalents (however designated) of capital stock that are senior or pari passu in any respect to such Eligible Equity Interest, or incurred any indebtedness or other material liabilities.

For purposes of clauses (d) and (e) above, with respect to the Underlying Assets identified as "Specified Transfer Assets" in Appendix C-2 hereto (each, a "Specified Transfer Asset"), the Administrative Agent may, in its sole and absolute discretion, deem them to be Zero Value Assets.

A Specified Transfer Asset will cease to be a Specified Transfer Asset when:

(a)       the Borrower delivers to the Collateral Agent Escrowed Assignment Agreement Documents for such Specified Transfer Asset and a Cooperation Agreement to be held by the Collateral Agent hereunder, all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, provided that the Administrative Agent in its sole discretion may waive the requirements to deliver Escrowed Assignment Agreement Documents and/or a Cooperation Agreement for such Specified Transfer Asset; and

(b)       the Administrative Agent determines, in its sole and absolute discretion, that it is satisfied with the transferability of such Specified Transfer Asset.

"Zero Value Event" means, in respect of any Collateral Obligation, the occurrence of any one or more of the following:

Bankruptcy

Failure to Pay

As used herein:

"Bankruptcy" means, with respect to an Underlying Asset, a "Bankruptcy" (as defined in the Credit Definitions) with respect to the related Obligor.

"Failure to Pay" means, with respect to a Collateral Obligation, after the expiration of any applicable grace period (however defined under the terms of such Collateral Obligation), the occurrence of a non-payment of a payment of interest Scheduled to be Due or principal on the Underlying Asset when due, in accordance with the terms of the Underlying Asset at the time of such failure.

"Scheduled to be Due" shall mean, in the case of an interest payment, that such interest payment would accrue during the related calculation period for the Underlying Asset.

1.2.      Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Section 5 shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3.      Interpretation, Etc.

(a)       Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(b)     References to any statute or code shall, unless otherwise specified, be deemed to refer to such statute or code and all rules and regulations promulgated thereunder, all as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time.

(c)       References to:

(1)       any agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time;

(2)       any Person shall, unless otherwise specified, include references to such Person's successors and assigns; and

(3)       any Person acting in any particular capacity shall, unless otherwise specified, include references to such Person's successors and assigns in such capacity,

provided that the foregoing is without prejudice to the rights or remedies available to a party herein or in any of the other Transaction Documents that restricts, limits or imposes conditions upon, or provides consequences for, any amendments, successions or assignments.

(d)        Prior to the date on which the Borrower Accounts are established as provided herein, references in this Agreement to any Borrowing Account shall be a reference to the functionally equivalent Existing Account maintained by the Borrower.

(e)       For purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 11.5.

1.4.         Assumptions as to Collateral Obligations, Etc.

(a)       In connection with all calculations required to be made pursuant to this Agreement with respect to Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the relevant Interest Collection Account or the relevant Principal Collection Account, the provisions set forth in this Section 1.4 shall be applied.

(b)       All calculations with respect to Distributions on the Pledged Obligations shall be made by the Investment Manager on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. To the extent they are not manifestly in error, any information or report received by the Investment Manager (other than those prepared by the Investment Manager), the Collateral Administrator or the Collateral Agent with respect to the Collateral Obligations may be conclusively relied upon in making such calculations.

(c)       For each Due Period, the Distribution on any Pledged Obligation (other than a Defaulted Obligation or other Collateral which is assigned a Principal Balance of zero, which shall be, until any Distribution is actually received by the Borrower from such Defaulted Obligation or Collateral Obligation, assumed to have a Distribution of zero) shall be the minimum amount, including coupon payments, accrued interest, scheduled Principal Payments, if any, by way of sinking fund payments which are assumed to be on a pro rata basis or other scheduled amortization of principal, return of principal, and redemption premium, if any, assuming that any index applicable to any payments on a Pledged Obligation that is subject to change is not changed, that, if paid as scheduled, will be available in the relevant Interest Collection Account or the relevant Principal Collection Account, at the end of the Due Period net of withholding or similar taxes to be withheld from such payments (but taking into account payments made in respect of such taxes that result in the net amount actually received by the Borrower (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Borrower) being equal to the full amount that the Borrower would have received had no such deduction or withholding been required).

(d)       The Investment Manager's judgment in all cases under this Agreement and the other Transaction Documents shall be subject to Section 1 of the Investment Management Agreement.

(e)       For purposes of (1) the Schedule of Collateral Obligations or a list of Collateral Obligations prepared in accordance with this Agreement, (2) the Daily Reports, (3) the Valuation Reports, (4) the Monthly Reports, (5) the Additional Reports prepared in accordance with this Agreement and (6) preparing any other reports hereunder, Collateral Obligations committed to be purchased by the Borrower shall be treated as owned or acquired by the Borrower (with the Borrower deemed to have a perfected security interest in such Collateral Obligation) and Collateral Obligations committed to be sold by the Borrower shall be treated as having been sold by the Borrower and shall not be treated as owned by the Borrower.

(f)       All calculations under this Agreement shall be in U.S. Dollars unless otherwise specified. For purposes of this Agreement, unless otherwise specified, calculations with respect to all amounts or assets received, held or required to be paid in a currency other than U.S. Dollars shall be made on the basis of the Dollar Equivalent thereof.

(g)       Unless otherwise stated herein or in the other Transaction Documents or the context otherwise requires, all determinations and calculations of the Borrowing Base (and any component thereof), as of each date of determination thereof shall be made by the Calculation Agent in its sole and absolute discretion, subject to the Borrower's Dispute rights as set forth in the Margining Agreement.

(h)       No Agent warrants, nor accepts responsibility, nor shall have any liability with respect to, the administration, submission or any other matter related to (1) the Adjusted Eurodollar Rate, the Base Rate, the Prime Rate or, in each case, any comparable or successor rate thereto or (2) the Reuters Screen or any successors or replacements thereto.

(i)             With respect to Collateral Obligations that are Eligible Equity Interests, except as the context otherwise requires:

(1)             references herein and in the other Transaction Documents to the outstanding “principal balance”, or “principal amount” or “par”, or words of similar import, of such Eligible Equity Interest shall be a reference to the number of shares or interests, or the nominal amount, of such asset held by the Borrower at such time;

(2)             references to “Interest Proceeds” shall be deemed to be references to the return on the Borrower’s capital investment therein; and

(3)             references to “Principal Proceeds” shall be deemed to be references to the return of the Borrower’s capital investment therein,

as determined by the Calculation Agent.

SECTION 2. LOANS

2.1.             Loans.

(a)             Commitments. During the Availability Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower (each, a “Loan”) in an aggregate amount up to but not exceeding such Lender’s Commitment as then in effect; provided that:

(1)             after giving effect to the making of any Loan, the outstanding principal amount of the Loans does not exceed the lesser of (x) the Adjusted USD Facility Amount and (y) the Borrowing Base at such time; and

(2)             unless otherwise consented to by the Administrative Agent, Loans shall not occur more frequently than once per calendar week; provided that Loans may occur more frequently than once per calendar week if the Borrower delivers a fully executed Funding Notice in accordance with procedures set forth in clause (b) below at least five (5) Business Days in advance of the proposed Credit Date.

Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Availability Period. Each Lender’s Commitment shall terminate immediately and without further action on the last day of the Availability Period. All Existing Loans shall remain outstanding as of the Effective Date and shall be Loans for all purposes of this Agreement and the other Transaction Documents.

(b)             Borrowing Mechanics for Loans.

(1)             Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000 in excess of that amount (or such lesser amount as shall constitute the entire Commitment then available).

(2)             Subject to Section 2.1(c), whenever the Borrower desires that Lenders make Loans, the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date (or such period shorter than three Business Days as may be agreed by the Requisite Lenders and the Administrative Agent). Except as otherwise provided herein, a Funding Notice shall be irrevocable, and the Borrower shall be bound to make a borrowing in accordance therewith.

(3)             Notice of receipt of each Funding Notice, together with the amount of each Lender’s Pro Rata Share thereof and the applicable interest rate, shall be provided by the Administrative Agent to each Lender (with a copy to the Collateral Administrator and the Collateral Agent) with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower.

(4)             Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited (A) in the case of the Effective Date, as separately agreed between the Borrower and the Administrative Agent (with notice to the Collateral Agent) and (B) in the case of each other Loan, to the Borrowing Base Principal Collection Account or as otherwise agreed between the Borrower and the Administrative Agent.

(5)             If a funding does not occur on the proposed borrowing date because any condition precedent to such requested borrowing herein specified has not been met, then the Administrative Agent shall return any amounts received to the respective Lenders without interest.

(c)             Notices. Each Funding Notice shall be executed by an Authorized Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Funding Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided that each such notice shall be promptly confirmed in writing by delivery of the applicable Funding Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given; provided that a Funding Notice for all Loans made on the Effective Date, may, in the Administrative Agent’s sole and absolute discretion, be deemed to have been provided by other documentation satisfactory to the Administrative Agent. In the event of a discrepancy between the telephone notice and the written Funding Notice, the written Funding Notice shall govern. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.

(d)             Commitment Increases.

(1)             The Borrower may, by written notice to the Administrative Agent given during the Availability Period, from time to time request an increase to the existing Commitments (any such increase, “New Commitments”) by an amount not in excess of U.S.$175,000,000 in the aggregate and not less than U.S.$50,000,000 in the case of each such increase (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between U.S.$175,000,000 and all such New Commitments obtained prior to such date), and integral multiples of U.S.$1,000,000 in excess of that amount. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent or such shorter period of time as consented to by the Administrative Agent. Each such New Commitment shall be subject to consent of the Administrative Agent and the Lenders in their sole and absolute discretion.

(2)             Such New Commitments shall become effective as of such Increased Amount Date, provided that (A) the Administrative Agent and the Lenders shall have consented to such New Commitments in their sole and absolute discretion; (B) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (C) each of the conditions set forth in Section 3.2 shall be satisfied as if such Increased Amount Date were a Credit Date; (D) the Borrower shall make any payments required pursuant to Section 2.7 and the Fee Letters in connection with such New Commitments; and (E) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(3)             On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (A) each New Commitment shall be deemed for all purposes a “Commitment” and each Loan made thereunder (a “New Loan”) shall be deemed, for all purposes, a “Loan”. The terms and provisions of the New Commitments shall be identical to the terms and conditions of the Commitments, and the terms and conditions of the New Loans shall be identical to the terms and conditions of the Loans.

2.2.          Pro Rata Shares; Availability of Funds

(a)             Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b)             Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If the Administrative Agent has made such corresponding amount available to the Borrower but such corresponding amount is not in fact made available to the Administrative Agent by such Lender, then the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the interest rate otherwise payable hereunder. If (1) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (2) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (3) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the applicable Credit Date, then such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3.          Use of Proceeds.

The proceeds of the Loans made hereunder shall be used solely:

(a)             to Acquire Collateral Obligations to be included in the Borrowing Base (and, pending such Acquisitions, to deposit funds into the Borrowing Base Principal Collection Account);

(b)            to fund the Borrower’s payment of the costs and expenses payable hereunder and under the Fee Letters (including the Upfront Fees payable on each Credit Date) and otherwise incurred in connection with the transactions contemplated hereby; and

(c)            to make deposits in the Transaction Accounts identified by the Administrative Agent to the Collateral Agent with the consent of the Borrower (notice of which shall be provided to the Collateral Agent and the Collateral Administrator).

2.4.          Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)             Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that (1) the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Loans; and (2) in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)            Register. The Administrative Agent (or its agent or sub-agent appointed by it), in each case acting as a non-fiduciary agent of the Borrower, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 11.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error.

(c)            Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

2.5.          Interest on Loans.

(a)            Interest Accruals. Except as otherwise set forth herein, each of the Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the Adjusted Eurodollar Rate for each Interest Period plus the Spread.

(b)            Interest Rate Determinations. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof to the Borrower, the Collateral Agent, the Collateral Administrator and each Lender.

(c)            Day-Count Fractions, Etc.

(1)            Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(2)            Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on each Payment Date, upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and at maturity of the Loans, including final maturity of the Loans, in each case in accordance with the Priority of Payments or otherwise as expressly provided herein.

(3)            All calculations of interest payable pursuant to Section 2.5(a) shall be rounded up to the nearest cent.

2.6.          Default Interest.

Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans and all Ancillary Amounts, Agent Fees and other fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 1.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

2.7.          Ancillary Amounts; etc.

(a)            [Reserved].

(b)            Agent Fees. The Borrower has agreed to pay to the Agents such fees (the “Agent Fees”), in the amounts and on the dates, as are set forth in the Agent Fee Letters.

(c)            Undrawn Fees. The Borrower agrees to pay to the Lenders commitment fees (the “Undrawn Fees”) on the Daily Undrawn Fee Calculation Amount as in effect from time to time for the period from and including the Effective Date to but excluding the scheduled Maturity Date at a rate per annum equal to the Adjusted Eurodollar Rate for each Interest Period plus the Spread. Undrawn Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable in arrears pursuant to the Priority of Payments or as otherwise expressly stated herein.

As used herein:

“Daily Undrawn Fee Calculation Amount” means, for each day, an amount equal to the excess (if any) of:

(x)             the Target Amount; over

(y)            the aggregate principal amount of the Loans outstanding on such day.

(d)       Make-Whole Payments. If at any time a Make-Whole Event occurs, then the Borrower shall pay to the Lenders an amount equal to the related Make-Whole Amount. Make-Whole Amounts shall be payable pursuant to the Priority of Payments or as otherwise expressly stated herein.

2.8.           Voluntary Prepayments; Voluntary Commitment Reductions.

(a)             Voluntary Prepayments.

(1)            Any time and from time to time after the Availability Period, the Borrower may prepay any Loans on any Business Day in whole or in part (each, a “Voluntary Prepayment”), in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000 in excess of that amount; provided that:

(x)       if such Voluntary Prepayment is a partial prepayment, no Default, Event of Default or Borrowing Base Deficiency (other than any Borrowing Base Deficiency which would be cured or improved after giving effect to such Voluntary Prepayment) has occurred and is continuing or would result therefrom; and

(y)       sufficient amounts in USD are on deposit in the Borrowing Base Principal Collection Account and Borrowing Base Interest Collection Account to pay the principal of the Loans to be prepaid together with the other amounts that will be owing in connection therewith, including the related Make-Whole Amount.

(2)           Voluntary Prepayment Notices, Etc. All such Voluntary Prepayments shall be made, upon not less than one Business Day’s prior written or telephonic notice, in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit a copy of such written notice to each Lender, the Collateral Agent and the Collateral Administrator). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein, except that such notice shall be revocable if a condition to prepayment specified in such notice is not fulfilled.

(b)           Voluntary Commitment Reductions.

(1)            The Borrower may, upon not less than three Business Days’ prior written notice (or such shorter period as agreed to by the Administrative Agent) to the Administrative Agent (which written notice the Administrative Agent will promptly transmit by electronic means to each applicable Lender, the Collateral Agent and the Collateral Administrator), at any time and from time to time after the Ramp-Up Period, terminate in whole or permanently reduce in part the Commitments in an amount up to the amount by which the Commitments exceed the aggregate outstanding principal amount of the Loans at the time of such proposed termination or reduction (each, a “Voluntary Commitment Reduction”); provided that:

(x)       any such partial reduction of the Commitments shall be in an aggregate minimum amount of U.S.$5,000,000 and integral multiples of U.S.$1,000,000 in excess of that amount;

(y)       no Default or Event of Default has occurred and is continuing or would result therefrom; and

(z)       sufficient amounts are on deposit in the Borrowing Base Principal Collection Account in USD to pay the other amounts that will be owing in connection therewith (including any related Make-Whole Amount).

(2)            The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Commitment of each Lender proportionately to its pro rata share thereof.

(c)           Other Amounts. Each payment of principal of the Loans in connection with a Voluntary Prepayment shall be accompanied by payment of the related Make-Whole Amount (if any), the amount of accrued interest on the portion of the Loans so prepaid and (if such payment is made other than on the last day of an interest period) any related breakage costs payable under Section 2.13(c). Each Voluntary Commitment Reduction shall be accompanied by payment of the related Make-Whole Amount and the amount of Undrawn Fees accrued on the portion of the Commitments so reduced.

(d)           Non-Waterfall Payments. Voluntary Prepayments and payment of amounts under clause (c) above shall not be subject to the Priority of Payments but instead shall be made first, out of Principal Proceeds then on deposit in the Borrowing Base Principal Collection Account and second, Interest Proceeds then on deposit in the Borrowing Base Interest Collection Account, as applicable; provided that Interest Proceeds shall not be applied to make Voluntary Prepayments or pay amounts under clause (c) above unless, after giving effect to such payment, there shall be sufficient Interest Proceeds in USD available in the Borrowing Base Interest Collection Account to make all payments of interest in accordance with the Priority of Payments on the next Payment Date, with any remaining unpaid amounts to be paid out of first, Principal Proceeds and second, Interest Proceeds thereafter received in the Transaction Accounts until paid in full, and all amounts that continue to be owing on and after the next Payment Date shall be payable under the Priority of Payments.

2.9.          Scheduled Amortization.

(a)           Principal of the Loans will be repayable on each Payment Date in accordance with the Priority of Payments.

(b)           On the Maturity Date the Borrower shall repay the aggregate principal amount of the Loans that are then outstanding.

2.10.       [Reserved].

2.11.        General Provisions Regarding Payments.

(a)            All payments by the Borrower shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition not later than 12:00 p.m. (New York City time) on the date due therefor. For purposes of computing interest and fees, payments made after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)            Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder or Ancillary Amounts or Agent Fees hereunder.

(c)            Except as otherwise provided herein, all payments under this Agreement shall be made on the Payment Dates in accordance with the Priority of Payments.

(d)            If an Event of Default shall have occurred (and not otherwise been waived), and the maturity of the Obligations shall have been accelerated pursuant to Section 9 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the Enforcement Priority of Payments.

2.12.       Ratable Sharing.

The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a Voluntary Prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under analogous provisions of any other Debtor Relief Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Transaction Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.12 shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.13.       Making or Maintaining Eurodollar Rate Loans.

(a)            Inability to Determine Applicable Interest Rate. Subject to Section 2.19, if the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, the Administrative Agent shall on such date give notice to the Borrower and each Lender of such determination, whereupon (1) outstanding Loans shall bear interest at the Base Rate plus the Spread per annum until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and (2) any Funding Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

(b)            Illegality or Impracticability of Eurodollar Rate Loans. If on any date (1) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (2) the Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (1), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (1) of the preceding sentence or (y) a notice from Lenders constituting the Requisite Lenders pursuant to clause (2) of the preceding sentence, then (A) the obligation of the Lenders (or, in the case of any notice pursuant to clause (1) of the preceding sentence, such Lender) to make additional Loans shall be suspended until such notice shall be withdrawn by each Affected Lender; (B) to the extent such determination by the Affected Lender relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, such Funding Notice shall be deemed to be rescinded by the Borrower; (C) the Lenders’ (or in the case of any notice pursuant to clause (1) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Loans that bear interest based on the Adjusted Eurodollar Rate (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Loans that bear interest at the Base Rate plus the Spread per annum on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option, subject to the provisions of Section 2.13(c), to rescind such Funding Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)            Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (1) if for any reason (other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing; (2) if any prepayment or other principal payment of any of its Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (3) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d)            Booking of Loans. Any Lender may make, carry or transfer Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)            Assumptions Concerning Funding of Loans. Calculation of all amounts payable to a Lender under this Section 2.13 and under Section 2.14 shall be made as though such Lender had actually funded each of its relevant Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.13 and under Section 2.14.

2.14.       Increased Costs; Capital Adequacy.

(a)            Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (1) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than (A) Taxes for which the Lender is indemnified under Section 2.15, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Transaction Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (2) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Loans that are reflected in the definition of “Adjusted Eurodollar Rate”) or any company controlling such Lender; or (3) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)            Capital Adequacy and Liquidity Adjustment. If any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (1) any Change in Law regarding capital adequacy or liquidity or (2) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15.       Taxes; Withholding, Etc.

(a)            Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Transaction Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b)            Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender under any of the Transaction Documents: (1) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (2) the Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (3) unless the withholding or deduction is on account of an Excluded Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such Taxes or Other Taxes, other than Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(b)), the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) within thirty days after the due date of payment of any Tax which it is required by clause (2) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction and reasonably available to the party required to make such withholding or deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)            Evidence of Exemption from U.S. Withholding Tax. Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for (a “Non-US Lender”) shall, to the extent such Lender is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower and the Collateral Agent, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Collateral Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Transaction Documents, or (2) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a U.S. Tax Compliance Certificate together with two copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or W-8IMY (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Collateral Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Transaction Documents. Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) (a “U.S. Lender”) shall deliver to the Administrative Agent, the Collateral Agent and the Borrower on or prior to the Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.15(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence expired, obsolete or inaccurate in any respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower and the Collateral Agent two new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate and two copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Collateral Agent to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Transaction Documents, or notify the Administrative Agent, the Collateral Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Each Lender shall also provide any other form or certificate that would allow the Borrower to make payments at a reduced rate of, or without, withholding Tax, to the extent that such Lender is reasonably able to provide such form or certificate. The Borrower shall not be required to pay any additional amount to any Lender under Section 2.15(b)(3) if such Lender shall have failed to deliver the forms, certificates or other evidence required by the first sentence of this Section 2.15(c).

(d)            FATCA. Notwithstanding anything to the contrary, the Borrower shall not be required to pay any additional amount pursuant to Section 2.15(b) with respect to any United States federal withholding tax imposed under FATCA. If a payment made to a Lender under any Transaction Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

(e)            Payment of Other Taxes. Without limiting the provisions of Section 2.15(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(f)             Borrower Indemnity. The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Taxes, other than Excluded Taxes, for which additional amounts are required to be paid pursuant to Section 2.15(b) arising in connection with payments made under this Agreement or any other Transaction Document and Other Taxes (including any such Taxes or Other Taxes other than Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid or payable by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within ten Business Days of such Credit Party’s receipt of such certificate.

(g)            Lender Indemnity. Each Lender shall severally indemnify the Administrative Agent for (1) Taxes for which additional amounts are required to be paid pursuant to Section 2.15(b) arising in connection with payments made under this Agreement or any other Transaction Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent therefor and without limiting the obligation of the Borrower to do so); (2) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6(g)(1) relating to the maintenance of a Participant Register and (3) any Taxes that are Excluded Taxes, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten days of such Lender’s receipt of such certificate. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)            Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.16.        Obligation to Mitigate.

Each Lender agrees that, if such Lender requests payment under Section 2.13, 2.14 or 2.15, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.13, 2.14 or 2.15, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that (1) such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above and (2) such payment may only be requested by the Lenders imposing such increased costs on borrowers similarly situated to the Borrower under credit facilities comparable to the facility provided hereunder. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent and the Collateral Agent) shall be conclusive absent manifest error.

2.17.       Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.18.        Removal or Replacement of a Lender.

Anything contained herein to the contrary notwithstanding, if:

(a)            (1) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.13, 2.14 or 2.15, (2) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (3) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or

(b)            (1) during the Availability Period, any Lender shall become a Defaulting Lender, and (2) such Defaulting Lender shall fail to cure the default pursuant to Section 2.17(b) within five Business Days after the Borrower’s request that it cure such default; or

(c)             in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 11.5(b), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees identified by the Borrower (each a “Replacement Lender”) in accordance with the provisions of Section 11.6 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided that:

(1)            such Replacement Lender shall have consented to such assignment and be ready to execute and deliver all relevant assignment documentation and to perform all of its obligations in connection therewith;

(2)            the Borrower, such Terminated Lender, the Administrative Agent and any other Person whose consent is required for such assignment shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(3)            on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender hereunder;

(4)            on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.14 or 2.15; or otherwise as if it were a prepayment;

(5)            such assignment does not conflict with applicable law;

(6)             in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(7)            in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.6. If a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 11.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.6. Any removal of Goldman Sachs or its successor as a Defaulting Lender pursuant to this Section shall also constitute the removal of Goldman Sachs or its successor as the Administrative Agent pursuant to Section 11.7.

2.19.       Effect of Benchmark Transition Event

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Adjusted Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of the Adjusted Eurodollar Rate with a Benchmark Replacement pursuant to this Section 2.19 will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.19.

(d)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) outstanding Loans shall bear interest at the Base Rate plus the Spread per annum during the Benchmark Unavailability Period and (2) any Funding Notice given by the Borrower with respect to such Loans shall be deemed to be rescinded by the Borrower or, at the election of the Borrower, a request that such Loans be made bearing interest based on the applicable Base Rate instead of the Adjusted Eurodollar Rate.

SECTION 3. CONDITIONS PRECEDENT

3.1.          Initial Funding Date.

[Reserved.]

3.2.          Conditions to Each Credit Extension.

(a)            Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Effective Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent:

(1)            the Administrative Agent and the Lenders shall have received a fully executed and delivered Funding Notice relating thereto;

(2)            the principal amount of the Loans to be made in such Credit Extension shall not exceed the undrawn Commitments as at the related Credit Date; and, after giving effect to such Credit Extension, the outstanding principal amount of the Loans does not exceed the lesser of (x) the Adjusted USD Facility Amount and (y) the Borrowing Base at such time;

(3)            as of such Credit Date, the representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(4)            as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

Any Agent or the Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or the Requisite Lenders such request is warranted under the circumstances.

(b)            Notices. Each Funding Notice shall be executed by an Authorized Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Funding Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided that each such notice shall be promptly confirmed in writing by delivery of the applicable Funding Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Funding Notice, the written Funding Notice shall govern. In the case of any Funding Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.

(c)            Deemed Representations. Each borrowing of a Loan hereunder shall constitute a representation and warranty by the Borrower as of the applicable Credit Date that the conditions contained in Section 3.2(a) have been satisfied.

3.3.          Effective Date.

The obligation of each Lender to enter into this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions:

(a)            Transaction Documents. The Administrative Agent shall have received sufficient copies of each Transaction Document as the Administrative Agent shall request, originally executed and delivered by each Credit Party and each other Person party thereto.

(b)            Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of each Credit Party, (1) sufficient copies of each Organizational Document as the Administrative Agent shall request, and, to the extent applicable, certified as of the Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (2) signature and incumbency certificates of the officers of such Credit Party; (3) resolutions of the Board of Managers or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (4) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated the Effective Date or a recent date prior thereto; (5) signature and incumbency certificates of one or more officers of the Borrower who are authorized to execute Funding Notices delivered under this Agreement and (6) such other documents as the Administrative Agent may reasonably request.

(c)            Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Transaction Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Transaction Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d)            Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to the Administrative Agent:

(1)            evidence satisfactory to the Administrative Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Transaction Documents (including their obligations to execute or authorize, as applicable, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein); and

(2)            opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation of and perfection of the security interest in favor of the Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e)            Opinions of Counsel to Credit Parties. The Agents and Lenders and their respective counsel shall have received an opinion of Clifford Chance US LLP, counsel to the Investment Manager and the Credit Parties dated the Effective Date, all in form and substance reasonably satisfactory to the Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agents and Lenders).

(f)             Opinions of Counsel to Bank Parties and Collateral Administrator. The Agents and Lenders and their respective counsel shall have received an opinion of Locke Lord LLP, counsel to the Collateral Agent and the Collateral Administrator, dated the Effective Date, all in form and substance reasonably satisfactory to the Administrative Agent.

(g)            Fees. The Borrower shall have paid to each Agent the fees payable on or before the Effective Date referred to in Section 2.7(a) and all expenses payable pursuant to Section 11.2 that have accrued to the Effective Date.

(i)             No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Transaction Documents or that could have a Material Adverse Effect.

(j)             Patriot Act. At least 10 days prior to the Effective Date, the Lenders and the Collateral Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”).

(k)            Payments; Accounts. The Administrative Agent and the Lenders shall have received evidence satisfactory to the Lenders:

(i)       that the Existing Account Control Agreement covering each Existing Account shall have been executed and delivered by the respective parties thereto and shall be in full force and effect;

(ii)       that each deposit account control agreement and securities account control agreement relating to the Existing Accounts (other than the Existing Account Control Agreement) has been terminated on or prior to the Initial Funding Date; and

(iii)       of the establishment of the Borrower Accounts.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make each Credit Extension to be made thereby, the Borrower represents and warrants to each Agent and Lender, on the Effective Date and on each Credit Date, that the following statements are true and correct:

4.1.          Organization; Requisite Power and Authority; Qualification.

Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2.          Equity Interests; Ownership; Collateral Obligations

(a)            The Equity Interests of each Credit Party have been duly authorized and validly issued and are fully paid and non-assessable. As of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party is a party requiring, and there is no membership interest or other Equity Interests of any Credit Party outstanding which upon conversion or exchange would require, the issuance by any Credit Party of any additional membership interests or other Equity Interests of it or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Credit Party. Appendix C-1 correctly sets forth the ownership interest of the Borrower in its Subsidiaries as of the Effective Date.

(b)            Appendix C-2 correctly sets forth a true, correct and complete list of all Collateral Obligations owned by the Borrower and its Subsidiaries as of the Closing Date.

4.3.          Due Authorization

The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.          No Conflict

The execution, delivery and performance by Credit Parties of the Transaction Documents to which they are parties and the consummation of the transactions contemplated by the Transaction Documents do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to the Credit Parties, (2) any of the Organizational Documents of any of the Credit Parties or (3) any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties (except where the violation could not reasonably be expected to result in a Material Adverse Effect); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any of the Credit Parties (except where the conflict could not reasonably be expected to result in a Material Adverse Effect); (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Credit Parties (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent, for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of any of the Credit Parties, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to the Lenders.

4.5.          Governmental Consents

The execution, delivery and performance by Credit Parties of the Transaction Documents to which they are parties and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Effective Date.

4.6.          Binding Obligation

Each Transaction Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.          No Material Adverse Effect

Since December 31, 2018, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

4.8.          Adverse Proceedings, Etc.

There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.9.          Payment of Taxes.

Except as otherwise permitted hereunder, all material Tax returns and reports covering the Credit Parties required to be filed by any of them or the Equity Owner have been timely filed, and all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Credit Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except where contested in good faith and by appropriate proceedings (and for which there are adequate reserves maintained in accordance with GAAP). There is no proposed material Tax assessment against any Credit Party that is not being actively contested by such Credit Party in good faith and by appropriate proceedings.

4.10.       Properties

Each Credit Party has good, sufficient and legal title to its properties and assets. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. As of the Effective Date, no Credit Party owns or leases any real estate.

4.11.       Environmental Matters

No Credit Party nor any of their respective assets or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any environmental law, any environmental claim, or any hazardous materials activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12.       No Defaults

No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.13.       No Material Contracts

No Credit Party is party to a Material Contract.

4.14.       Governmental Regulation

No Credit Party is required to register as an investment company under the Investment Company Act or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.15.       Federal Reserve Regulations; Exchange Act

No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors or to violate the Exchange Act.

4.16.       Employee Benefit Plans

No Credit Party maintains, contributes to, or has incurred any liability with respect to, any Pension Plan or Multiemployer Plan. The assets of the Credit Parties are not treated as “plan assets” for purposes of Section 3(42) of ERISA.

4.17.       Solvency

The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis, solvent.

4.18.       Compliance with Statutes, Etc.

Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.19.       Disclosure

The representations or warranties of any Credit Party contained in any Transaction Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.20.       Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act

None of the Credit Parties or any of their respective directors, officers or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of the Credit Parties and their respective directors, officers and, to the knowledge of the Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (a) all Sanctions Laws, (b) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

No part of the proceeds of the Loans will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

SECTION 5. COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants set forth in this Section 5.

5.1.          Compliance with Laws, Etc.

The Borrower will comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties.

5.2.          Maintenance of Books and Records.

The Borrower shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder and the Borrower shall keep and maintain, or cause the Board of Managers to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of the Borrower specified in the Limited Liability Company Agreement, all documents, books, records, accounts and other information as are required under the laws of Delaware.

5.3.          Existence of Borrower.

(a)            The Borrower shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Borrower shall keep its principal place of business at the address specified on Appendix B. The Borrower shall keep separate books and records and will not commingle its respective funds with those of any other Person. The Borrower shall, to the maximum extent permitted by applicable law, keep in full force and effect its rights and franchises as a limited liability company incorporated under the laws of the State of Delaware, shall comply with the provisions of its organizational documents, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Collateral.

(b)            The Borrower shall ensure that all limited liability company or other formalities regarding its existence (including, to the extent required by applicable law, holding regular member and managers or other similar meetings) are followed and shall conduct business in its name. The Borrower shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored, will fail to correct any known misunderstanding regarding its existence, or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Borrower shall not (A) have any employees (other than members, managers and any other officers appointed in compliance with the Limited Liability Company Agreement), (B) engage in any transaction with any member (other than the issuance of the Borrower’s equity) that would constitute a conflict of interest (provided that the Limited Liability Company Agreement, the Collateral Administration Agreement, the Sale and Contribution Agreement and the Investment Management Agreement shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends other than in accordance with the Priority of Payments or any other provision of any Transaction Document that expressly permits dividends.

(c)            The Borrower shall (1) have a board of managers separate from that of any other person (although members of the board of managers of the Borrower may serve as managers of one or more Affiliates of the Borrower); (2) file its own tax returns, if any, as may be required under applicable law, to the extent (x) not part of a consolidated group filing a consolidated return or returns or (y) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; (3) not commingle its assets with assets of any other person; (4) conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Borrower’s formation); (5) maintain separate financial statements (it being understood that, if the Borrower’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate); (6) pay its own liabilities only out of its own funds; (7) maintain an arm’s-length relationship with its Affiliates; (8) not hold out its credit or assets as being available to satisfy the obligations of others; (9) pay its fair and reasonable share of overhead for shared office space, if any; (10) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Borrower’s agent); (11) not pledge its assets as security for the obligations of any other person; (12) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; and (13) not take any Material Action without the unanimous affirmative vote of each member of its board of managers, including, in all cases, each of the Independent Managers.

5.4.          Protection of Collateral.

(a)            The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary to secure the rights and remedies of the Secured Parties hereunder and to:

(1)       Grant more effectively all or any portion of the Collateral;

(2)       maintain or preserve the lien (and the priority thereof) of the Transaction Documents or to carry out more effectively the purposes hereof;

(3)       perfect, publish notice of or protect the validity of any Grant made or to be made by the Transaction Documents;

(4)       enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

(5)       preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties against the claims of all persons and parties;

(6)       pay any and all taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize taxes and any other costs arising in connection with its activities; and

(7)       give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to the Transaction Documents or to enable the Collateral Agent to exercise and enforce its rights hereunder and thereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ in the collateral description of such financing statement.

The Borrower hereby designates the Collateral Agent as its agent and attorney-in-fact to file, upon Borrower Order, any financing statement, continuation statement or other instrument required pursuant to this Section 4; provided that such appointment shall not impose upon the Collateral Agent any of the Borrower’s obligations under this Section 4. The Borrower shall cause to be filed one or more continuation statements under the applicable UCC (it being understood that the Borrower (and to the extent the Collateral Agent is directed to take any action, the Collateral Agent) shall be entitled to rely upon an Opinion of Counsel as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)            The Collateral Agent shall not, unless directed by the Borrower with the written consent of the Administrative Agent, (1) except in accordance with the terms and conditions herein, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 5.5 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Effective Date pursuant to Section 3 of this Agreement, if no Opinion of Counsel has yet been delivered pursuant to said Section 5.5) or (B) from the possession of the Person who held it on such date or (2) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Collateral Agent shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Agreement with respect to such property will continue to be maintained after giving effect to such action or actions.

5.5.          Opinions as to Collateral.

On or before March 1 in each calendar year, commencing in 2020, the Borrower shall furnish to the Collateral Agent and the Administrative Agent an Opinion of Counsel relating to the security interest granted by the Borrower to the Collateral Agent, stating that, as of the date of such opinion, the lien and security interest created by the Transaction Documents with respect to the Collateral remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

5.6.          Performance of Obligations.

(a)            If an Event of Default shall have occurred and be continuing, the Borrower shall not take any action that would release any principal Obligor from any of such principal Obligor’s covenants or obligations under any Reference Instrument, except in connection with the restructuring, default, waiver or amendment of any Collateral; provided that the Requisite Lenders shall have consented to such action.

(b)            The Borrower may contract with other Persons, including the Investment Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Borrower hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Investment Management Agreement by the Investment Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Borrower shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Borrower; and the Borrower will punctually perform, and use its commercially reasonable efforts to cause the Investment Manager or such other Person to perform, all of their obligations and agreements contained in the Investment Management Agreement, the Collateral Administration Agreement or such other agreement.

(c)            The Borrower agrees to comply in all material respects with all requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Agreement including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Agent of a perfected security interest in any Collateral Obligation, Substitute Collateral Obligation, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

5.7.          Negative Covenants.

(a)           The Borrower will not:

(1)       sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Agreement, the Sale and Contribution Agreement and the Investment Management Agreement;

(2)       claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Loans (other than amounts withheld in accordance with the Internal Revenue Code or any other applicable law) or assert any claim against any present or future Lender by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Loans);

(3) (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than this Agreement and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (other than the issuance of the Borrower’s equity to the Equity Owner), it being understood that additional capital contributions to the Borrower from the Equity Owner are not prohibited by this clause (3);

(4)       (A) permit the validity or effectiveness of this Agreement or any other Transaction Document or any Grant hereunder or thereunder to be impaired, or permit the lien of this Agreement or any other Transaction Document to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement or any other Transaction Document, except as may be expressly permitted hereby, or by the Investment Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Agreement or any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof, or (C) take any action that would cause the lien of this Agreement or any other Transaction Document not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby);

(5)       make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Agreement;

(6)       become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to the Equity Owner (other than in accordance with this Agreement);

(7)       enter into any transaction with any Affiliate or any Lender other than (A) the transactions contemplated by this Agreement, the Limited Liability Company, the Investment Management Agreement, the Sale and Contribution Agreement and the Collateral Administration Agreement, (B) the transactions relating to the making of the Loans or (C) transactions on terms that are no less favorable than those obtainable in an arm’s-length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Borrower under all the facts or circumstances under applicable law;

(8)       maintain any bank accounts other than

(i)       the Borrower Accounts; and

(ii)       until March 2, 2020, the Existing Accounts; provided, that the Existing Accounts shall at all time be subject to an Existing Account Control Agreement;

(9)       change its name without (x) receiving the prior written consent of the Requisite Lenders, (y) delivering to the Collateral Agent and the Administrative Agent notice thereof and (z) receiving an Opinion of Counsel that such name change will not adversely affect the Collateral Agent’s lien or the interest hereunder of the Secured Parties or the Collateral Agent;

(10)      fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by this Agreement;

(11)      amend any Transaction Document without the prior written consent of the Requisite Lenders;

(12)      other than agreements involving purchase and sale relating to the Collateral Portfolio having customary purchase and sale terms, enter into any agreement or contract with any Person unless such contract or agreement contains “limited recourse” provisions and such Person agrees that, prior to the date that is one year and one day after all of the related obligations of the Borrower have been paid in full (or, if longer, the applicable preference period under applicable insolvency law), such Person shall not take any action or institute any proceeding against the Borrower under any insolvency law applicable to the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek protection of, any such insolvency law; provided that such Person shall be permitted to become a party to and to participate in any Proceeding or action under any such insolvency law that is initiated by any other Person other than one of its Affiliates;

(13)       amend any provision of this Agreement or any other agreement entered into by the Borrower with respect to the transactions contemplated hereby, relating to (A) the institution of proceedings for the Borrower to be adjudicated as bankrupt or insolvent, (B) the consent of the Borrower to the institution of bankruptcy or insolvency proceedings against it, (C) the filing with respect to the Borrower of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or (D) the consent of the Borrower to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower or any substantial part of its property, respectively;

(14)       amend any limited recourse or non-petition provision of this Agreement or any limited recourse provision of any other agreement entered into by the Borrower with respect to the transactions contemplated hereby, (which limited recourse or non-petition provision provides that the obligations of the Borrower are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of this Agreement and which non-petition provision provides that no party entering into an agreement with the Borrower will initiate insolvency or examinership proceedings against the Borrower);

(15)       amend any non-petition provision of this Agreement or any non-petition provision of any other agreement entered into by the Borrower with respect to the transactions contemplated hereby;

(16)       acquire any assets or take any action that would require it to register as an “investment company” under the Investment Company Act;

(17)       fail to correct any known misunderstanding regarding its separate identity;

(18)       have any employees;

(19)       pay any dividends (other than in accordance with this Agreement);

(20)       enter into any transaction other than on arm’s length terms and at market rates other than as expressly permitted pursuant to this Agreement;

(21)       take any action or make an election to classify itself as an association taxable as a corporation for federal, state or any applicable tax purposes;

(22)       acquire or form any subsidiary; or

(23)       maintain less than two Independent Managers who are not Affiliates of the Investment Manager; provided in each case that the Borrower shall not be in breach of this covenant if an Independent Manager resigns, is unable to serve as an Independent Manager or is otherwise incapacitated so long as (x) the Borrower and/or its governing body replaces such Independent Manager promptly and in any event within 10 Business Days after obtaining knowledge thereof and (y) at all times during such period at least one Independent Manager who is not an Affiliate of the Investment Manager is maintained.

(b)           The Borrower shall not sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Agreement and the Investment Management Agreement.

5.8.           No Consolidation.

The Borrower shall not consolidate or merge with or into any other Person or, other than the security interest Granted to the Collateral Agent pursuant to this Agreement and the other Transaction Documents, convey or transfer its properties and assets substantially as an entirety to any Person.

5.9.          No Other Business; Etc.

The Borrower shall not engage in any business or activity other than making the Loans pursuant to this Agreement, and Acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided that the Borrower shall be permitted to enter into any additional agreements not expressly prohibited by this Agreement.

Without limiting the foregoing, in the performance of its obligations hereunder, the Borrower (or the Investment Manager on its behalf) may enter into any amendment or waiver of, or supplement to, any Reference Instrument (each, an “Amendment”); provided that (1) the Borrower shall (A) give the Administrative Agent and the Lenders prompt written notice of each such Amendment, (B) deliver to the Administrative Agent a summary of such Amendment, along with a description of the rationale of such request, and the then-most recent available draft documentation in connection therewith (each, a “Draft Amendment Package”), and make such Draft Amendment Package available in the Transaction Date Room; and (C) if such Amendment constitutes a Specified Change or an Event of Default has occurred and is then continuing, the prior written consent of the Requisite Lenders shall be required with respect to any such Amendment.

The Borrower will not amend its Limited Liability Company Agreement without giving notice to the Investment Manager and the Administrative Agent and without the consent of the Requisite Lenders.

5.10.       Compliance with Investment Management Agreement.

The Borrower agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Investment Management Agreement. The Borrower also agrees to take all actions as may be necessary to ensure that all of the Borrower’s representations and warranties made pursuant to the Investment Management Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Loans are outstanding. The Borrower further agrees not to authorize or otherwise to permit the Investment Manager to act in contravention of the representations, warranties and agreements of the Investment Manager under the Investment Management Agreement. Neither the Borrower nor the Investment Manager shall terminate the Investment Management Agreement or select a replacement investment manager, in each case without the prior consent of the Requisite Lenders (which the Requisite Lenders may withhold in their sole and absolute discretion).

5.11.       Certain Tax Matters.

(a)           FS Energy and Power Fund, as tax owner of the Borrower and its assets, including the Collateral, shall pay or cause to be paid all federal, state and local taxes imposed on income derived from the Collateral and timely file, or cause to be filed, all tax returns and information statements and returns relating to the Borrower’s income and assets, except where contested in good faith and by appropriate proceedings (and for which there are adequate reserves maintained in accordance with GAAP). It shall also provide, if required, a duly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or any successor to such IRS form, to the payor with respect to any item included in the Collateral at the time such item is purchased or entered into.

(b)           To the extent that the Loans are treated as issued for U.S. federal income tax purposes, the Borrower and each Lender, by making a Loan, or any interest therein, shall be deemed to have agreed to treat, and shall treat, the Loans as unconditional debt in the Borrower (or the Equity Owner) for U.S. federal, state and local income tax purposes, unless otherwise required by law.

5.12.       Certain Regulations.

Each of the Borrower and the Investment Manager understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by OFAC and other federal laws prohibit, among other things, U.S. persons or persons under jurisdiction of the United States from engaging in certain transactions with, the provision of certain services to, and making certain investments in, certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. None of the Borrower, the Investment Manager or any of their respective Affiliates, owners, directors or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, and none of the Borrower, the Investment Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings with U.S. persons or persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a person or entity. The Borrower does not own and will not acquire, and the Investment Manager will not cause the Borrower to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership by U.S. persons or persons under the jurisdiction of the U.S. would be or is prohibited under any OFAC regulation or other applicable federal law.

5.13.       Financial and other Information.

(a)           The Borrower shall deliver the documents and information detailed in Schedule A (the “Specified Information”) to the Administrative Agent and the Lenders on or prior to the date required pursuant to Schedule A.

(b)            Notice of Default. Promptly upon the Borrower obtaining knowledge (1) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Borrower with respect thereto; or (2) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(c)            Notice of Litigation. Promptly upon the Borrower obtaining knowledge of (1) any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders, or (2) any material development in any such Adverse Proceeding that, in the case of either clause (1) or (2), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, the Borrower shall deliver to the Administrative Agent and the Lenders written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters.

5.14.       Transaction Data Room

The Borrower shall at all times maintain (or cause the Collateral Custodian to maintain on their behalf) a Transaction Data Room, and shall cause to be maintained therein electronic copies of all documents and other information required by this Agreement and other Transaction Documents to be maintained therein; provided that, to the extent the Transaction Data Room is unavailable, the Borrower shall deliver copies of all documents and other information required by this Agreement and other Transaction Documents to the appropriate party in accordance with the notice procedures set forth in Section 14.1.

5.15.       Inspections, Etc.

(a)            Each Credit Party will permit any authorized representatives designated by the Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, in the absence of an Event of Default, (x) the Credit Parties shall not be required to reimburse the Administrative Agent and the Lenders for more than one inspection in any period of twelve consecutive fiscal months and (y) there shall be no more than one inspection in any period of twelve consecutive fiscal months.

(b)       Without limiting paragraph (a) above, each Credit Party will permit the Administrative Agent and any designee thereof from time to time to inspect the Collateral Obligations and related Reference Instruments selected by the Requisite Lenders in their sole and absolute discretion and, in connection therewith, to investigate any or all of the following (the “Specified Matters”) with respect to any Collateral Obligation:

(1)            all matters relating to the title of Borrower with respect to such Collateral Obligations;

(2)            the perfection of the Collateral Agent’s security interest in the Collateral under the Collateral Documents; and

(3)            the existence of any litigation or other similar proceeding relating to the Collateral Obligations to which a Credit Party is a party, either as plaintiff or defendant,

in each case at such times during normal business hours, upon reasonable advance notice to the Borrower and subject to applicable law and the rights of the relevant Credit Party under the applicable Reference Instruments.

(c)            Each Credit Party will, upon the request of the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders:

(1)            once during each calendar year, to be held at the Investment Manager’s corporate offices (or at such other location as may be requested by the Administrative Agent or the Requisite Lenders that is reasonably acceptable to the Borrower) at such time as may be agreed to by the Borrower, the Administrative Agent and the Requisite Lenders; and

(2)            if an Event of Default has occurred and is then continuing, at such other times as may be reasonably requested by any Lender, to be held at the Investment Manager’s corporate offices (or at such other location as may be requested by such Lender that is reasonably acceptable to the Borrower).

(d)       Each inspection, investigation, visitation or other meeting referred to in clause (b) and (c) above shall be at the Lenders’ own cost and expense; provided that, if an Event of Default has occurred and is continuing, then each such inspection, investigation, visitation or other meeting will be at the expense of the Borrower.

5.16.       Existing Accounts.

The Borrower will at all times cause the Existing Account Bank to sweep funds from each Existing Account to the functionally equivalent Borrower Account on a daily basis until such time as such Existing Account shall be closed.

SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES.

6.1.          Collection of Money

(a)            Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement and the other Transaction Documents, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such money and property received by it in the Borrower Accounts in trust for the Secured Parties and shall apply it as provided in this Agreement. If a default occurs in the making of any payment or performance in connection with any Collateral, the Collateral Agent shall, subject to paragraph (b) below, take such action as may be directed to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(b)            In the event that in any month the Collateral Administrator determines based upon the information contained in the Monthly Report or information received from the Investment Manager that it has not received a payment with respect to any Pledged Obligation on its Due Date, (a) the Collateral Administrator shall promptly notify the Borrower and the Investment Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer), after such notice such payment shall have been received by the Collateral Administrator, or the Borrower, in its absolute discretion (but only to the extent not prohibited by Section 6.2(a)), shall have made provision for such payment satisfactory to the Collateral Agent in accordance with Section 2(a) below, the Collateral Administrator shall request the issuer of such Pledged Obligation, the trustee under the related Reference Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.

(c)            The accounts established by the Collateral Agent pursuant to this Agreement may include any number of sub-accounts deemed necessary by the Collateral Agent or requested by the Investment Manager for convenience in administering the Accounts and the Collateral Obligations (including, for the avoidance of doubt, separate subaccounts for each Specified Currency).

(d)            Each Borrower Account shall be established and maintained (a) with a federal or state-chartered depository institution (i) with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by S&P (or its long-term rating falls below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by S&P (or which has a long-term rating of at least “A+” by S&P if such institution has no short-term rating) or (ii) as otherwise consented to by the Administrative Agent in writing or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

(e)            All investment or application of funds in accordance with Section 6.3 shall be made pursuant to a Borrower Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Investment Manager. The Borrower shall at all times direct the Collateral Agent or the Borrower Accounts Securities Intermediary, as applicable to, and, upon receipt of such Borrower Order, the Collateral Agent or the Borrower Accounts Securities Intermediary shall, invest or cause the investment of, pending application in accordance with Section 6.3, all funds received into the Borrower Accounts (other than the Payment Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Borrower Account, as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Borrower shall not have given any such investment directions, the Collateral Agent shall within five Business Days after transfer of such funds to such Borrower Account, invest and reinvest the funds held in such Borrower Account, as fully as practicable in the Standby Directed Investment. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest, or cause the investment or reinvestment of, such monies in the Standby Directed Investment. All interest and other income from such Eligible Investments shall be deposited into the applicable Borrower Accounts and transferred to the Interest Collection Account, and any gain realized from such investments shall be credited to the Interest Collection Account, and any loss resulting from such investments shall be charged to the Interest Collection Account. Except as otherwise provided herein, the Collateral Agent shall not in any way be held liable by reason of any insufficiency of funds in any Borrower Account resulting from any loss relating to any such investment; and the Collateral Agent shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

If the Borrower receives Cash denominated in a currency that is not a currency with respect to which a subaccount of the relevant Borrower Account has been opened hereunder (regardless of source), the Collateral Agent, when and as directed by the Borrower (or the Investment Manager on its behalf), shall convert such amounts into USD at the Collateral Agent Exchange Rate at the time of such conversion. The Borrower shall bear all risks of investing in Pledged Obligations denominated in a foreign currency. It is understood and agreed that any foreign exchange transaction effected by the Collateral Agent may be entered with the Bank or its affiliates acting as principal or otherwise through customary banking channels. The Collateral Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. The Borrower acknowledges that the Collateral Agent or any affiliates of the Collateral Agent involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrower or any of its Affiliates. The Collateral Agent shall have no liability for any losses included in or resulting from the rates obtained in any such exchange transaction in the absence of its gross negligence, willful misconduct or bad faith of its duties hereunder.

(f)             The Collateral Agent, within one Business Day after becoming aware of the receipt of any Distribution or other Proceeds that is not Cash, shall so notify the Investment Manager on behalf of the Borrower and the Borrower shall, within 10 Business Days of receipt of such notice from the Collateral Agent, sell such Distributions or other Proceeds for Cash in an arm’s length transaction and deposit the Proceeds thereof in the relevant Interest Collection Account or Principal Collection Account, as applicable, for investment; provided that the Borrower need not sell such Distributions or other Proceeds if it delivers an Officer’s Certificate to the Collateral Agent certifying that such Distributions or other Proceeds constitute Collateral Obligations or Eligible Investments and that all steps necessary to cause the Collateral Agent to have a perfected lien therein that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, have been taken.

6.2.          Interest Collection Accounts; Collateral Accounts

(a)            Interest Collection Accounts.

(1)            The Borrower shall, on or prior to the Effective Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Borrowing Base Interest Collection Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall, from time to time, deposit all Interest Proceeds (unless simultaneously reinvested in Collateral Obligations or in Eligible Investments) received in respect of all Collateral Obligations (other than Buffer Assets) except as otherwise provided in this Section 6. In addition, the Borrower may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Borrowing Base Interest Collection Account as it deems, in its sole discretion, to be advisable. All monies deposited from time to time in the Borrowing Base Interest Collection Account pursuant to this Agreement shall be held in trust by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or receives written notice that the Borrowing Base Interest Collection Account or any funds on deposit therein, or otherwise to the credit of the Borrowing Base Interest Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Borrowing Base Interest Collection Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Borrowing Base Interest Collection Account shall remain at an institution that satisfies the requirements of Section 6.1.

(2)            The Borrower shall, on or prior to the Effective Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Buffer Asset Interest Collection Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall, from time to time, deposit all Interest Proceeds (unless simultaneously reinvested in Collateral Obligations or in Eligible Investments) received in respect of all Buffer Assets except as otherwise provided in this Section 6. In addition, the Borrower may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Buffer Asset Interest Collection Account as it deems, in its sole discretion, to be advisable. All monies deposited from time to time in the Buffer Asset Interest Collection Account pursuant to this Agreement shall be held in trust by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or receives written notice that the Buffer Asset Interest Collection Account or any funds on deposit therein, or otherwise to the credit of the Buffer Asset Interest Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Buffer Asset Interest Collection Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Buffer Asset Interest Collection Account shall remain at an institution that satisfies the requirements of Section 6.1.

To the extent that any Interest Proceeds are received in a Specified Currency other than USD, the Collateral Agent will cause such Interest Proceeds to be deposited in the subaccount of the relevant Interest Collection Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents); provided that, it is understood and agreed that, notwithstanding the establishment of any such subaccounts on or prior to the Effective Date, such subaccounts shall not be available for the receipt of Interest Proceeds until such time as the Borrower Accounts Securities Intermediary notifies the Borrower and the Collateral Agent that such subaccounts are operational and available to receive such funds (and neither the Borrower Account Securities Intermediary nor the Collateral Agent shall have any liability for any failure or delay in the receipt of such funds). On the Determination Date preceding each Payment Date (or at any time at the direction of the Administrative Agent, if an Event of Default has occurred and is continuing), the Collateral Agent shall cause, at the direction of the Investment Manager, (or if no such direction is provided by the Investment Manager, at the direction of the Administrative Agent) all amounts in each Specified Currency in the relevant Interest Collection Account and such subaccounts (and in each other such account) received during the related Due Period to be converted to USD, and shall cause the USD proceeds of such conversion to be deposited in the relevant Interest Collection Account for application on such Payment Date pursuant to the terms and conditions set forth herein. For the avoidance of doubt, Interest Proceeds received during a Due Period and committed to be converted by the related Determination Date as described above shall continue to be treated as having been received in such Due Period, notwithstanding that the settlement of the currency exchange may occur after such Determination Date (provided that such settlement occurs no later than the Business Day immediately preceding the related Payment Date).

(b)            Investment of Interest Collection Accounts. Subject to Section 6.3, all property in the Interest Collection Accounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Borrower Accounts Securities Intermediary in the Interest Collection Accounts as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.2 and Section 6.3 below.

(c)            Collateral Accounts.

(1)             The Borrower shall, on or prior to the Initial Funding Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Borrowing Base Collateral Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall from time to time deposit Collateral (other than Buffer Assets). All Collateral deposited from time to time in the Borrowing Base Collateral Account pursuant to this Agreement shall be held in trust by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or receives written notice that the Borrowing Base Collateral Account or any funds on deposit therein, or otherwise to the credit of the Borrowing Base Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Borrowing Base Collateral Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Borrowing Base Collateral Account shall remain at an institution that satisfies the requirements of Section 6.1.

(2)            The Borrower shall, on or prior to the Initial Funding Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Buffer Asset Collateral Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall from time to time deposit Buffer Assets and all other Collateral related thereto. All Collateral deposited from time to time in the Buffer Asset Collateral Account pursuant to this Agreement shall be held in trust by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or receives written notice that the Buffer Asset Collateral Account or any funds on deposit therein, or otherwise to the credit of the Buffer Asset Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Buffer Asset Collateral Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Buffer Asset Collateral Account shall remain at an institution that satisfies the requirements of Section 6.1.

6.3.          Principal Collection Accounts; Payment Account and Margin Account

(a)            Principal Collection Accounts.

(1)            The Borrower shall, prior to the Effective Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Borrowing Base Principal Collection Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Borrowing Base Principal Collection Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or received written notice that the Borrowing Base Principal Collection Account or any funds on deposit therein, or otherwise to the credit of the Borrowing Base Principal Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Borrowing Base Principal Collection Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Borrowing Base Principal Collection Account shall remain at an institution that satisfies the requirements of Section 6.1.

(2)            The Borrower shall, prior to the Effective Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Buffer Asset Principal Collection Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Buffer Asset Principal Collection Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or received written notice that the Buffer Asset Principal Collection Account or any funds on deposit therein, or otherwise to the credit of the Buffer Asset Principal Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Buffer Asset Principal Collection Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Buffer Asset Principal Collection Account shall remain at an institution that satisfies the requirements of Section 6.1.

(b)            Deposits into Principal Collection Accounts; Investment. All capital contributions in cash from the Equity Owner, all proceeds of Loans made hereunder and all Principal Proceeds received in respect of all Collateral Obligations (other than Buffer Assets) that have not been reinvested in Substitute Collateral Obligations upon the receipt of such Principal Proceeds shall be deposited into the Borrowing Base Principal Collection Account. All such funds, together with any Eligible Investments made with such funds, shall be held by the Borrower Accounts Securities Intermediary in the Borrowing Base Principal Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.3(b) and Section 6.3(c) below. Any income or other gain realized from Eligible Investments in the Borrowing Base Principal Collection Account shall be transferred to the Borrowing Base Interest Collection Account and disbursed and withdrawn in accordance with Section 6.2 above.

Prior to the end of the Reinvestment Period, upon the receipt of a Borrower Order and the written consent of the Administrative Agent, the Borrower Accounts Securities Intermediary shall reinvest funds on deposit in the Borrowing Base Principal Collection Account in Collateral Obligations as permitted under and in accordance with the requirements of Section 8 and such Borrower Order. Any unused proceeds remaining in the Borrowing Base Principal Collection Account at the end of the Reinvestment Period (other than Reinvestment Income (which shall be treated as Interest Proceeds)) shall be applied as Principal Proceeds on the first Payment Date following the end of the Reinvestment Period.

All Principal Proceeds received in respect of all Buffer Assets that have not been reinvested in Substitute Collateral Obligations upon the receipt of such Principal Proceeds shall be deposited into the Buffer Asset Principal Collection Account. All such funds, together with any Eligible Investments made with such funds, shall be held by the Borrower Accounts Securities Intermediary in the Buffer Asset Principal Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.3(b) and Section 6.3(c) below. Any income or other gain realized from Eligible Investments in the Buffer Asset Principal Collection Account shall be transferred to the Buffer Asset Interest Collection Account and disbursed and withdrawn in accordance with Section 6.2 above.

The only withdrawals from the Buffer Asset Principal Collection Account shall be (1) if at any time any Event of Default has occurred and is continuing, for application under the Enforcement Priority of Payments at the direction of the Requisite Lenders, (2) if no Default or Event of Default or Collateral Deficit has occurred and is continuing or would result therefrom, upon receipt of a Borrower Order, for reinvestment in Buffer Assets as permitted under and in accordance with the requirements of Section 8 and such Borrower Order, and (3) if no Default, Event of Default, Borrowing Base Deficiency or Collateral Deficit has occurred and is continuing or would result therefrom, with the written consent of the Requisite Lenders (which Requisite Lenders may withhold in their sole and absolute discretion) for remittance to the Equity Owner. On the Business Day prior to the Maturity Date, the Collateral Agent shall remit the balance on deposit in the Buffer Asset Principal Collection Account to the Borrowing Base Principal Collection Account for application as Principal Proceeds. Notwithstanding anything to the contrary in this Section 6.3, the Borrower shall have the right to transfer Cash to the Buffer Asset Principal Collection Account without restriction.

To the extent that any Principal Proceeds are received in a Specified Currency other than USD, the Collateral Agent will cause such Principal Proceeds to be deposited in the subaccount of the relevant Principal Collection Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents); provided that, it is understood and agreed that, notwithstanding the establishment of any such subaccounts on or prior to the Effective Date, such subaccounts shall not be available for the receipt of Principal Proceeds until such time as the Borrower Accounts Securities Intermediary notifies the Borrower and the Collateral Agent that such subaccounts are operational and available to receive such funds (and neither the Borrower Account Securities Intermediary nor the Collateral Agent shall have any liability for any failure or delay in the receipt of such funds). On the Determination Date preceding each Payment Date (or at any time at the direction of the Administrative Agent, if an Event of Default has occurred and is continuing), the Collateral Agent shall cause, at the direction of the Investment Manager, (or if no such direction is provided by the Investment Manager, at the direction of the Administrative Agent) all amounts in each Specified Currency in the relevant Principal Collection Account and such subaccounts (and in each other such account) received during the related Due Period to be converted to USD, and shall cause the USD proceeds of such conversion to be deposited in the relevant Principal Collection Account for application on such Payment Date pursuant to the terms and conditions set forth herein. For the avoidance of doubt, Principal Proceeds received during a Due Period and committed to be converted by the related Determination Date as described above shall continue to be treated as having been received in such Due Period, notwithstanding that the settlement of the currency exchange may occur after such Determination Date (provided that such settlement occurs no later than the Business Day immediately preceding the related Payment Date).

(c)            Payment Account. The Borrower shall, on or prior to the Initial Funding Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Payment Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. Except as provided in the Priority of Payments and in this Section 6.3, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of and premium, if any, on the Loans in accordance with the provisions of this Agreement and, upon Borrower Order to pay Administrative Expenses and other amounts specified in the Priority of Payments in accordance with the Priority of Payments and Section 12. The Collateral Agent agrees to give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if an Authorized Officer of the Collateral Agent obtains actual knowledge or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the provisions of this Agreement and the Securities Account Control Agreement. At all times, the Payment Account shall remain at an institution that satisfies the requirements of Section 6.1.

The Borrower or the Investment Manager on behalf of the Borrower shall direct the Collateral Agent in writing to, and upon the receipt of such written instructions, the Collateral Agent shall, cause the transfer to the Payment Account, for application pursuant to the Priority of Payments, on the first Business Day preceding each Payment Date, or, in the event such funds are permitted to be available in the Interest Collection Accounts or the Borrowing Base Principal Collection Account, as the case may be, on the Business Day preceding each Payment Date pursuant to Section 6.1 of any amounts then held in Cash in (i) the Interest Collection Accounts and (ii) the Borrowing Base Principal Collection Account (other than Cash that the Investment Manager is permitted to and elects to retain in such account for subsequent reinvestment in Collateral Obligations) and any Reinvestment Income on amounts in the Borrowing Base Principal Collection Account, other than Proceeds received after the end of the Due Period with respect to such Payment Date.

(d)            Margin Account. The Borrower shall, on or prior to the Initial Funding Date, establish at the Borrower Accounts Securities Intermediary a segregated trust account in the name “Gladwyne Funding LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Margin Account, which shall be held by the Borrower Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Borrower shall deposit cash in U.S. dollars from time to time as required pursuant to the Margining Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Margin Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. The only withdrawals from the Margin Account shall be (1) if at any time any Event of Default has occurred and is continuing, for application under the Enforcement Priority of Payments at the direction of the Requisite Lenders and (2) if no Default or Event of Default or Collateral Deficit has occurred and is continuing or would result therefrom, for remittance to the Equity Owner or transfer to the Borrowing Base Principal Collection Account as provided in the Margining Agreement. On the Business Day prior to the Maturity Date, the Collateral Agent shall remit the balance on deposit in the Margin Account to the Borrowing Base Principal Collection Account for application as Principal Proceeds. At all times, the Margin Account shall remain at an institution that satisfies the requirements of Section 6.1.

6.4.          Reports by Collateral Agent

The Collateral Agent shall make available in a timely fashion to the Borrower and the Investment Manager any information regularly maintained by the Collateral Agent and the Collateral Administrator that the Borrower or the Investment Manager may from time to time reasonably request with respect to the Pledged Obligations or the Borrower Accounts reasonably needed to complete the Valuation Report and the Monthly Report or to provide any other information reasonably available to the Collateral Agent by reason of its acting as Collateral Agent hereunder and required to be provided by Section 6.5 or to permit the Investment Manager to perform its obligations under the Investment Management Agreement. The Collateral Agent or the Collateral Administrator shall, in a timely fashion, forward to the Investment Manager copies of notices and other writings received by it, in its capacity as Collateral Agent or the Collateral Administrator, as applicable, hereunder, from the Obligor or other Person with respect to any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such Obligor or other Person with respect to such obligation and Clearing Agencies with respect to such Obligor. The Borrower and the Investment Manager shall likewise cooperate by providing in a timely fashion to the Collateral Agent and the Collateral Administrator such information in such party’s possession as maintained or reasonably available to it hereunder in respect of the Pledged Securities or otherwise reasonably necessary to permit the Collateral Agent or the Collateral Administrator, as applicable, to perform its duties hereunder and, with respect to the Collateral Administrator, under the Collateral Administration Agreement.

Nothing in this Section 6.4 shall be construed to impose upon the Collateral Agent or the Collateral Administrator any duty to prepare any report or statement required under Section 6.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Collateral Agent by reason of its acting as Collateral Agent hereunder.

6.5.         Accountings

(a)          Daily. On each Business Day, commencing on the second Business Day following the Effective Date (including each day on which a Monthly Report or a Valuation Report is delivered), the Borrower shall compile, or cause to be compiled, a report (the “Daily Report”) and then provide or make available, or cause to be provided or made available, such Daily Report by electronic mail to the Collateral Agent, the Collateral Administrator, the Administrative Agent, the Investment Manager and each Lender (as identified by the Administrative Agent), provided that a Daily Report may be provided to any such party by posting such Daily Report on the Collateral Agent’s website and providing access thereto to such parties. Each Daily Report shall contain the following information and instructions with respect to the Collateral, determined as of the close of business on the immediately preceding Business Day:

(i)           the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments then owned by the Borrower;

(ii)          for each Collateral Obligation and Eligible Investment then owned by the Borrower:

(a)       the owner of such Collateral Obligation or Eligible Investment; and

(b)       the Principal Balance; the annual interest rate (including the basis for such rate); maturity date (including the later date if such maturity date is extended); issuer; where such issuer is organized; and the CUSIP, LIN or other security identifier, if any, thereof;

(iii)         a list of each Collateral Obligation that the Borrower has Committed to Acquire but for which the related settlement has not yet occurred (and, for each, the purchase price to be payable by the Borrower for such Collateral Obligation) in each case as most recently identified by the Borrower to the Collateral Administrator;

(iv)           a list of each Collateral Obligation that the Borrower has Committed to sell but for which the related settlement has not yet occurred (and, for each, the purchase price to be received by the Borrower for such Collateral Obligation) in each case as most recently identified by the Borrower to the Collateral Administrator;

(v)            the Balance on deposit in each Borrower Account;

(vi)           determinations made by the Calculation Agent hereunder with respect to the Borrowing Base (including the Excess Concentration Amount, Asset Initial Price, Current FX Rate and Asset Amortized Amount), in each case as most recently identified by the Calculation Agent to the Borrower and the Collateral Administrator; and

(vii)          the identity of each Buffer Asset and each Collateral Obligation included in the Borrowing Base; and

(viii)         such other information as the Administrative Agent, the Calculation Agent or the Requisite Lenders may reasonably request upon reasonable advance notice regarding the Collateral;

(b)            Monthly. Commencing in January, 2020, (i) in the case of a month in which there is no Payment Date, not later than the seventh Business Day after the 10th day of such month and (ii) in the case of a month in which there is a Payment Date, one Business Day prior to such Payment Date, the Borrower shall compile, or cause to be compiled, a report (the “Monthly Report”) and the Borrower shall then provide or make available such Monthly Report by facsimile, overnight courier or electronic mail to the Collateral Agent, the Collateral Administrator, the Administrative Agent, the Investment Manager and each Lender (as identified by the Administrative Agent), provided that a Monthly Report may be provided to any such party by posting such Monthly Report on the Collateral Agent’s website and providing access thereto to such parties. The Monthly Report shall contain the following information and instructions with respect to the Collateral, determined as of (1) in the case of a month in which there is no Payment Date, the 10th day of the applicable month and (2) in the case of a month in which there is a Payment Date, the Determination Date for such Payment Date:

(i)             With respect to the Collateral Portfolio:

(1)       the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments, each in their respective Specified Currencies;

(2)       the Principal Balance, annual interest rate (including the basis for such rate), maturity date (including the later date if such maturity date is extended), Domicile, Specified Currency and Obligor of each Collateral Obligation and Eligible Investment;

(3)       the CUSIP, LIN or any other security identifier, if any, of each Collateral Obligation and Eligible Investment, as the case may be;

(4)       an indication as to the classification of such Collateral Obligation (i.e., first lien, participation, etc.); and

(5)       whether each Collateral Obligation has been designated as a “Private Collateral Obligation” or a “Public Collateral Obligation” pursuant to the terms hereof;

(ii)            the nature, source and amount of any Proceeds in each of the Borrower Accounts (and all relevant subaccounts) including the Interest Proceeds and Principal Proceeds (stating separately the amount of Sale Proceeds), received since the date of determination of the last Monthly Report, each in their relevant Specified Currencies;

(iii)            the number, identity and, if applicable, principal amount of any Collateral that was released for sale or other disposition (specifying the category of permitted sales under Section 8.1) and the number, identity and, if applicable, par value of Collateral acquired by the Borrower and in which the Borrower, pursuant to the Transaction Documents, has Granted an interest to the Collateral Agent since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Funding Date);

(iv)           (a) the identity of each Collateral Obligation which became a Defaulted Obligation since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Funding Date) and the date on which such Collateral Obligation became a Defaulted Obligation, (b) the identity of each Collateral Obligation that is a Defaulted Obligation as of the date of determination of the current Monthly Report (or, in the case of the first Monthly Report, as of the Initial Funding Date), the date on which such Collateral Obligation became a Defaulted Obligation and the Market Value of such Defaulted Obligation as of the date of determination of the current Monthly Report, and (c) the Aggregate Principal Amount of all Defaulted Obligations;

(v)            the purchase or sale price of each item of Collateral acquired by the Borrower and in which the Borrower, pursuant to the Collateral Documents, has Granted an interest to the Collateral Agent and each item of Collateral sold by the Borrower, in each case, since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Funding Date) and the identity of the purchasers or sellers thereof, if any, which are Affiliated with the Borrower or the Investment Manager;

(vi)           (A) the identity and Principal Balance of each Collateral Obligation that was upgraded or downgraded since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Initial Funding Date) and (B) the Aggregate Principal Amount of Collateral Obligations that were (1) upgraded and (2) downgraded, respectively since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Initial Funding Date);

(vii)          determinations made by the Calculation Agent hereunder that are not otherwise included in items (i) through (vi) above, including, without limitation, calculations with respect to the Borrowing Base, in each case as most recently identified by the Calculation Agent to the Borrower and the Collateral Administrator; and

(viii)         such other information as the Investment Manager, the Calculation Agent or the Requisite Lenders may reasonably request upon reasonable advance notice regarding the Loans and the Collateral therefor.

Upon receipt of each Monthly Report, the Investment Manager shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Borrower, the Collateral Agent and the Administrative Agent if the information contained in the Monthly Report does not conform to the information maintained by the Investment Manager in its records and detail any discrepancies. In the event that any discrepancy exists, the Collateral Agent and the Borrower, or the Investment Manager on behalf of the Borrower, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Borrower shall appoint, within five Business Days, an Independent accountant to review such Monthly Report and the Collateral Agent’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Agent’s records, the Monthly Report or the Collateral Agent’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Agreement.

(c)            Payment Date Accounting. The Borrower shall compile or cause to be compiled a report (the “Valuation Report”) and the Borrower shall then provide, or cause to be provided, such Valuation Report by facsimile, overnight courier or electronic mail to the Administrative Agent and the Collateral Agent (who shall make such Valuation Report available to the Lenders by access to its website or by first class mail upon written request therefor in the form of Exhibit F attached hereto) not later than one Business Day prior to the related Payment Date (or, with respect to the Maturity Date, on the Payment Date). The Valuation Report shall contain the following information:

(i)              the Aggregate Principal Amount of the Collateral Obligations as of the close of business on the related Determination Date, after giving effect to (A) Proceeds received on the Collateral Obligations with respect to the related Due Period and the reinvestment of such Proceeds in Substitute Collateral Obligations or Eligible Investments during such Due Period and (B) the release of any Collateral Obligations during such Due Period;

(ii)            the aggregate outstanding principal balance of the Loans as a Dollar figure and as a percentage of the original aggregate outstanding principal balance of the Loan at the beginning of the Due Period, the amount of principal payments to be made on the Loans on the next Payment Date, the amount of any overdue interest on or other amounts in respect of the Loans and the aggregate outstanding principal balance of the Loans as a Dollar figure and as a percentage of the original aggregate outstanding principal balance, in each case after giving effect to the principal payments, if any, for such Payment Date;

(iii)           the aggregate amount of interest and other amounts payable to the Lenders for such Payment Date (in the aggregate) and the amount of Interest Proceeds and Principal Proceeds payable to the Equity Owner (in each case determined as of the related Determination Date);

(iv)           the amount of Principal Proceeds to be applied pursuant to clause (1) of the Principal Priority of Payments (in each case determined as of the related Determination Date);

(v)            the Administrative Expenses payable for such Payment Date on an itemized basis (determined as of the related Determination Date);

(vi)           for the Interest Collection Accounts:

(1)       the Balance on deposit in each Interest Collection Account (and any subaccounts) at the end of the related Due Period, all in the related Specified Currencies;

(2)       the amounts payable from the Interest Collection Accounts (through a transfer to the Payment Account) pursuant to each subclause of the Interest Priority of Payments; and

(3)       the Balance remaining in each Interest Collection Account (and any subaccounts) immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date), all in the related Specified Currencies;

(vii)          for the Principal Collection Accounts:

(1)       the Balance on deposit in each Principal Collection Account (and any subaccounts) at the end of the related Due Period, all in the related Specified Currencies;

(2)       the amounts, if any, payable from the Borrowing Base Principal Collection Account (through a transfer to the Payment Account) as pursuant to each subclause of the Principal Priority of Payments; and

(3)       the Balance remaining in each Principal Collection Account (and any subaccounts) immediately after all payments and deposits to be made on such Payment

Date (determined as of the related Determination Date), all in the related Specified Currencies;

(viii)       the amount of unpaid interest, if any, with respect to any Loans and the Investment Management Fee (in each case determined as of the related Determination Date);

(ix)            the principal amount of Loans that have been borrowed hereunder after the Closing Date and the date of such borrowings (determined as of the related Determination Date);

(x)            the Principal Payments received during the related Due Period, all in the relevant Specified Currencies;

(xi)            the Principal Proceeds received during the related Due Period, all in the relevant Specified Currencies;

(xii)           the Interest Proceeds received during the related Due Period, all in the relevant Specified Currencies;

(xiii)         the identity of each Collateral Obligation that became a Defaulted Obligation during the related Due Period;

(xiv)         the identity of any Collateral Obligations that were released for sale or other disposition, indicating whether such Collateral Obligation is a Defaulted Obligation, a Withholding Tax Security or an Equity Security and whether such Collateral Obligation or an Equity Security was sold or disposed of since the last Valuation Report;

(xv)          such other information as the Investment Manager, the Administrative Agent or any Lender may reasonably request upon reasonable advance notice regarding the Loans and the Collateral therefor.

(d)            Payment Date Instructions. Each Valuation Report shall constitute instructions to the Collateral Agent to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in the Priority of Payments.

(e)            Valuation Report/Monthly Report/Daily Report. Notwithstanding any provision to the contrary contained in this Agreement, in the case of a month in which there is a Payment Date, the Borrower, or the Investment Manager on behalf of the Borrower, need not compile a separate Daily Report, Monthly Report and Valuation Report but may in lieu thereof compile a combined report that contains the information, determined as of the Determination Date, required by paragraphs (a), (b) and (c) above in this Section 6. Such combined report shall otherwise be subject to all of the requirements set forth in the first paragraphs of Sections 6.5(a), 6.5(b) and 6.5(c). Except as otherwise expressly stated, information in such reports as to any asset shall be in the Specified Currency of such asset.

(f)             Distribution of Reports. The Collateral Agent will make the Daily Report, the Monthly Report and the Valuation Report available via its internet website. The Collateral Agent’s internet website shall initially be located at “www.ctslink.com”. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by delivery of a written request in the form of Exhibit F attached hereto. The Collateral Agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Agent shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Agent’s internet website, the Collateral Agent may require registration and the acceptance of a disclaimer. The Collateral Agent shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Daily Reports, the Monthly Reports and the Valuation Reports which the Collateral Agent disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. For the avoidance of doubt, the Daily Reports, the Monthly Reports and the Valuation Reports shall be made available to all Lenders simultaneously.

(g)            In the event the Collateral Agent receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification from the Collateral Agent after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Borrower agrees that absent such specific request, such notifications shall not be provided by the Collateral Agent hereunder, and in lieu of such notifications, the Collateral Agent shall make available the Monthly Report and Valuation Report in the manner required by this Agreement.

(h)            Transaction Data Room. The Borrower shall make available each Monthly Report, each Valuation Report and all Additional Reports in the Transaction Data Room.

6.6.          Custodianship and Release of Collateral

(a)            Subject to Section 8, the Borrower may, by Borrower Order delivered to the Collateral Agent at least two Business Days prior to the settlement date for any sale of a Collateral Obligation (x) in the case of Defaulted Obligations, Withholding Tax Securities, or Equity Securities, direct the Collateral Agent to release such Collateral Obligation and, upon receipt of such Borrower Order, the Collateral Agent shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Borrower Order or against receipt of the sales price therefor as set forth in such Borrower Order; provided that the Collateral Agent may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom, or (y) if no Event of Default has occurred and is continuing, certify that (i) it has determined that a Collateral Obligation has become a Defaulted Obligation (which certification shall contain a short statement of the reason for such determination), and in each case, that the sale of such Collateral Obligation will comply with said Section 8, (ii) the sale of such Collateral Obligation and the proposed purchase and delivery of Substitute Collateral Obligations will comply with the terms and conditions set forth herein or (iii) the sale of such Collateral Obligation will comply with the terms and conditions set forth herein, and direct the Collateral Agent to release such Collateral Obligation and, upon receipt of such Borrower Order, the Collateral Agent shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Borrower Order or against receipt of the sales price therefor as set forth in such Borrower Order; provided that the Collateral Agent may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom and, in each case, the Lien of the Collateral Agent shall automatically be released from such Collateral Obligation without further action upon receipt of the Sale Proceeds.

(b)            Subject to Section 8, the Borrower may, by Borrower Order delivered to the Collateral Agent at least two Business Days prior to the date set for redemption or payment in full of a Pledged Obligation or other item of Collateral and certifying that such Collateral Obligation is being redeemed or paid in full, direct the Collateral Agent, or at the Collateral Agent’s instructions, the Borrower Accounts Securities Intermediary, to deliver such Collateral Obligation, if in physical form, duly endorsed, to cause it to be presented, or otherwise appropriately deliver or present such security or debt obligation, to the appropriate paying agent therefor or other Person responsible for payment thereon on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof and the Lien of the Collateral Agent shall automatically be released from such Collateral Obligation without further action upon receipt of the applicable redemption or repayment amount. If an Event of Default has occurred and is continuing at the time of such direction, the Collateral Agent, if so directed by the Requisite Lenders, shall disregard such direction.

(c)            Subject to Section 8, the Borrower may, by Borrower Order, delivered to the Collateral Agent at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Collateral Agent or, at the Collateral Agent’s instructions, the Borrower Accounts Securities Intermediary, to deliver such security or debt obligation, if in physical form, duly endorsed, or, if such security is a Collateral Obligation for which a Security Entitlement has been created in a Borrower Account, to cause it to be delivered, or otherwise appropriately deliver or present such security or debt obligation, in accordance with such Borrower Order, in each case against receipt of payment therefor and the Lien of the Collateral Agent shall automatically be released from such Collateral Obligation without further action upon receipt of the applicable exchange tender or Sale Proceeds. If an Event of Default has occurred and is continuing at the time of such direction, the Collateral Agent, if so directed by the Requisite Lenders, shall disregard such direction.

(d)            The Collateral Agent shall deposit any proceeds received from the disposition of a Pledged Obligation in the relevant Principal Collection Account and/or the Interest Collection Account, as the case may be, unless directed to simultaneously apply to the purchase of Substitute Collateral Obligations or Eligible Investments as permitted under and in accordance with this Section 6 and Section 8.

(e)            The Lien of the Collateral Agent on the Collateral under the Collateral Documents shall, upon receipt of a Borrower Order at such time as there are no Loans outstanding and all obligations of the Borrower hereunder have been satisfied (as evidenced by an Officer’s Certificate) automatically be released.

6.7.          Additional Reports

In addition to the information and reports specifically required to be provided pursuant to the terms of this Agreement, the Borrower (at its expense), or the Investment Manager on behalf of the Borrower, shall compile and the Borrower shall then provide the Lenders (upon request of the Requisite Lenders), with all information or reports delivered to the Collateral Agent hereunder, and such additional information as the Requisite Lenders may from time to time reasonably request and the Borrower shall reasonably determine may be obtained and provided without unreasonable burden or expense. Such a request from a Lender (or its designee) may be submitted directly to the Collateral Agent and then such request shall be forwarded to the Borrower for processing. Such request from a Lender (or its designee) shall be submitted to the Collateral Agent by delivery of a written request in the form of Exhibit F attached hereto. For the avoidance of doubt, all Additional Reports shall be made available to all Lenders simultaneously.

6.8.          Procedures Relating to the Establishment of Borrower Accounts Controlled by the Collateral Agent

(a)            Notwithstanding any term in this Agreement to the contrary and notwithstanding the terms of Part 5 of Article 8 of the UCC, to the extent applicable, with respect to Collateral Obligations delivered to the Collateral Agent, any custodian acting on its behalf, or the Bank acting as Borrower Accounts Securities Intermediary pursuant to the provisions of this Agreement, the Collateral Agent, any custodian acting on its behalf, or the Bank acting as, Borrower Accounts Securities Intermediary shall be obligated to receive and hold until released pursuant to the terms of this Agreement the items delivered or caused to be delivered to it by the Borrower or the Investment Manager, and to hold the same in its custody in accordance with the terms of the Transaction Documents but shall have no further obligation with respect to, or be obligated to take (or to determine whether there has been taken) any action in connection with the delivery of such Collateral Obligations. Without limiting the foregoing, in no instance shall the Collateral Agent, any such custodian or the Bank acting as Borrower Accounts Securities Intermediary be under any duty or obligation to examine the underlying credit agreement, loan agreement, participation agreement, Agreement, trust agreement or similar instrument that may be applicable to any Collateral Obligation in order to determine (or otherwise to determine under applicable law) whether sufficient actions have been taken and documents delivered (including without limitation, any requisite obligor or agent bank consents, notices or filings) in order to properly assign, transfer, or otherwise convey title to such Collateral Obligations.

In connection with the delivery of any Collateral Obligation, the Borrower or the Investment Manager shall send to the Collateral Agent and the Collateral Administrator a trade ticket or transmittal letter (in form and content mutually reasonably acceptable to them), which shall, at a minimum (in addition to other appropriate information with regard to the subject Collateral Obligation as may be mutually agreed upon between the Collateral Administrator and the Investment Manager), (i) specify the purchase price for such Collateral Obligation, and (ii) identify the Collateral Obligation and its material amount, payment and interest rate terms. Each of the Collateral Agent, the Collateral Administrator, any custodian acting on its behalf and the Bank acting as Borrower Accounts Securities Intermediary shall be entitled to assume the genuineness, validity and enforceability of each such note, certificate, instrument and agreement delivered to it in connection with the delivery of a Collateral Obligation, and to assume that each is what it purports on its face to be, and to assume the genuineness and due authority of all signatures appearing thereon.

(b)            Nothing in this Section 8 shall impose upon the Borrower Accounts Securities Intermediary the duties, obligations or liabilities of the Collateral Agent; and nothing herein shall impose upon the Collateral Agent the duties, obligations or liabilities of the Borrower Accounts Securities Intermediary.

SECTION 7. APPLICATION OF MONIES

Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 7 and Section 12, on each Payment Date, the Collateral Agent (based upon the Valuation Report for such Payment Date) shall disburse amounts transferred to the Payment Account from the Interest Collection Accounts and, to the extent permitted hereunder, from the Borrowing Base Principal Collection Account pursuant to this Agreement as follows and for application by the Collateral Agent in accordance with the following priorities (collectively, the “Priority of Payments”):

(a)             Interest Priority of Payments. On each Payment Date (unless an Event of Default has occurred and is then continuing), Interest Proceeds shall be applied as follows (the “Interest Priority of Payments”):

(1)            to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by the Borrower;

(2)            to the payment of accrued and unpaid Administrative Expenses constituting (x) fees of the Bank Parties under the Transaction Documents and reimbursement of expenses (including indemnity payments) of the Bank Parties pursuant to the terms of this Agreement and the other Transaction Documents and (y) fees and reimbursement of expenses (including indemnity payments) of the Collateral Administrator under the Collateral Administration Agreement; provided that total payments pursuant to this subclause (2) shall not exceed, on any Payment Date other than the First Payment Date, an amount equal to a percentage of the Aggregate Principal Amount of the Collateral Portfolio equal to an annual rate of 0.02%, measured as of the beginning of the Due Period preceding such Payment Date; and, with respect to the First Payment Date, 0.005% (not annualized) of the Aggregate Principal Amount of the Collateral Portfolio, measured as of the beginning of the Due Period preceding such Payment Date;

(3)            to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, remaining accrued and unpaid Administrative Expenses (other than indemnity payments) of the Borrower including other amounts payable by the Borrower to the Investment Manager under the Investment Management Agreement (excluding any Investment Management Fee), and to the Bank Parties and the Collateral Administrator constituting Administrative Expenses (other than indemnity payments) not paid pursuant to subclause (2) above, and (b) second, remaining accrued and unpaid Administrative Expenses of the Borrower constituting indemnity payments; provided that such payments pursuant to this subclause (3) shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the First Payment Date, the Closing Date) to $325,000 per annum;

(4)            to the payment of, pro rata, based on amounts due, accrued and unpaid interest, Ancillary Amounts (if any), Agent Fees and other amounts due and payable on the Loans (in each case other than principal of the Loans);

(5)            if a Borrowing Base Deficiency exists on such Payment Date, an amount equal to the Borrowing Base Deficiency (x) during the Reinvestment Period, to the Borrowing Base Principal Collection Account (for application on subsequent dates); and (y) after the Reinvestment Period, to the outstanding principal of the Loans and the other Obligations until the Obligations are paid in full;

(6)            to the payment, first, pari passu, of any accrued and unpaid fees and expenses of the Collateral Administrator and the Bank Parties; second, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Borrower (including, for the avoidance of doubt and without limitation, (a) indemnities and amounts payable by the Borrower to the Bank Parties and the Collateral Administrator and (b) indemnities and amounts payable by the Borrower to the Investment Manager under the Investment Management Agreement (other than any Investment Management Fee)), in each case to the extent not paid pursuant to subclauses (2) and (3) above;

(7)            to the payment to the Investment Manager of, first, the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and, then, any accrued and previously unpaid Investment Management Fee;

(8)            after the Reinvestment Period, to the Borrowing Base Principal Collection Account (for application on subsequent dates); and

(9)            the balance of Interest Proceeds to the Borrower for distribution to the Equity Owner as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

(b)           Principal Priority of Payments. On each Payment Date (unless an Event of Default has occurred and is then continuing), Principal Proceeds shall be applied as follows (the “Principal Priority of Payments”):

(1)            to the payment of the amounts referred to in subclauses (1) through (5) of the Interest Priority of Payments (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(2)            during the Reinvestment Period:

(I)       first, to the Acquisition of Collateral Obligations or to the Borrowing Base Principal Collection Account for investment in Eligible Investments pending purchase of Collateral Obligations at a later date in accordance with this Agreement and the other Transaction Documents;

(II)       second, either (x) if such Payment Date is a date on which a Voluntary Prepayment is being made or (y) at the election of the Borrower, to the payment of principal of the Loans; or

(III)       third, with the express written consent of the Requisite Lenders (which Requisite Lenders may withhold in their sole and absolute discretion), so long as no Default, Event of Default, Collateral Deficit or Borrowing Base Deficiency has occurred and is then continuing or result therefrom, no Cause has occurred and is then continuing under the Investment Management Agreement and no Voluntary Prepayment is then pending, to the Borrower for distribution to the Equity Owner as a dividend payment thereon;

(3)            after the Reinvestment Period, (x) on any Payment Date other than the Maturity Date, to the Borrowing Base Principal Collection Account (for application on subsequent dates) and (y) if such Payment Date is the Maturity Date, to the payment of principal of the Loans, until the Loans are repaid in full;

(4)            to the amounts referred to in subclause (6) of the Interest Priority of Payments (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(5)             to the payment to the Investment Manager of the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and then, any accrued and previously unpaid Investment Management Fee, in each case, to the extent not paid pursuant to the Interest Priority of Payments; and

(6)            the balance of Principal Proceeds to the Borrower for distribution to the Equity Owner as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

(c)            After an Event of Default has occurred and is continuing, all Interest Proceeds, Principal Proceeds and any other available funds in the Borrower Accounts shall be applied as follows (the “Enforcement Priority of Payments”):

(1)             to the payment of the amounts referred to in subclauses (1) through (3) of the Interest Priority of Payments (in the order of priority set forth therein);

(2)            to the payment (a) first, pro rata, based on amounts due, of the accrued and unpaid interest, Ancillary Amounts (if any), Agent Fees and other amounts due and payable on the Loans (in each case other than principal of the Loans), (b) second, of principal of the Loans, until the Loans have been paid in full, and (c) third, of the amount referred to in subclause (6) of the Interest Priority of Payments (in the order of priority set forth therein);

(3)            to the payment to the Investment Manager of the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and then, any accrued and previously unpaid Investment Management Fee; and

(4)            the balance of such funds, if any, to the Borrower for distribution to the Equity Owner as a final distribution in redemption thereof, as applicable.

(d)            Other Provisions: Without limiting the foregoing:

(a)            Not later than 12:00 noon, New York time, on the Business Day preceding each Payment Date, the Borrower shall, pursuant to Section 6.3, remit or cause to be remitted to the Collateral Agent for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in the Priority of Payments required to be paid on such Payment Date.

(b)            If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Borrower pursuant to Section 6.5, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth in the Priority of Payments, subject to Section 12 of this Agreement, to the extent funds are available therefor.

(c)            Notwithstanding anything to the contrary contained herein, Interest Proceeds may be applied to the payment of Administrative Expenses of the Borrower on days other than Payment Dates; provided that (1) in any Due Period such payments shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the First Payment Date, the Effective Date) to $325,000 per annum; (2) such payments do not exceed the amounts permitted to be paid on the related Payment Date pursuant to clause (3) of the Interest Priority of Payments; and (3) sufficient Interest Proceeds have theretofore been received to cover such payments.

(d)            If the Borrower does not have a sufficient amount of funds in USD on deposit in the applicable Borrower Accounts that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such Payment Date and/or (2) to pay any Administrative Expenses or other amounts required to be paid on such Payment Date (a “Currency Shortfall”), then, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall convert (or shall direct the Collateral Agent to convert) amounts held in the Borrower Accounts in other Specified Currencies into USD in an amount necessary to cure such Currency Shortfall. Each such conversion shall occur no later than one Business Day prior to such Payment Date and shall be made at the relevant Collateral Agent Exchange Rate for such Specified Currency on such date. If for any reason the Borrower shall have failed to effect any such currency conversion by the Business Day prior to such Payment Date, then the Administrative Agent shall be entitled to effect such currency conversions on behalf of the Borrower.

(e)            Notwithstanding any other provision of this Agreement, including the other subsections of this Section 7, the Borrower, at the option of the Equity Owner, may, with the express written consent of the Requisite Lenders (which Requisite Lenders may withhold in their sole and absolute discretion), direct the Collateral Agent to make a cash distribution from Interest Proceeds to the Equity Owner on any Business Day but only if, and only to the extent that, after giving effect to such cash distribution: (1) the Borrower will be able to satisfy all payments requirements under the Priority of Payments required of it on the next Payment Date as evidenced by an Officer’s Certificate of the Borrower or the Investment Manager on behalf of the Borrower, provided to the Collateral Agent and the Administrative Agent upon which the Collateral Agent and the Administrative Agent shall be entitled to fully rely with no liability therefor, (2) no Default, Event of Default, Collateral Deficit or Borrowing Base Deficiency has occurred and is then continuing or result therefrom, (3) no Cause has occurred and is then continuing under the Investment Management Agreement and (4) no Voluntary Prepayment is then pending.

SECTION 8. SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION

8.1.           Sales of Collateral Obligations

(a)            Discretionary Sales. For so long as no Event of Default has occurred and is continuing, the Investment Manager may direct the Collateral Agent, on behalf of the Borrower, in writing to sell, and the Collateral Agent shall sell, in the manner directed by the Investment Manager any Collateral Obligation at any time, in accordance with, and subject to, any applicable limitations on amounts and other requirements set forth herein (it being understood that the foregoing limitation shall not apply to any optional or mandatory substitutions or repurchases effected by FS Energy and Power Fund pursuant to clause (b) below and the Sale and Contribution Agreement); provided that either:

(1)            the related Sale Proceeds are equal to or in excess of the Borrowing Base Value for such Collateral Obligation and (x) no Borrowing Base Deficiency has occurred and is then continuing or result therefrom or (y) if any Borrowing Base Deficiency has occurred and is then continuing, such Borrowing Base Deficiency shall be maintained at the current level or improved; or

(2)            the Administrative Agent has consented thereto (in its sole and absolute discretion).

(b)            Limit on Affiliate Sales. Notwithstanding the foregoing, the Aggregate Principal Amount of all Collateral Obligations (other than Warranty Transferred Assets and Buffer Assets) sold pursuant hereto to the Equity Owner or an Affiliate thereof or released to the Equity Owner pursuant to a dividend by the Borrower shall not in aggregate exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale or dividend; provided that the Aggregate Principal Amount of all Defaulted Obligations (other than Warranty Transferred Assets) sold pursuant to clause (a) above to the Equity Owner or an Affiliate thereof or released to the Equity Owner pursuant to a dividend by the Borrower shall not in any twelve-month period exceed 10% of the Net Purchased Loan Balance measured as of the date of such sale or dividend.

(c)            Application of Sale Proceeds. During the Reinvestment Period, (x) all Sale Proceeds received in respect of all Collateral Obligations (other than Buffer Assets) shall be applied to purchase additional Collateral Obligations in accordance with this Section 8 or to purchase Eligible Investments in accordance with the terms and conditions set forth in the Transaction Documents, or shall be applied in accordance with the Priority of Payments applicable thereto on the next succeeding Payment Date and (y) all Sale Proceeds received in respect of all Buffer Assets may be applied to purchase additional Collateral Obligations in accordance with this Section 8 or to purchase Eligible Investments in accordance with the terms and conditions set forth in the Transaction Documents, or may be released from the Buffer Asset Principal Collection Account in accordance with Section 6. After the Reinvestment Period, no Principal Proceeds may be reinvested in Collateral Obligations at any time.

(d)            Sales of Eligible Investments. Except as otherwise expressly provided herein, none of the Borrower or the Investment Manager may at any time sell (or direct the Collateral Agent to sell) or permit the sale of any Eligible Investment prior to its maturity date if the Borrower or the Investment Manager, as the case may be, determines that such Eligible Investment will sell at a price that is below the par value of such Eligible Investment.

(e)            Collateral Acquisition and Disposition Terms. Any transaction involving the purchase or sale of Collateral effected under this Agreement shall be conducted on terms no less favorable to the Borrower than terms prevailing in the market. All sales of Collateral Obligations or any portion thereof pursuant to this Section 8 shall be for Cash on a non-recourse basis to the Borrower.

(f)             Sales Prior to Stated Maturity. On or prior to the date that is two Business Days prior to the scheduled Maturity Date, but no earlier than the date that is 90 Business Days prior to the scheduled Maturity Date, the Investment Manager shall direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell, all Collateral Obligations and other securities to the extent necessary such that no Collateral Obligations or other securities will be expected to be held by the Borrower on or after such date, and the Collateral Agent shall sell such Collateral Obligations and such other securities in accordance with the direction of the Investment Manager. The settlement dates for any such sales of Collateral Obligations and other securities shall be no later than two Business Days prior to the scheduled Maturity Date.

(g)            Reinvestment in Collateral Obligations. Whenever the Investment Manager is required to use commercially reasonable efforts to direct the reinvestment of Sale Proceeds on behalf of the Borrower under this Section 8, such reinvestment shall be subject to market conditions and the availability and suitability of available investments.

(h)            Sales following Events of Default, Etc. Following the occurrence and continuation of an Event of Default or the occurrence and continuation of Cause under the Investment Management Agreement (and after the application of any cure or grace periods), the Investment Manager shall (1) obtain the written consent of the Requisite Lenders before acting on behalf of, or otherwise directing, the Borrower, the Collateral Agent or any other person in connection with a sale of Collateral Obligations pursuant to any provision of this Agreement and (2) comply with the written direction of the Requisite Lenders to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral on behalf of the Borrower.

8.2.           Trading Restrictions

(a)            In connection with the purchase of a Collateral Obligation and prior to entering into a commitment to purchase such Collateral Obligation, the Borrower, or the Investment Manager on behalf of the Borrower, shall comply with the following procedure:

(1)            each proposed purchase of a Collateral Obligation shall be submitted in writing for approval to the Lenders, which submission shall be in substantially the form of Exhibit D-1, and each such submission shall:

(x)       certify that such Collateral Obligation will upon its Acquisition satisfy each of the elements in the definition of such term, satisfies each of the Collateral Obligation Criteria and satisfies each of the Collateral Portfolio Requirements; or

(y)       identify each element in the definition of “Collateral Obligation” or in the “Collateral Obligation Criteria” that is not met (with a description in reasonable detail of each such deviation) and each of the Collateral Portfolio Requirements that would not be met after giving effect to such Acquisition;

(2)            the Borrower and the Administrative Agent shall, in good faith, collectively designate each proposed Collateral Obligation as a “Private Collateral Obligation” or a “Non-Private Collateral Obligation”;

(3)            the Borrower (or the Investment Manager on behalf of the Borrower) may designate such Collateral Obligation as a “Buffer Asset”; provided that (x) such Collateral Obligation satisfies all requirements in the definition of “Buffer Asset,” (y) after giving effect thereto, the aggregate Initial Buffer Asset Values of all Buffer Assets (excluding any Second Lien Buffer Excess Amount thereof) does not exceed the Buffer Asset Cap and (z) the Administrative Agent has approved such Collateral Obligation as a “Buffer Asset” in its sole and absolute discretion;

(4)            the Requisite Lenders shall have the right to request (and upon receipt of such request, the Investment Manager shall promptly provide) the following information with respect to the Collateral Obligation identified for purchase: (x) the Reference Instrument (including the collateral and security documents) relating to such Collateral Obligation; (y) any appraisal or valuation reports conducted by third parties; and (z) any other information customary and typical in performing a detailed credit analysis and as reasonably requested by the Requisite Lenders, including (without limitation) corporate organization charts of the Obligors (to the extent available to the Investment Manager) and information concerning the relationship of such Obligor to the Borrower and the Investment Manager and their respective Affiliates (collectively, the “Diligence Information”); and

(5)            upon receipt of the request for approval and all Diligence Information, the Administrative Agent shall, within five Business Days, either:

(x) approve the Acquisition of such Collateral Obligation (which approval shall be given in substantially the form of Exhibit D-2) and, in connection with such approval, determine the Market Value, Assigned Price, Advance Rate and Initial FX Rate for such Collateral Obligation as of the approval date and specify whether such Collateral Obligation is a First Lien Loan Obligation, Second Lien Loan Obligation, First Lien Bond, Second Lien Bond (or another category of Loan Obligation, Bond or other asset), Midstream Collateral Obligation or Equity Interest, or (y) reject the purchase of such Collateral Obligation (any such rejected Acquisition, a “Rejected Acquisition”).

The Lenders will be deemed to have waived any of the requirements in the definition of “Collateral Obligation”, any of the requirements in the Collateral Obligation Criteria, and any deviation from the Collateral Portfolio Requirements or the Buffer Asset Portfolio Requirement not otherwise permitted under the Transaction Documents (each, a “Portfolio Waiver”) if (and only if) (1) each such deviation or non-compliance is expressly disclosed to the Lenders in writing pursuant to Section 8.2(a)(1)(x) and (y) after receipt of such writing, the Specified Lender Parties have expressly consented in writing to the Acquisition of such Collateral Obligation hereunder. For the avoidance of doubt, no Collateral Obligations shall be Acquired by the Borrower unless consent of the Specified Lender Parties (in their sole and absolute discretion) has been obtained therefor.

For the avoidance of doubt, Buffer Assets shall not be included in the calculation of the Borrowing Base; provided, however, that, upon the request of the Borrower and with the written consent of the Requisite Lenders in their sole and absolute discretion, a Buffer Asset may be included in the Borrowing Base; provided, further, that any such asset shall no longer constitute a “Buffer Asset” unless the Requisite Lenders subsequently approve such asset as a “Buffer Asset” (in which case, for the avoidance of doubt, such asset shall no longer be included in the calculation of the Borrowing Base as of the date of such approval).

(b)            In connection with the Borrower’s holding of a Collateral Obligation and for as long as such Collateral Obligation remains part of the Collateral Portfolio, the Borrower, or the Investment Manager on behalf of the Borrower, shall use commercially reasonable efforts to provide upon request, as soon as practically available, upon request of Requisite Lenders the Diligence Information referred to in subclause (a)(3) above.

(c)            Notwithstanding anything to the contrary herein, for the avoidance of doubt, there shall be no reinvestment in any Collateral Obligations after the end of the Reinvestment Period.

(d)            Notwithstanding anything to the contrary herein, the Borrower will not at any time commit to purchase any Collateral Obligation unless at the time of such commitment:

(1)            the Borrower, in its commercially reasonable judgment, believes there is or will be an amount of funds on deposit in the relevant Principal Collection Account in the relevant Specified Currencies that is equal to or greater than the full amount required by the Borrower to purchase such Collateral Obligation (and all other Collateral Obligations that the Borrower has committed to purchase but that have not yet settled); and

(2)            no Borrowing Base Deficiency then exists or would result therefrom.

8.3.          Affiliate Transactions

The Borrower will not have the right or ability to sell to an Affiliate any Collateral Obligation acquired from an Affiliate except for (a) Defaulted Obligations, (b) required repurchase obligations or other permitted transactions pursuant to clause (b) of Section 2 above and the Sale and Contribution Agreement (such repurchase, “Permitted Repurchases”), or (c) sales to Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value so long as the Investment Manager obtains bid prices from at least two nationally recognized dealers (unaffiliated with the Investment Manager or its affiliates) for such Collateral Obligation. The Borrower will not have the right or ability to purchase Collateral Obligations from any Affiliate except for purchases from Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value.

8.4.          Purchase and Delivery of Collateral Obligations

(a)             Investment in Collateral Obligations. The Investment Manager on behalf of the Borrower shall seek to invest all amounts on deposit from time to time in the Principal Collection Accounts in Collateral Obligations in accordance with the provisions hereof. Subject to the provisions of this Section 8.4, all or any portion of such amounts may be applied prior to the end of the Reinvestment Period to purchase a Collateral Obligation or one or more Eligible Investments for inclusion in the Collateral upon (i) in the case of a purchase of a Collateral Obligation, compliance with the conditions to purchase such Collateral Obligation in Section 8.2 and (ii) receipt by the Collateral Agent of a Borrower Order with respect thereto directing the Collateral Agent to pay out the amount specified therein against delivery of the Collateral Obligations or Eligible Investments specified therein.

(b)            Investment in Eligible Investments. Any amounts on deposit from time to time in the Principal Collection Accounts that are not invested in Collateral Obligations at 3:00 p.m., New York City time, on any Business Day during the Reinvestment Period shall, on the next succeeding Business Day or as soon as practicable thereafter, be invested in Eligible Investments as directed by the Investment Manager in writing (which may be in the form of standing instructions).

(c)            Schedule of Collateral Obligations. The Borrower shall cause to be delivered to the Collateral Agent, the Collateral Administrator, the Administrative Agent and the Lenders, as promptly as practicable on or after each Credit Date, either an amended Schedule of Collateral Obligations or a list of Collateral Obligations setting forth all Collateral Obligations acquired by the Borrower and Granted to the Collateral Agent pursuant to this Agreement and the other Transaction Documents through such Credit Date, which schedule or list shall supersede any prior Schedule of Collateral Obligations delivered hereunder, and which schedule or list shall include all Collateral Obligations held as of such Credit Date.

SECTION 9. EVENTS OF DEFAULT

If any one or more of the following conditions or events shall occur (each, an “Event of Default”):

(a)            Failure to Make Payments When Due. Failure by the Borrower to pay:

(1)       any principal of any Loan at the Maturity Date or upon the acceleration thereof; or

(2)       any interest on any Loan, any Ancillary Amount, any Agent Fees or any fee or any other amount due hereunder within five Business Days after the date due (or, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such default continues for a period of seven or more Business Days after the Collateral Agent receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission); or

(3)       the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $1,000 in accordance with the Priority of Payments and, in the case of this clause (3), continuation of such failure for a period of ten Business Days (provided that, if such failure results solely from an administrative error or omission by the Collateral Agent, such default continues for a period of ten or more Business Days after the Collateral Agent receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission);

(b)            Breach of Certain Covenants.

(1)          Failure of the Borrower:

(A)       to perform or comply with any term or condition contained in Section 2.3; in Section 5.3, Section 5.7(a), Section 5.8, Section 5.9 or Section 8; or

(B)       to perform or comply with Section 2(a) or Section 2(d) of the Margining Agreement; or

(2)           Failure of the Limited Guarantor to comply with Section 3.4 of the Limited Guaranty; or

(c)            Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Transaction Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made (for the avoidance of doubt, the foregoing shall not apply in the case of a breach of any representation or warranty made with respect to a Transferred Asset such that the applicable Transferred Asset is deemed to be a Warranty Transferred Asset); or

(d)            Other Defaults Under Transaction Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Transaction Documents, other than any such term referred to in any other paragraph of this Section 9, and such default shall not have been remedied or waived within 30 days after the earlier of (1) an officer of such Credit Party becoming aware of such default or (2) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

(e)            Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case shall be commenced against any Credit Party under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (e) shall continue for 60 days without having been dismissed, bonded or discharged; or

(f)             Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (2) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause (e) above; or

(g)            Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

(h)            Transaction Documents. At any time after the execution and delivery thereof, (1) any Transaction Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Transaction Documents with the priority required by the relevant Transaction Document, in each case for any reason other than the failure of the Collateral Agent or any other Secured Party to take any action within its control; or (2) any Credit Party shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Transaction Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Transaction Documents; or

(i)              Investment Company. Any Credit Party or the portfolio of Collateral becomes an “Investment Company” required to be registered under the Investment Company Act and such status continues unremedied for 45 days; or

(j)             ERISA. Any Credit Party establishes any Pension Plan or Multiemployer Plan; or

(k)             Delivery of Specified Information. The Borrower fails to comply with any obligation to deliver Specified Information within the time specified in Schedule A; or

(l)             Change of Control. Failure of the Equity Owner at any time to hold, directly, 100% of the issued and outstanding equity interests of the Borrower; or

(m)           Modification of Organizational Documents. The limited liability company agreement or any other organizational document of the Borrower (collectively, for purposes of this clause (m), the “Organizational Documents”), or any provision thereof, shall be amended, modified, changed, waived, terminated, cease to be effective or cease to be the legally valid, binding and enforceable obligation, if the effect of such amendment, modification, change, termination or other action would have a material adverse effect on (1) the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document or (2) the validity or enforceability of this Agreement or any other Transaction Document against the Borrower by the Secured Parties or the rights and remedies of the Secured Parties against the Borrower hereunder or under the other Transaction Documents; or

(n)            Default or Breach Under Organizational Documents. The Borrower shall default or breach of any provision under any Organizational Document, if the effect of such default or breach, would have a material adverse effect on (1) the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document or (2) the validity or enforceability of this Agreement or any other Transaction Document against the Borrower by the Secured Parties or the rights and remedies of the Secured Parties against the Borrower hereunder or under the other Transaction Documents; or

(o)            Defaulted Asset Sale Failure. The occurrence of a Defaulted Asset Sale Failure; or

(p)            Change of Investment Manager. Franklin Square Holdings, L.P. and EIG Asset Management, LLC shall collectively fail to own a majority of the Equity Interests in the investment advisor to the Investment Manager.

THEN, (1) upon the occurrence of any Event of Default described in Section 9 (e) or 9(f), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent, each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party:

(A)           the unpaid principal amount of and accrued interest and premium on the Loans, and

(B)            all other Obligations,

and the Administrative Agent or the Requisite Lenders may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Transaction Documents.

SECTION 10. THE AGENTS

10.1.       Appointment of Agents.

(a)            Goldman Sachs is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent in accordance with the terms hereof and the other Transaction Documents. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, Goldman Sachs, in its capacity as Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Section 10. The Syndication Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.

(b)            Goldman Sachs is hereby appointed the Administrative Agent hereunder and under the other Transaction Documents and each Lender hereby authorizes Goldman Sachs to act as the Administrative Agent in accordance with the terms hereof and the other Transaction Documents.

(c)            Wells Fargo is hereby appointed the Collateral Agent hereunder and under the other Transaction Documents to which the Collateral Agent is a party, and each Lender hereby authorizes it to act as Collateral Agent in accordance with the terms hereof and thereof. Wells Fargo is hereby appointed the Collateral Administrator hereunder and under the other Transaction Documents to which the Collateral Administrator is a party, and each Lender hereby authorizes it to act as Collateral Administrator in accordance with the terms hereof and thereof.

(d)       Goldman Sachs is hereby appointed the Administrative Agent hereunder and under the other Transaction Documents and each Lender hereby authorizes Goldman Sachs to act as the Administrative Agent in accordance with the terms hereof and the other Transaction Documents.

(e)       Each Agent hereby agrees to act in its capacity as such upon the express provisions contained herein and the other Transaction Documents to which it is a party, as applicable. The provisions of this Section 10 are solely for the benefit of Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 10. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Transaction Document or otherwise exist against any Agent. It is understood and agreed that the use of the term “agent” herein or in any Transaction Documents (or any other similar term) with reference to the Administrative Agent, the Collateral Agent, the Collateral Administrator or the Borrower Accounts Securities Intermediary is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The permissive authorizations, entitlements, powers and rights granted to the Agents in the Transaction Documents shall not be construed as duties.

10.2.       Powers and Duties.

Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Transaction Documents to which it is a party as are specifically delegated or granted to such Agent by the terms hereof and thereof, together (in the case of the Agents other than the Collateral Agent, the Collateral Administrator and the Borrower Accounts Securities Intermediary) with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Transaction Documents to which it is a party, and each Agent shall not be liable except for the performance of such duties and responsibilities as are express specified herein and therein. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, and no Agent shall be responsible for any misconduct or gross negligence on the part of any such agent or employee appointed by it with due care. No Agent shall have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Transaction Documents except as expressly set forth herein or therein.

The Agents shall not be liable for any action taken or not taken by them (1) with the consent of or at the request or direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder), or, solely with respect to the Collateral Agent or the Collateral Administrator with the consent of or at the direction of the Administrative Agent or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower) or (2) in the absence of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment.

The Lenders hereby direct each of the Agents, as applicable, to execute and deliver the Transaction Documents to which they are a party, respectively, on or prior to the Effective Date and to execute and deliver additional Transaction Documents and Escrowed Assignment Agreement Documents from time to time (upon written direction by the Requisite Lenders). It is hereby expressly acknowledged and agreed that, in taking any of the foregoing actions, the Agents are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Agents each shall have all of the rights, immunities, indemnities and other protections granted to them under this Agreement (in addition to those that may be granted to them under the terms of such other agreement or agreements).

Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Securities Account Control Agreement, the Existing Account Control Agreement, the Pledge and Security Agreement and that certain Appointment, Assignment and Assumption Agreement, dated as of the Effective Date, and to acknowledge the Limited Guaranty. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Securities Account Control Agreement or the Existing Account Control Agreement, the Pledge and Security Agreement and that certain Appointment, Assignment and Assumption Agreement and the Limited Guaranty, dated as of the Effective Date in such capacity.

10.3.       General Immunity.

(a)            No Agent shall be responsible to any Person for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)            No Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by any Agent under or in connection with any of the Transaction Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or, solely with respect to the Collateral Agent or the Collateral Administrator instructions in respect thereof from the Administrative Agent or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be) or the Administrative Agent or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of any applicable law (including, without limitation, the automatic stay under any Debtor Relief Law). Without prejudice to the generality of the foregoing, (1) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any resolution, officer’s certificate, opinion of counsel, certificate of auditors or any other certificate, statement, communication, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for such Agent or any Credit Party), accountants, experts and other professional advisors selected by it; and (2) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or the Administrative Agent or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower).

(c)            Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates (each also a “sub-agent”). The exculpatory, indemnification and other provisions of this Section 10 shall apply to any Affiliates, receivers, delegates or sub-agents of the Agents and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein (in the case of the Syndication Agent) as well as any other activities as the Agents. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 10 shall apply to any such sub-agent, receiver or delegate and to the Affiliates of any such sub-agent, receiver or delegate, and shall apply to their respective activities as sub-agent, receiver or delegate as if such sub-agent, receiver or delegate and its respective Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Agents and each receiver and delegate, (1) such sub-agent, receiver or delegate shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (2) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, receiver or delegate, and (3) such sub-agent, receiver or delegate shall only have obligations to the respective Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent, receiver or delegate. The Agents shall not be responsible for the conduct of such sub-agents, receivers, delegates or attorneys appointed by them with due care.

(d)           No Agent shall be deemed to have knowledge of any Collateral Deficit, Borrowing Base Deficiency, Default, Event of Default, Prospective Make-Whole Event, Zero Value Event or Make-Whole Event unless and until written notice describing such circumstance or event is received by an Authorized Officer of such Agent by the Borrower or a Lender and states that it is a notice of such circumstance or event. In the absence of receipt of such notice, each Agent may conclusively assume that there is no Collateral Deficit, Borrowing Base Deficiency, Default, Event of Default, Prospective Make-Whole Event, Zero Value Event or Make-Whole Event. Upon receipt of any such notice, the relevant Agent shall have no duty or obligation in connection therewith unless and until directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such direction hereunder) or, with respect to directions to the Collateral Agent or the Collateral Administrator, the Administrative Agent. No Agent shall have any duty to take any action to determine whether any such circumstance or event has occurred. Except as expressly provided herein, delivery of reports, documents and other information to any Agent is for informational purposes only and such Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein or any other related document. Except with respect to written notices of Defaults and Events of Default of which an Authorized Officer of the applicable Agent has actual knowledge, information contained in notices, reports or other documents delivered to such Agent and other publicly available information shall not constitute actual or constructive knowledge. In the absence of receipt of such notice or actual knowledge, the applicable Agent may conclusively assume that there is no Default or Event of Default. Knowledge of notices or other documents delivered to any Agent in any capacity shall not constitute knowledge of or delivery to (1) such Agent in any other capacity under the Transaction Documents or to any Affiliate or other division of such Agent or (2) any other Agent.

(e)            The powers conferred on the Collateral Agent under the Transaction Documents are solely to protect the Secured Parties’ interests in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and are subject to the provisions of this Agreement. Neither the Collateral Agent nor the Collateral Administrator nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act, except for gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Neither the Collateral Agent nor the Collateral Administrator shall have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in this Agreement and the other Transaction Documents to which it is a party) and (in the case of the Collateral Agent) shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower in accordance with the terms and conditions set forth herein and in the other Transaction Documents.

(f)            Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by an Agent under the terms of this Agreement and the other Transaction Documents, such Agent may seek the written direction of the Requisite Lenders or, solely with respect to direction to a Bank Party, the Administrative Agent or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower) (which written direction, in each case, may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Agents shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, such Agent shall be entitled to refrain from such action unless and until such Agent shall have received such direction, and such Agent shall not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Lender shall direct in any circumstance, the direction of the Requisite Lenders shall apply and be sufficient for all purposes. Any provision of this Agreement or the other Transaction Documents authorizing any Agent to take any action shall not obligate such Agent to take such action.

(g)            No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable for any failure to monitor or maintain any portion of the Collateral or to protect against any diminution in value of the Collateral.

(h)            No Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document (including, for the avoidance of doubt, the acts or omissions of the Borrower, the Investment Manager, any Lender, any other Agent, or the Sole Lead Arranger), or to inspect the properties, books or records of the Borrower, any Affiliate thereof or any other Person. Without limiting the generality of the foregoing, in no event shall any Agent have any responsibility or liability with respect to any instrument, certificate or report furnished pursuant to the Transaction Documents, or with respect to any calculations not expressly to be determined by such Agent.

(i)             No Agent shall ever be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under this Agreement or under the other Transaction Documents (and, without limiting the foregoing, no Agent, in its capacity as such, shall have any obligation to grant any credit extension or to make any advance hereunder). In no event shall any Agent be liable, directly or indirectly, for any special, punitive, indirect or consequential damages (including, without limitation, lost profits), even if such Agent has been advised of the possibility of such damages and regardless of the form of action. No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(j)             Each Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive written direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such advice or concurrence hereunder or thereunder) or, solely with respect to a Bank Party or the Collateral Administrator, the Administrative Agent (and shall not be liable for any loss or expense that arises as a result of its failure to act while awaiting such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Requisite Lenders (or such other Lenders) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting to take any such action.

(k)       Each Agent shall be entitled to consult with and rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken or omitted by such Agent in good faith thereon.

(l)             In connection with the delivery of any information to any Agent by the Investment Manager, the Borrower or any other Person to be used by such Agent in connection with the preparation or distribution of calculations or reports, such Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information.

(m)           If any Agent shall require any information to perform its duties under the Transaction Documents, the Borrower shall provide, or shall instruct the Investment Manager to provide, such information to such Agent promptly upon request.

(n)           At any time and from time to time, the Collateral Agent or the Collateral Administrator may request information from the Administrative Agent as to the identity of the Requisite Lenders or any other Lender, and the Administrative Agent will endeavor to provide such information reasonably promptly. The Collateral Agent and the Collateral Administrator shall be entitled to fully rely on such information from the Administrative Agent and the Collateral Agent and the Collateral Administrator shall have no duty, obligation or liability with respect to the identity or amount of Loans held by any Lender or the calculation of the Requisite Lenders.

(o)            Each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Agent and conforming to the requirements of this Agreement.

(p)       No Agent shall be liable for an error of judgment made in good faith unless it shall be finally proved that the Agent was grossly negligent in ascertaining the pertinent facts.

(q)            No Agent shall have any duty (1) to see to any recording, filing, or depositing of this Agreement or any Transaction Documents referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance or (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied in connection with this Agreement (except as set forth in Section 2.15).

(r)             No Agent nor any of its officers or employees shall be required to ascertain whether any borrowing hereunder (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Borrower is a party (whether or not the Agent is also a party to such other agreement).

(s)            No Agent shall be required to give any bond or surety in respect of the execution of this Agreement.

(t)             No Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, any Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Agreement or any other related document.

(u)            No Agent shall be under any obligation to exercise any of the rights vested in it by this Agreement or to enforce any remedy or realize upon any of the Collateral unless (1) it has been directed to take such action by the Administrative Agent or the Requisite Lenders, and (2) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. No Agent shall be held liable for any action or inaction taken in accordance with the directions of the Administrative Agent or the Requisite Lenders or, to the extent expressly permitted hereunder, the Borrower (or the Investment Manager on behalf of the Borrower).

(v)           The only obligation of the Bank Parties with respect to any notice or report delivered to them is to deliver a copy of the same to the Administrative Agent, in each case unless such Agent is otherwise expressly required to act in respect of such notice pursuant to the terms and conditions set forth herein or in another Transaction Document to which such Agent is a party.

(w)           To the extent of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth in this Agreement, the Collateral Agent or Collateral Administrator shall request direction from the Administrative Agent or the Calculation Agent, as applicable, and the Administrative Agent or the Calculation Agent, as applicable, shall provide such direction as to the interpretation and/or methodology to be used, and the Collateral Agent or Collateral Administrator, respectively, shall follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor provided the Collateral Agent or Collateral Administrator, respectively, has complied with such direction in good faith and without willful misconduct or gross negligence.

10.4.       Agents Entitled to Act as Lender.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans (if any), each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include any such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders.

10.5.       Lenders’ Representations, Warranties and Acknowledgment.

(a)            Each Lender represents and warrants that it has made its own independent investigation, without reliance upon any Agent or any other Person, of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any investigation or appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)            Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loans on the Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by the Requisite Lenders or Lenders or delivered to any Agent, as applicable, on the Effective Date.

10.6.       Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Transaction Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement, the other Transaction Documents or the use of proceeds thereof, including the enforcement of this Agreement or any other Transaction Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that (1) in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and (2) this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

10.7.       Successor Administrative Agent, Calculation Agent and Collateral Agent.

(a)           The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the other Agents, the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Administrative Agent and signed by the Requisite Lenders. In addition, the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Administrative Agent and signed by the Requisite Lenders if the Pro Rata Share of the entity then serving as Administrative Agent and its Affiliates, collectively, is less than 25%. The Requisite Lenders shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to approval of the Borrower, not to be unreasonably withheld or delayed, and the Administrative Agent’s resignation shall become effective, and the Administrative Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor has been appointed or not), (2) the acceptance of appointment by such successor Administrative Agent by the Requisite Lenders and the Borrower or (3) such other date, if any, agreed to by the Requisite Lenders. If the Requisite Lenders shall not have appointed a successor Administrative Agent by the end of the period specified above, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Transaction Documents. After any resigning or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

(b)           The Calculation Agent shall have the right to resign at any time by giving prior written notice thereof to the other Agents, the Lenders and the Borrower, and the Calculation Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Administrative Agent and signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution to act as the Calculation Agent hereunder, subject to approval of the Borrower, not to be unreasonably withheld, and the Calculation Agent’s resignation shall become effective, and the Calculation Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor has been appointed or not), (2) the acceptance of appointment by such successor Calculation Agent by the Requisite Lenders and the Borrower or (3) such other date, if any, agreed to by the Requisite Lenders. If the Requisite Lenders shall not have appointed a successor Calculation Agent by the end of the period specified above, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Calculation Agent. Upon the acceptance of any appointment as the Calculation Agent hereunder by a successor Calculation Agent, that successor Calculation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Calculation Agent and the resigning or removed Calculation Agent shall promptly transfer to such successor Calculation Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Calculation Agent under the Transaction Documents. After any resigning or removed Calculation Agent’s resignation or removal hereunder as the Calculation Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Calculation Agent hereunder.

(c)            The Collateral Agent and the Collateral Administrator (each, a “Specified Agent”) may resign at any time by giving prior written notice thereof to the Lenders, the Administrative Agent and the Borrower, and each Specified Agent may be removed at any time upon at least 30 days’ notice with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and such Specified Agent signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution (or, in the case of the Collateral Administrator, another entity acceptable to them) as a successor Specified Agent hereunder, subject to the approval of the Borrower, not to be unreasonably withheld, and each Specified Agent’s resignation shall become effective, and such Specified Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor been appointed or not), (2) the acceptance of appointment by such successor Specified Agent (which shall be no earlier than 30 days after delivery of such notice of resignation or removal unless agreed to by the Requisite Lenders and the removed Specified Agent) or (3) such other date, if any, agreed to by the Requisite Lenders and the removed Specified Agent. Until a successor Specified Agent is appointed, any Collateral or other property held by a Specified Agent on behalf of the Secured Parties under any of the Transaction Documents shall continue to be held by the resigning or removed Specified Agent as bailee until such time as a successor Specified Agent is appointed (all costs and expenses incurred by such resigning or removed Specified Agent for holding such Collateral shall be paid by the Borrower). Each Specified Agent shall have the right, at the cost and expense of the Borrower, to petition a court of competent jurisdiction regarding the delivery of any Collateral or other property it holds as bailee. Upon the acceptance of any appointment as Specified Agent hereunder by a successor Specified Agent, such successor Specified Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Specified Agent under this Agreement and the Transaction Documents, and the resigning or removed Specified Agent shall promptly (x) transfer to such successor Specified Agent all Collateral or other property held hereunder or under the Transaction Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Specified Agent under this Agreement and the Transaction Documents, and (y) execute and deliver to such successor Specified Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be requested by the Requisite Lenders (and at the cost and expense of the Borrower) in connection with the assignment to such successor Specified Agent of the security interests created under the Transaction Documents. After any resigning or removed Specified Agent’s resignation or removal hereunder as such Specified Agent, the provisions of this Agreement and the Transaction Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Transaction Documents while it was such Specified Agent hereunder.

(d)           Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the corporate trust services business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

10.8.       Collateral Documents.

(a)            Agents under Collateral Documents. Each Secured Party hereby further authorizes the Collateral Agent on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 11.5, without further written consent or authorization from any Secured Party, the Administrative Agent and/or the Collateral Agent (at the direction of the Administrative Agent) is authorized to and shall execute any documents or instruments requested by either (1) the Borrower (and at the cost and expense of the Borrower) in connection with an Acquisition or Disposition of assets permitted by this Agreement and to evidence the release of any Lien encumbering any item of Collateral that is the subject of such Disposition as permitted by Section 6.6 or (2) or otherwise consented to by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder) in connection with any other Disposition of assets in accordance with this Agreement.

(b)            Right to Realize on Collateral. Notwithstanding anything contained in the Transaction Documents to the contrary, the Credit Parties, the Agents and each other Secured Party hereby agree that (1) no Secured Party (other than the Collateral Agent) shall have any right to realize upon any of the Collateral, it being understood and agreed that all such powers, rights and remedies hereunder and under any of the Transaction Documents may be exercised solely by the Collateral Agent (at the written direction of the Requisite Lenders) for the benefit of the Secured Parties in accordance with the terms hereof and thereof, and (2) in the event of a foreclosure or similar enforcement action by the Collateral Agent (at the written direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other Disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or under any analogous provisions of any other Debtor Relief Law), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or such other Debtor Relief Law) may be the purchaser or licensor of any or all of such Collateral at any such Disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such Disposition.

(c)            Release of Collateral, Termination of Transaction Documents; Etc. Notwithstanding anything to the contrary contained herein or any other Transaction Document, when all Obligations have been paid in full and all Commitments have terminated or expired (as evidenced by an executed payoff letter and confirmation from the Administrative Agent of the receipt of such payoff amounts), upon written direction of the Borrower (at the cost and expense of the Borrower), the Collateral Agent shall (at the sole cost and expense of the Borrower) take such actions as shall be requested in writing by the Borrower to evidence the release of its security interest in all Collateral provided for in any Transaction Document. The Borrower shall prepare any such documentation at its expense and shall be responsible for the costs and expenses of the Collateral Agent (including legal fees and expenses) in connection with any release under this clause (c).

10.9.        Withholding Taxes.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.15(g), if the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

10.10.      Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Transaction Documents allowed in such judicial proceeding); and

(c)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under the Transaction Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents, their agents and counsel, and any other amounts due to the Agents under the Transaction Documents out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11. MISCELLANEOUS

11.1.       Notices.

(a)           Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, the Collateral Agent or the Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Transaction Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile (except for any notices sent to any of the Agents) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that (1) no notice to any Agent shall be effective until received by such Agent; and (2) any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 11.3(c) as designated by the Administrative Agent from time to time.

(b)            Electronic Communications.

(1)            Notices and other communications to any Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

Wells Fargo (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any documents executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to Wells Fargo an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give Wells Fargo email (of .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and Wells Fargo in its discretion elects to act upon such instructions, Wells Fargo’s reasonable understanding of such instructions shall be deemed controlling. Wells Fargo shall not be liable for any losses, costs or expenses arising directly or indirectly from Wells Fargo’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to Wells Fargo, including without limitation the risk of Wells Fargo acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(2)             Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(3)            The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.

(4)            Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(5)           Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

11.2.       Expenses.

Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to the Agents (in each case excluding allocated costs of internal counsel) in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Transaction Documents; (e) all other actual and reasonable costs and expenses incurred by each Agent in connection with the transactions contemplated by the Transaction Documents and any consents, amendments, waivers or other modifications thereto and (f) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (excluding allocated costs of internal counsel) and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Transaction Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

11.3.       Indemnity.

(a)            In addition to the payment of expenses pursuant to Section 11.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise directly from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)           To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender and each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan, or the use of the proceeds thereof. None of any Lender or any Agent or any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(c)            Each Credit Party also agrees that no Lender or Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Lender or Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided that in no event will such Lender or Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s or Agent’s, or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement, any Transaction Document, or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(d)            The provisions of this Section 11.3 shall survive termination of this Agreement, payment in full of the Loans, assignment of this Agreement by any party hereto and the resignation or removal of any Agent.

11.4.        Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, if an Event of Default has occurred and is continuing, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the Transaction Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Transaction Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that, if any Defaulting Lender shall exercise any such right of setoff, (1) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.12 and 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (2) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.

11.5.       Amendments and Waivers.

(a)             Requisite Lenders’ Consent. Subject to the additional requirements of Sections 11.5(b) and 11.5(c), no amendment, modification or termination of any provision of the Transaction Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Transaction Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment.

(b)            Unanimous Lenders’ Consent. Without the written consent of each Lender, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(1)            extend the scheduled final maturity of any Loan or Note;

(2)            waive, reduce or postpone any scheduled repayment (but not prepayment);

(3)            reduce the rate of interest on any Loan, any fee or any Ancillary Amount payable hereunder;

(4)            extend the time for payment of any such interest, fees or other Ancillary Amounts;

(5)            reduce the principal amount of any Loan;

(6)            amend, modify, terminate or waive any provision of this Section 11.5(b), Section 11.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(7)            amend the definition of “Advance Rate”, “Borrowing Base”, “Collateral Obligation”, “Collateral Obligation Criteria”, “Collateral Portfolio Requirements”, “Pro Rata Share”, “Reinvestment Criteria”, “Requisite Lenders” or “Spread” herein; or amend the definition of “Borrowing Base Deficiency”, “Buffer Asset”, “Buffer Asset Cap”, “Buffer Asset Cap Test”, “Buffer Asset Portfolio Requirement”, “Collateral Deficit”, “Margin Percentage” or “Required Amount” in the Margining Agreement;

(8)            release all or any material portion of the Collateral except as expressly provided in the Transaction Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other analogous Debtor Relief Law or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Transaction Documents (in which case only the consent of the Requisite Lenders will be needed for such release);

(9)            consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Transaction Document; or

(10)          amend, modify, terminate or waive any provision of Section 2.1(b) or Section 7.

(c)            Other Consents. No amendment, modification, termination or waiver of any provision of the Transaction Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of the Transaction Documents as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent, as applicable. Unless the Agents have been given prior written notice of such amendment and has consented thereto in writing, no amendments may (a) affect the obligations or rights of the Agents including, without limitation, expanding or restricting the Agents’ discretion, (b) affect the amount or priority of any fees or other amounts payable to the Agents hereunder or under any other Transaction Document or (c) otherwise materially and adversely affect any of the Agents.

(d)            Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

(e)            Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, the Collateral Agent and such Lender.

11.6.       Successors and Assigns; Participations.

(a)            Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 11.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)            Right to Assign. Each Lender shall have the right, with the consent of the Administrative Agent, to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(1)             to any Person meeting the criteria of clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to the Borrower; and

(2)            to any Person meeting the criteria of clause (b) of the definition of the term “Eligible Assignee” upon giving of notice to the Borrower; and

(3)            to any other Person with the consent of the Borrower (such consent not to be (x) unreasonably withheld or delayed or (y) required at any time an Event of Default shall have occurred and then be continuing); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof;

provided, however, each such assignment pursuant to this Section 11.6(c) shall be in an aggregate amount of not less than the lesser of (x) $10,000,000, (y) such lesser amount as agreed to by the Borrower and Administrative Agent or (z) the aggregate amount of the Loans and any related Commitments of the assigning Lender.

(d)            Mechanics.

(1)            Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.15(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(2)            In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)             Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Effective Date or as of the Assignment Effective Date that (1) it is an Eligible Assignee (or, if not an Eligible Assignee, the assignment to it is permitted under this Section 11.6); (2) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (3) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (4) it will not provide any information obtained by it in its capacity as a Lender to the Sponsor or any Affiliate of the Sponsor.

(f)             Effect of Assignment. Subject to the terms and conditions of this Section 11.6, as of the Assignment Effective Date (1) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided that, anything contained in any of the Transaction Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (3) the Commitments shall be modified to reflect any Commitment of such assignee; and (4) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(g)            Participations.

(1)            Each Lender shall have the right at any time to sell one or more participations to any Person (other than a Credit Party, the Sponsor, any Sponsor Affiliate or any Natural Person or, if no Event of Default shall have occurred and then be continuing at the time of such sale, a Disqualified Institution) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 11.6(g) shall, acting as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Loans (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, or otherwise reasonably required by the Borrower in connection with legal or regulatory requirements, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(2)            The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Transaction Documents (in each case, except as expressly provided in the Transaction Documents) supporting the Loans hereunder in which such participant is participating.

(3)             The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13(c), 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (x) a participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed); (y) a participant shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.15 as though it were a Lender; and (z) except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.12 as though it were a Lender.

(h)            Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 11.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank; provided that (1) no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (2) in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

11.7.       Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.8.       Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.13(c), 2.14, 2.15, 10.2, 10.3, 10.4 and 10.22 and the agreements of Lenders set forth in Sections 2.15, 9.3(b) and 9.6 shall survive the payment of the Loans, and the termination hereof.

11.9.       No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Transaction Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

11.10.      Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.11.      Severability.

In case any provision in or obligation hereunder or under any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.12.     Obligations Several; Independent Nature of Lenders’ Rights.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.13.     Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.     APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

11.15.     CONSENT TO JURISDICTION.

SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

11.16.     WAIVER OF JURY TRIAL.

EACH OF THE LENDERS AND OTHER PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.17.     Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

11.18.     Effectiveness; Counterparts.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.19.     PATRIOT Act.

Each Lender, the Collateral Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name, tax identification number and address of each Credit Party and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

11.20.     Electronic Execution of Assignments.

The words “execution”, “signed”, “signature”, and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.21.     No Fiduciary Duty.

Each Agent, Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

11.22.     Confidentiality.

(a)       The Collateral Agent, the Collateral Administrator, the Administrative Agent and each Lender will maintain the confidentiality of all Confidential Information to protect Confidential Information delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.22 and to the extent such disclosure is reasonably required for the administration of this Agreement and the other Transaction Documents, the matters contemplated hereby or the investment represented by the Loans; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.22 and to the extent such disclosure is reasonably required for the administration of this Agreement, the matters contemplated hereby or the investment represented by the Loans; (iii) any other Lender, or any of the other parties to this Agreement, the Investment Management Agreement or the other Transaction Documents; (iv) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person in the course of any routine examination by such authority; (v) any other Person with the consent of the Borrower and the Investment Manager; (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Borrower and the Investment Manager (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Borrower and the Investment Manager (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies with respect to the Obligations, this Agreement or the other Transaction Documents or (E) in the Collateral Agent’s, the Collateral Administrator’s or the Administrative Agent’s performance of its obligations under this Agreement, the Collateral Administration Agreement or other Transaction Document; (vii) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Loans in accordance with the requirements of Section 11.6 to which such Person sells or offers to sell any such Loan or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.22); and (viii) with respect to any Collateral Obligation, any actual or prospective transferee of such Collateral Obligation (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.22 with respect to such Confidential Information or has otherwise agreed to be bound by all applicable confidentiality restrictions applicable to such Confidential Information in the Reference Instruments relating to such Collateral Obligation). Each Lender agrees that it shall use the Confidential Information for the sole purpose of making an investment in the Loans or administering its investment in the Loans; and that the Collateral Agent, the Collateral Administrator and the Administrative Agent shall neither be required nor authorized to disclose to Lenders any Confidential Information in violation of this Section 11.22. In the event of any required disclosure of the Confidential Information by such Lender, such Lender agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

(b)       For the purposes of this Section 11.22, “Confidential Information” means information delivered to the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender by or on behalf of the Borrower or the Investment Manager in connection with and relating to the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Agent, the Collateral Administrator, the Administrative Agent or such Lender or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender or any person acting on behalf of the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender; (iii) otherwise is known or becomes known to the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender other than (x) through disclosure by or on behalf of the Borrower or the Investment Manager or (y) to the knowledge of the Collateral Agent, the Collateral Administrator, the Administrative Agent or Lender, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Borrower or the Investment Manager or a contractual duty to the Borrower or the Investment Manager; or (iv) is allowed to be treated as non-confidential by consent of the Borrower and the Investment Manager.

11.23.      Effect of Amendment and Restatement.

On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Transaction Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations, security interests and Liens under the Existing Credit Agreement as in effect immediately prior to the Effective Date, which remain outstanding and in effect and (ii) such obligations, security interests and Liens (as amended and restated hereby) are in all respects continuing. The Borrower, by its execution of this Agreement (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Existing Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Existing Credit Agreement as amended hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (d) agrees that the Existing Credit Agreement as amended hereby is the “Credit Agreement” under and for all purposes of the Collateral Documents. Each Credit Party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents. Each Credit Party, by its execution of this Agreement, hereby confirms and agrees that references to the Credit Agreement in each of the Transaction Documents is and shall be a reference to the Existing Credit Agreement as amended and restated hereby (and as this Agreement is further amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time).

11.24.       Contractual Recognition of Bail-In

Notwithstanding any other term of any Transaction Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Transaction Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)            any Bail-In Action in relation to any such liability, including (without limitation):

(1)            a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)            a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)            a cancellation of any such liability; and

(b)            a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

SECTION 12. SUBORDINATION

(a)            Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, the Borrower agrees for the benefit of the Lenders and the Agents that the rights of the Equity Owner to distribution by the Borrower and in and to the Collateral, including any payment from Proceeds of Collateral, shall be subordinate and junior to the Loans, to the extent and in the manner set forth in this Agreement including as set forth in Section 7 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived, and notwithstanding anything contained in Section 7 to the contrary, interest on and principal and other amounts owing in respect of the Loans and all other Obligations shall be paid in full in Cash (in order of priority) before any further payment or distribution is made on account of the Equity Owner.

(b)            If notwithstanding the provisions of this Agreement, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Agreement, then, unless and until either the Obligations shall have been paid in full in Cash in accordance with this Agreement, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Lenders, as the case may be, in accordance with this Agreement; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including this Section 12.

(c)            The Borrower agrees with all Lenders that the Borrower shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Agreement, including this Section 12. Nothing in this Section 12 shall affect the obligation of the Borrower to pay holders of Subordinate Interests.

(d)            In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Lender under this Agreement, subject to the terms and conditions of this Agreement, a Lender or Lenders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Lender, the Borrower, or any other Person, except for any liability to which such Lender may be subject to the extent the same results from such Lender’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement.

SECTION 13. ASSIGNMENT OF INVESTMENT MANAGEMENT AGREEMENT

(a)            The Borrower, in furtherance of the covenants of this Agreement and as security for the Obligations and the performance and observance of the provisions hereof and of the other Transaction Documents, hereby assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s estate, right, title and interest in, to and under the Investment Management Agreement (except as set forth in the second proviso of this Section 13(a)), including (1) the right to give all notices, consents and releases thereunder, (2) the right to take any legal action upon the breach of an obligation of the Investment Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (3) the right to receive all notices, accountings, consents, releases and statements thereunder and (4) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that, notwithstanding anything herein to the contrary, the Collateral Agent shall not have the authority to execute any of the rights set forth in subclauses (1) through (4) above or may otherwise arise as a result of the grant unless an Event of Default has occurred and is continuing hereunder and the Collateral Agent is directed in writing to take any such action by the Required Lenders and such authority shall terminate at such time, if any, as such Event of Default is cured or waived; provided that the assignment made hereby does not include an assignment of the Borrower’s right to terminate the Investment Manager pursuant to Section 11 of the Investment Management Agreement or any other provision contained therein.

(b)            The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Investment Management Agreement, nor shall any of the obligations contained in the Investment Management Agreement be imposed on the Collateral Agent.

(c)            Upon the repayment of the Loans in full and the release of the Collateral from the lien of the Transaction Documents, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Investment Management Agreement shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)            The Borrower represents that the Borrower has not executed any other assignment of the Investment Management Agreement, except for any assignments that have terminated or been cancelled on or prior to the Initial Funding Date and that are no longer in effect.

(e)            The Borrower agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Collateral Agent may specify or as may be required to maintain the perfection thereof.

(f)            The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Investment Manager in the Investment Management Agreement, to the following:

(1)            The Investment Manager consents to the provisions of this assignment and agrees to perform any provisions of this Agreement applicable to the Investment Manager subject to the terms of the Investment Management Agreement.

(2)            The Investment Manager acknowledges that, except as otherwise set forth in clause (a) above, the Borrower is assigning all of its right, title and interest in, to and under the Investment Management Agreement to the Collateral Agent for the benefit of the Secured Parties.

(3)            The Investment Manager shall deliver to the Collateral Agent and the Collateral Administrator duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Borrower pursuant to the Investment Management Agreement.

(4)            Neither the Borrower nor the Investment Manager will enter into any agreement amending, modifying or terminating the Investment Management Agreement without (x) complying with the applicable provisions of the Investment Management Agreement, and (y) the consent of the Requisite Lenders.

(5)            Except as otherwise set forth herein and therein, the Investment Manager shall continue to serve as Investment Manager under the Investment Management Agreement notwithstanding that the Investment Manager shall not have received amounts due it under the Investment Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Investment Manager agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment of the Investment Management Fees, or other amounts payable by the Borrower to the Investment Manager under the Investment Management Agreement prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of the Loans; provided that nothing in this Section 13 shall preclude, or be deemed to stop, the Investment Manager (x) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Investment Manager or its Affiliates or (y) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(6)            The Investment Manager irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Loans or this Agreement, and the Investment Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Investment Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Investment Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Investment Manager provided for herein. The Investment Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLADWYNE FUNDING LLC, as the Borrower

By:	/s/ Edward T. Gallivan Jr.
Name: Edward T. Gallivan Jr.
Title: Chief Financial Officer

GOLDMAN SACHS BANK USA, as the Administrative Agent and Calculation Agent

By:	/s/ Joseph McNeila
Name: Joseph McNeila
Title: Managing Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Joseph McNeila
Name: Joseph McNeila
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Administrator

By:	/s/Michael J. Baker
Name: Michael J. Baker
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:	/s/Michael J. Baker
Name: Michael J. Baker
Title: Vice President

APPENDIX A

Lenders and Commitments

Lender	Commitment	Pro Rata Share
Goldman Sachs Bank USA	$475,000,000	100%
Totals:	$475,000,000	100%

A-1

APPENDIX B

Notice Addresses

THE CREDIT PARTIES:

GLADWYNE FUNDING LLC,

as Borrower:

201 Rouse Boulevard

Philadelphia, PA 19112

Facsimile:	215-339-9131
E-mail:	credit.notices@fsinvestments.com
Attention:	FSEP Portfolio Management

GOLDMAN SACHS BANK USA,

as Lender:

c/o Goldman, Sachs & Co.

30 Hudson Street, 4th Floor

Jersey City, NJ 07302

Facsimile:	212-428-4534
E-mail:	GS-PFI-Servicing@gs.com
Attention:	Operations

GOLDMAN SACHS BANK USA,

as Administrative Agent and Calculation Agent:

c/o Goldman, Sachs & Co.

30 Hudson Street, 4th Floor

Jersey City, NJ 07302

Facsimile:	212-428-4534
E-mail:	GS-PFI-Servicing@gs.com
Attention:	Operations

And, with respect to each Dispute, with copies to:

Email:	gs-repo-disputes@gs.com
Attention:	GS Credit

and

Facsimile:	212-428-4534
Email:	gs-sctabs-reporting@ny.email.gs.com
Attention:	PFI Middle Office

B-1

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Administrator:

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, MD 21045

Attention: CDO Trust Services – Gladwyne Funding LLC

Facsimile No.: (410) 715 3748

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent:

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, MD 21045

Attention: CDO Trust Services – Gladwyne Funding LLC

Facsimile No.: (410) 715 3748

B-2

APPENDIX C-1

Borrower Subsidiaries

None.

C-1-1

APPENDIX C-2

List of Collateral Obligations

[to be attached]

C-1

SCHEDULE A

Financial and Other Information

Form/Document/ Certificate	Date by which to be delivered
Audited consolidated annual financial statements of FS Energy and Power Fund ("FSEP")	Within 120 days of the end of FSEP's fiscal year
Unaudited quarterly financial statements of FSEP	Within 45 days after the end of each fiscal quarter of FSEP (other than the last fiscal quarter of each fiscal year of FSEP)
Such other financial or other information with respect to the Borrower as any Lender may reasonably request from time to time	Within five Business Days after request by such Lender
For each Non-Private Collateral Obligation, all financial information (other than material non-public information) relating to the Obligors on such Underlying Asset and made available by such Obligors to the lenders of record of such Underlying Asset in accordance with the documents governing such Underlying Asset, and all Material Amendment Information with respect thereto.	Within five Business Days of such information being made available to the Borrower, FSEP or FSEP's affiliates. Such information shall be made available in the Transaction Data Room.
For each Private Underlying Asset, all bank syndicate information relating to the Obligors on such Underlying Asset and made available by such Obligors to the lenders of record of such Underlying Asset in accordance with the documents governing such Underlying Asset (but subject to satisfaction of applicable confidentiality requirements under the documents governing such Underlying Asset), and all Material Amendment Information with respect thereto. For purposes of the foregoing, "bank syndicate information" shall not include any material non-public information relating to the Obligors on a Private Underlying Asset that not been made available to all of the private-side lenders of record under the documents governing such Underlying Asset.	Within five Business Days of such information being made available to the Borrower, FSEP or FSEP's affiliates. Such information shall be made available in the Transaction Data Room.
A copy of each Commitment to purchase or sell an Underlying Asset entered into by the Borrower from time to time.	Within two Business Days
A Financial Covenant Compliance Certificate as of the last day of each fiscal quarter of the Equity Holder	Within 45 days after the end of each fiscal quarter of FSEP (other than the last fiscal quarter of each fiscal year of FSEP) Within 120 days of the end of FSEP's fiscal year

A-1

EXHIBIT A

Form of Funding Notice

Goldman Sachs Bank USA,

as Administrative Agent

c/o Goldman, Sachs & Co.

30 Hudson Street, 4th Floor

Jersey City, NJ 07302

Facsimile:	212-428-4534
E-mail:	GS-PFI-Servicing@gs.com
Attention:	Operations

With a copy to:

Wells Fargo Bank, National Association,

as Collateral Agent

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, MD 21045

Attn:      CDO Trust Services - Gladwyne Funding LLC

Funding Notice

[_________ __], 2019

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to Section 2.1 of the Credit Agreement, the Borrower desires that Lenders make Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement (the "Credit Extension") on [________ __], 20[•] (the "Credit Date") in the amount of $[__________].

The Borrower hereby certifies that:

(i)       the principal amount of the Loans to be made in the Credit Extension shall not exceed the undrawn Commitments as at such Credit Date; and, after giving effect to such Credit Extension, the outstanding principal amount of the Loans does not exceed the lesser of (x) the Adjusted USD Facility Amount and (y) the Borrowing Base at such time;

(ii)      as of the Credit Date, the representations and warranties contained in the Credit Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(iii)     as of the Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and

(iv)     each of the other conditions set forth Section 3.2 of the Credit Agreement shall be satisfied as of such date.

The accounts to which the proceeds of the Loans requested on the Credit Date are to be made available by Administrative Agent to the Borrower will be determined pursuant to the terms of the Credit Agreement.

Date: [mm/dd/yy]

BORROWER:

GLADWYNE FUNDING LLC, as Borrower

By:
Name:
Title:

EXHIBIT B-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent").

Pursuant to the provisions of Section 2.15(c) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent, the Collateral Agent and the Borrower with two copies of a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, the Collateral Agent and Administrative Agent in writing, and (b) the undersigned shall have at all times furnished the Borrower, the Collateral Agent and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT B-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent").

Pursuant to the provisions of Section 2.15(c) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with two copies of a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT B-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent").

Pursuant to the provisions of Section 2.15(c) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with two original copies of Internal Revenue Service Form W-8IMY accompanied by two copies of one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (b) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT B-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent").

Pursuant to the provisions of Section 2.15(c) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent, the Collateral Agent and the Borrower with two copies of Internal Revenue Service Form W-8IMY accompanied by two copies of one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (b) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, the Collateral Agent and Administrative Agent in writing, and (ii) the undersigned shall have at all times furnished the Borrower, the Collateral Agent and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[__________ __], 20[__]

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________
2.	Assignee:	______________________ Markit Entity Identifier (if any): ______________________
3.	Borrower:	Gladwyne Funding LLC
4.	Administrative Agent:	Goldman Sachs Bank USA, as the administrative agent under the Credit Agreement
5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the lenders party thereto from time to time, Goldman Sachs Bank USA, as Sole Lead Arranger, Calculation Agent, Syndication Agent and Administrative Agent, Wells Fargo Bank, National Association, as Collateral Administrator, and Wells Fargo Bank, National Association, as Collateral Agent.

6.	Assigned Interest[s]:

1

Aggregate Amount of Commitment Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment Loans of all Lenders thereunder.

2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to:]2

BORROWER:

GLADWYNE FUNDING LLC,

a Delaware limited liability company

By:
Name:
Title:

[2]	To the extent required under Section 11.6(c) of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Natural Person, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Schedule A thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) if it is a Non-US Lender, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1	From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

C-1

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof. In connection with any dispute arising hereunder or in connection with this Assignment, each party hereto consents and submits to the exclusive jurisdiction of any federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the city and county of New York.

[Remainder of page intentionally left blank]

2

EXHIBIT D-1

Form of Request for Consent

To:	Goldman Sachs Bank USA, as Administrative Agent

Email:	gs-pfi-mo-confidential@ny.email.gs.com
ficc-pfi-trading-ops@ny.email.gs.com

CC:	Wells Fargo Bank, National Association, as Collateral Agent under the Credit Agreement referred to below
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, MD 21045
Attn: CDO Trust Services - Gladwyne Funding LLC

Date:	[__________ __, 20__]

Re:	Credit Agreement – Acquisitions of Collateral Obligations

Reference is made to the Amended and Restated Credit Agreement dated as [•], 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between Gladwyne Funding LLC (the "Borrower"), the Lenders party thereto from time to time, Goldman Sachs Bank USA, as Administrative Agent and Calculation Agent, Wells Fargo Bank, National Association, as Collateral Administrator, and Wells Fargo Bank, National Association, as Collateral Agent (the "Collateral Agent"). Except as otherwise defined in this letter, capitalized terms used in this letter have the meaning given to them in the Credit Agreement.

Pursuant to Section 8.2 to the Credit Agreement, the Borrower hereby requests that the Lenders consent to the Borrower's acquisition of the Collateral Obligation(s) identified in the table below:

	Collateral Obligation/ LoanX ID	Issuer	Par Amount proposed to be Purchased	Proposed Purchase Price (% of par)	First Lien Loan or Second Lien
1.
2.
3.

Very truly yours,

GLADWYNE FUNDING LLC

D-1-1

EXHIBIT D-2

Form of Consent to Acquisition

To:	Gladwyne Funding LLC

CC:	Wells Fargo Bank, National Association, as Collateral Agent under the Credit Agreement referred to below
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, MD 21045
Attn: CDO Trust Services - Gladwyne Funding LLC

Date:	[__________ __, 20__]

Re:	Credit Agreement – Acquisitions of Collateral Obligations

Reference is made to the Amended and Restated Credit Agreement dated as [•], 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between Gladwyne Funding LLC (the "Borrower"), the Lenders party thereto from time to time, Goldman Sachs Bank USA, as Administrative Agent and Calculation Agent, Wells Fargo Bank, National Association, as Collateral Administrator, and Wells Fargo Bank, National Association, as Collateral Agent (the "Collateral Agent"). Except as otherwise defined in this letter, capitalized terms used in this letter have the meaning given to them in the Credit Agreement.

Pursuant to Section 8.2 to the Credit Agreement, Goldman Sachs Bank USA, as Administrative Agent, notifies the Borrower that it has consented to the Borrower's acquisition of the Collateral Obligation(s) identified in the table below and designates (with the Borrower) each such Collateral Obligation as a "Private Collateral Obligation" or a "Non-Private Collateral Obligation" as noted below:

	Collateral Obligation/ LoanX ID	Issuer	Par Amount proposed to be Purchased	Proposed Purchase Price (% of par)	First Lien Loan or Second Lien	Private or Non-Private Collateral Obligation
1.
2.
3.

Very truly yours,

GOLDMAN SACHS BANK USA, as Administrative Agent

D-2-1

EXHIBIT E

Forms of Cooperation Agreements

E-1

EXHIBIT F

Form of Lender Information Request

To:	Wells Fargo Bank, National Association, as Collateral Agent under the Credit Agreement referred to below
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, MD 21045
Attn: CDO Trust Services - Gladwyne Funding LLC

Date:	[__________ __, 20__]

Re:	Credit Agreement – Lender Information Request

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as [•], 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between Gladwyne Funding LLC (the "Borrower"), the Lenders party thereto from time to time, Goldman Sachs Bank USA, as Administrative Agent and Calculation Agent, Wells Fargo Bank, National Association, as Collateral Administrator, and Wells Fargo Bank, National Association, as Collateral Agent (the "Collateral Agent"). Except as otherwise defined in this letter, capitalized terms used in this letter have the meaning given to them in the Credit Agreement.

The undersigned hereby certifies that it is a Lender under the Credit Agreement and hereby requests the Collateral Agent to provide to it (or its designated nominee set forth below) at the following address or with respect to certain monthly accounting reports or certain other accounting reports, grant it access, via a protected password, to such information at the Collateral Agent's websites in order to view posting of the Valuation Reports and any other information requested by the Lender pursuant to Section 6.7.

[NAME OF LENDER]

By:
Authorized Signatory

Print Name Here

Address:

F-1

EXHIBIT G

Form of Margining Agreement

G-1

EXHIBIT H

Form of Borrower Power of Attorney

IRREVOCABLE POWER OF ATTORNEY

GLADWYNE FUNDING LLC, as Borrower

[__________ __], 2019

Reference is made to the Amended and Restated Credit Agreement, dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"), by and among GLADWYNE FUNDING LLC, as borrower (the "Borrower"); the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent") and calculation agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral administrator (the "Collateral Administrator"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

1.       Appointment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the "Appointing Party") does irrevocably appoint the Collateral Agent (such appointment being coupled with an interest) as its attorney-in-fact, with full authority in the place and stead of the Appointing Party and in the name of the Appointing Party, the Collateral Agent or otherwise, from time to time, after the occurrence and during the continuation of an Event of Default, to take in the Collateral Agent's discretion (acting at the written direction of the Requisite Lenders), any action and to execute any instrument that the Requisite Lenders may deem reasonably necessary or advisable to accomplish the purposes of this Power of Attorney, including, without limitation, the following (in each case at the written direction of the Requisite Lenders):

(a)       only following the acceleration of the Obligations pursuant to Section 9 of the Credit Agreement or the failure of the Investment Manager to comply with any directions of the Requisite Lenders pursuant to Section 8.1(h) of the Credit Agreement, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)       only following the acceleration of the Obligations pursuant to Section 9 of the Credit Agreement or the failure of the Investment Manager to comply with any directions of the Requisite Lenders pursuant to Section 8.1(h) of the Credit Agreement, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)       only following the acceleration of the Obligations pursuant to Section 9 of the Credit Agreement or the failure of the Investment Manager to comply with any directions of the Requisite Lenders pursuant to Section 8.1(h) of the Credit Agreement, to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(d)       to prepare and file any UCC financing statements against the Appointing Party as debtor and the Appointing Party authorizes the Collateral Agent to file UCC financing statements describing the Collateral as "all assets" or "all personal property and fixtures" of the Appointing Party (provided that no such description shall be deemed to modify the definition of Collateral);

(e)       to execute, deliver and perfect all documents and to take or cause to be taken all actions that the Collateral Agent considers to be reasonably required or desirable to perform or comply or cause performance or compliance with the terms of this Agreement and to exercise or cause to be exercised the powers set forth herein, including, without limitation paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral (the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Requisite Lenders and any such payments to become obligations of the Appointing Party, due and payable immediately without demand); and

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(f)       only following the acceleration of the Obligations pursuant to Section 9 of the Credit Agreement or the failure of the Investment Manager to comply with any directions of the Requisite Lenders pursuant to Section 8.1(h) of the Credit Agreement, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Appointing Party's expense, at any time or from time to time, all acts and things that may be reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of the Credit Agreement, all as fully and effectively as the Appointing Party might do.

Neither the Collateral Agent, nor any affiliate thereof, shall incur any liability to the Appointing Party or any other Person in connection with any sale effected in accordance with this power of attorney, the terms of any Credit Document (except, in each case, as provided in the relevant Credit Document).

2.       Amendments. No amendment, modification or waiver in respect of this power of attorney will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Collateral Agent and the Appointing Party.

3.       Counterparts. This power of attorney (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and e-mail correspondence), each of which will be deemed an original.

4.       Term. This power of attorney shall terminate upon the payment in full of all Obligations.

5.       Governing Law. THIS POWER OF ATTORNEY AND ANY MATTER ARISING AMONG THE PARTIES UNDER OR IN CONNECTION WITH THIS POWER OF ATTORNEY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

6.       Jurisdiction. With respect to any suit, action or proceedings relating to this power of attorney or any matter among the parties arising under or in connection with this power of attorney ("Proceedings"), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this power of attorney precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

7.       Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this power of attorney by, among other things, the mutual waivers and certifications in this paragraph.

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8.       Powers and Immunities, Etc. In connection with the acceptance of this power of attorney and the execution of any action in connection therewith, the Collateral Agent shall be entitled to all of right, protections, immunities and indemnities set forth in the Credit Agreement subject to the limitations set forth therein.

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IN WITNESS WHEREOF, we have set our hands as of the date first written above.

APPOINTING PARTY:

GLADWYNE FUNDING LLC, as Borrower

By:
Name:
Title:

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EXHIBIT I

Form of Financial Covenant Compliance Certificate

This FINANCIAL COVENANT COMPLIANCE CERTIFICATE is given by the undersigned [officers] of Gladwyne Funding LLC (the "Borrower") and FS Energy and Power Fund (the "Equity Holder") pursuant to that certain Amended and Restated Credit Agreement dated as of December 2, 2019 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement") by and among the Borrower; the lenders party thereto from time to time (the "Lenders"); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent"); WELLS FARGO Bank, National associaiton, as collateral administrator and as collateral agent (in such capacity, the "Collateral Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

An Officer of the Borrower and the Equity Holder each hereby certifies as of [______ __], 20[__] that:

1.	Asset Coverage Ratio:
	A.	The Asset Coverage Ratio of the Equity Holder is:	___________

2.	Shareholders' Equity:
	A.	The Shareholders' Equity of the Equity Holder as of [______ __ ], 20[__] is:	$___________
	B.	The Shareholders' Equity as of the Effective Date is:	$___________
	C.	Amounts paid by the Equity Holder to purchase shares of common stock in connection with a Tender Offer:	$___________
	D.	The difference between (x) B and (y) the lesser of C and $250,000,000:	$___________
	E.	65% of D:	$___________
	F.	50% of the net proceeds of the sale of Equity Interests by the Equity Holder and its Subsidiaries after the Effective Date (other than proceeds of any distribution or dividend reinvestment plan):	$___________
	G.	The sum of E and F:	$___________

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GLADWYNE FUNDING LLC

By:
Name:
Title:

FS ENERGY AND POWER FUND

By:
Name:
Title:

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